Exhibit 4.2

EXECUTION VERSION

INDENTURE AND SECURITY AGREEMENT

by and among

SILVER POINT SCF CLO I, LTD.,

Issuer

SILVER POINT SCF CLO I, LLC,

Co-Issuer

U.S. BANK NATIONAL ASSOCIATION,

Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

Collateral Agent

Dated as of September 9, 2021

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Definitions	2
Section 1.2	Usage of Terms	74
Section 1.3	Assumptions as to Assets	74

ARTICLE II

THE NOTES

Section 2.1	Forms Generally	78
Section 2.2	Forms of Notes	78
Section 2.3	Authorized Amount; Stated Maturity; Denominations	79
Section 2.4	Execution, Authentication, Delivery and Dating	80
Section 2.5	Registration, Registration of Transfer and Exchange	81
Section 2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note	90
Section 2.7	Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved	91
Section 2.8	Persons Deemed Owners	94
Section 2.9	Cancellation	94
Section 2.10	DTC Ceases to be Depository	95
Section 2.11	Non-Permitted Holders	96
Section 2.12	[Reserved]	97
Section 2.13	Additional Issuance	100

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1	Conditions to Issuance of Notes on Closing Date	101
Section 3.2	Conditions to Additional Issuance	105
Section 3.3	Custodianship; Delivery of Collateral Obligations and Eligible Investments	106

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge of Indenture	107

-i-

-ii-

-iii-

-iv-

-v-

EXHIBITS AND SCHEDULES

Exhibit A	Forms of Notes
A-1	Form of Global Note
A-2	Form of Certificated Note
A-3	Form of Global Subordinated Note
A-4	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note
B-2	Form of Purchaser/Transferee Representation Letter for Certificated Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note
B-4	Form of Transferee Certificate for Rule 144A Global Note
B-5	Form of Transferee Certificate for Regulation S Global Note

Exhibit C	Form of Contribution Notice
Exhibit D	Form of Beneficial Ownership Certificate
Exhibit E	Form of Weighted Average S&P Recovery Rate Notice
Exhibit F	Form of Notice of Substitution or Repurchase
Exhibit G	Form of Transferee Representation Letter for Class D/Subordinated Notes
Schedule 1	Schedule of Collateral Obligations
Schedule 2	[Reserved]
Schedule 3	S&P Industry Classifications
Schedule 4	Moody’s Rating Definitions
Schedule 5	S&P Recovery Rate Tables
Schedule 6	S&P CDO Monitor Formula Definitions

-vi-

INDENTURE AND SECURITY AGREEMENT, dated as of September 9, 2021, among Silver Point SCF CLO I, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Silver Point SCF CLO I, LLC, a limited liability company formed under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and U.S. Bank National Association, a national banking association, in its capacity as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”) and as collateral agent (herein, together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein and to incur the Class A-1 Loans pursuant to the Credit Agreement, dated as of the Closing Date, among the Issuer, as borrower, the Co-Issuer, as co-borrower, the Collateral Agent, the Loan Agent and the lenders party thereto from time to time (the “Credit Agreement”). Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers, the Trustee and the Collateral Agent are entering into this Indenture and accepting the agreements established hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with this agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Collateral Agent, for the benefit and security of the Holders of the Secured Debt, the Trustee, the Collateral Manager, the Transferor, the Depositor, the Collateral Agent, the Loan Agent, Collateral Administrator, the Administrator, and the Custodian (collectively, the “Secured Parties”), all of the Issuer’s right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 hereto) and all payments thereon or with respect thereto, and all Collateral Obligations which are acquired by the Issuer in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Securities Account Control Agreement, the Collateral Administration Agreement, the Master Loan Sale Agreement to which the Issuer is a party, the Credit Agreement and the Administration Agreement, (d) all Cash or Money owned by the Issuer, (e) any Equity Securities received by the Issuer, it being understood that Equity Securities may not be purchased by the Issuer but it is possible that the Issuer may receive an Equity Security in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and other supporting obligations relating to the foregoing (in each case as defined in the UCC), (g) any Restructured Assets, (h) any other property of the Issuer; and (i) all proceeds with respect to the foregoing; provided that, such Grants shall not include (i) the U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Notes, (ii) the proceeds of the issue and allotment of the Issuer’s ordinary shares, (iii) the membership interests of the Co-Issuer, (iv) any bank account in the Cayman Islands in which the funds referred to in items (i) and (ii) above are deposited (or any interest thereon) or (v) any Margin Stock held by the Issuer (collectively, the “Excepted Property”) (the assets referred to in clauses (a) through (i) above, excluding the Excepted Property, are collectively referred to as the “Assets”).

The above Grant is made in trust to secure the Secured Debt and all other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note or Class A-1 Loan on one hand and any other Secured Note or Class A- 1 Loan on the other by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Debt in accordance with the terms thereof, (ii) the payment of all other sums payable under this Indenture (other than distributions in respect of the Subordinated Notes), (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Master Loan Sale Agreement to which the Issuer is a party, the Credit Agreement and the Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Collateral Agent by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Collateral Agent acknowledges such Grant and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation”. All references herein to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision. Any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using

Orbit, Adobe Sign, Adobe Fill & Sign. DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee or Collateral Agent), except to the extent the Trustee or the Collateral Agent requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

“17g-5 Information”: The meaning specified in Section 14.16.

“17g-5 Website”: A password-protected website which shall initially be located at https://www.structuredfn.com. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator, the Collateral Manager, the Placement Agents, and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“Accountants’ Certificate”: The meaning set forth in Section 7.18(d).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Interest Reserve Account, (vii) the Contribution Account and (viii) the Custodial Account.

“Acquisition Test”: A test that is satisfied, in connection with and at the time of the purchase by the Issuer of any Collateral Obligation that is not an EU/UK Retention Holder Originated Collateral Obligation, if, after taking into account any such proposed acquisition, the aggregate outstanding principal amount of EU/UK Retention Holder Originated Collateral Obligations then owned by the Issuer is more than fifty percent (50%) of the aggregate outstanding principal amount of all Collateral Obligations then owned by the Issuer.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Long-Dated Obligations, Discount Obligations and Deferring Obligations), plus (b) without duplication, the amounts on deposit in the Collection Account and the Ramp- Up Account (including Eligible Investments therein) representing Principal Proceeds, plus (c) the aggregate of the Defaulted Obligation Balances for each Defaulted Obligation, plus (d) the Aggregate Principal Balance of Long-Dated Obligations multiplied by 70%, plus (e) the aggregate of the purchase prices for each Discount Obligation, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof, for such Discount Obligation, plus (f) the sum of, with respect to each Deferring Obligation, the S&P Collateral Value for such Deferring Obligation, minus (g) the Excess CCC Adjustment Amount; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Long-Dated Obligation, Discount Obligation, and Deferring Obligation or any asset that falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations to which it otherwise belongs and which results in the lowest Adjusted Collateral Principal Amount on such date of determination.

“Administration Agreement”: An agreement between the Administrator (as administrator and as share owner) and the Issuer relating to the various corporate management functions the Administrator will perform on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other corporate services in the Cayman Islands, as such agreement may be amended, supplemented or varied from time to time.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date) to the sum of (a) 0.03% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount on the related Determination Date and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and Section 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including reasonable and documented costs and expenses indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer or the Co-Issuer: first, to the Trustee, the Loan Agent and the Collateral Agent for their respective fees and expenses in each of their capacities hereunder and pursuant to Section 6.7, Section 6.24 and the other provisions of this Indenture and the other Transaction Documents (including the Credit Agreement), second, to the Collateral Administrator pursuant to the Collateral Administration Agreement and to the Bank in any of its other capacities, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer and the Co-Issuer for fees and expenses; (ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fee; (iv) the Administrator pursuant to the Administration Agreement; (v) the independent manager of the Co-Issuer for fees and expenses; (vi) any other Person in connection with satisfying the requirements of the

Securitization Laws; and (vii) any other Person in respect of any other fees or expenses permitted under this Indenture, the Credit Agreement, the Debt and the documents delivered pursuant to or in connection with this Indenture, the Credit Agreement (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Debt, including but not limited to, any amounts due in respect of the listing of the Notes on any securities exchange or trading system, any Re-Pricing, redemption, Refinancing or additional issuance of Debt, and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Secured Debt) shall not constitute Administrative Expenses.

“Administrator”: Walkers Fiduciary Limited, or any successor administrator with respect to the Issuer.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Affected Class”: Any Class of Debt that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above; provided that neither the Administrator nor any special purpose entity for which it acts as share trustee or administrator will be deemed to be an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates serves as administrator or share trustee for the Issuer or the Co-Issuer. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of:

(a) an amount equal to the sum of the products calculated with respect to each Floating Rate Obligation (other than a Defaulted Obligation or a Deferring Obligation) that bears interest at a spread over a London interbank offered rate based index (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread payable in Cash on such Collateral Obligation above such index multiplied by (ii) the outstanding Principal Balance of such Collateral Obligation; provided that, with respect to any Libor Floor Obligation, the stated interest rate spread payable in Cash on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread payable in Cash over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the applicable index; and

(b) an amount equal to the sum of the products calculated with respect to each Floating Rate Obligation (other than a Defaulted Obligation or a Deferring Obligation) (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a Libor based index, (i) the excess, if any, of (x) the sum of such spread and such index payable in Cash over (y) the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding Principal Balance of each such Collateral Obligation;

provided that, notwithstanding the foregoing, if a Benchmark Replacement has been adopted, and such Benchmark Replacement is the same Benchmark currently in effect for determining interest on a Floating Rate Obligation, references to “London interbank offered rate based index” in this definition of Aggregate Funded Spread with respect to such Floating Rate Obligation shall be deemed to be a reference to such Benchmark that is the same as the Benchmark Replacement; provided, further, that, for purposes of this definition, (i) the interest over the applicable index in respect of a floating rate Step-Down Obligation shall be deemed to be the lowest possible interest spread over such index under the Underlying Documents relating to such Step-Down Obligation and (ii) a Step-Up Obligation will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

“Aggregate Outstanding Amount”: With respect to any of the Debt as of any date, the aggregate unpaid principal amount of such Debt Outstanding (including any Deferred Interest previously added to the principal amount of such Class that remains unpaid) on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“AML Compliance”: Compliance with the Cayman AML Regulations.

“Asset Replacement Percentage”: On any date of calculation, as calculated by the Collateral Manager, a fraction (expressed as a percentage) where the numerator is the outstanding principal balance of the Collateral Obligations that were indexed to a reference rate identified in the definition of “Benchmark Replacement” as a potential replacement for the Benchmark for the Index Maturity (other than the current Benchmark, as applicable) as of such calculation date and the denominator is the outstanding principal balance of the Floating Rate Obligations as of such calculation date.

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning specified in the Granting Clauses.

“Assignment/Conversion”: The meaning specified in Section 2.5(n)(iv).

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Available Funds”: With respect to each Payment Date, the amount (if any) of distributions received by the Collateral Agent under the Priority of Payments for payments on the Subordinated Notes.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: U.S. Bank National Association, in its individual capacity and not as Trustee or Collateral Agent, or any successor thereto.

“Bankruptcy Code”: The United States federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute.

“Bankruptcy Exchange”: The exchange of a Defaulted Obligation (without the payment of any additional funds other than reasonable and customary transfer costs) for another debt obligation issued by another Obligor which, but for the fact that such other debt obligation is a Defaulted Obligation or a Credit Risk Obligation, would otherwise qualify as a Collateral Obligation and (i) in the Collateral Manager’s reasonable business judgment, at the time of the exchange, such debt obligation received on exchange has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (ii) as determined by the Collateral Manager, at the time of the exchange, the debt obligation received on exchange is not less senior in right of payment vis-à-vis such Obligor’s other outstanding indebtedness than the Defaulted Obligation to be exchanged vis-à-vis its Obligor’s other outstanding indebtedness, (iii) as determined by the Collateral Manager, both prior to and after giving effect to such exchange, each of the Coverage Tests is satisfied or, if any Coverage Test was not satisfied prior to such exchange, the coverage ratio relating to such test shall be at least as close to being satisfied after giving effect to such exchange as it was before giving effect to such exchange, (iv) as determined by the Collateral Manager, both prior to and after giving effect to such exchange, not more than 10.0% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, (v) the period for which the Issuer held the Defaulted Obligation to be exchanged shall be included for all purposes in this Indenture when determining the period for which the Issuer holds the debt obligation received on exchange, (vi) the Bankruptcy Exchange Test is satisfied and (vii) the Aggregate Principal Balance of the obligations received in Bankruptcy Exchanges since the Closing Date is not more than 15.0% of the Target Initial Par Amount.

“Bankruptcy Exchange Test”: A test that is satisfied if, in the Collateral Manager’s reasonable business judgment, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange is greater than the projected internal rate of return of the Defaulted Obligation exchanged in a Bankruptcy Exchange, calculated by the Collateral Manager by aggregating all Cash and the Market Value of any Collateral Obligation subject to a Bankruptcy Exchange at the time of each Bankruptcy Exchange; provided that the foregoing calculation shall not be required for any Bankruptcy Exchange prior to and including the occurrence of the third Bankruptcy Exchange.

“Bankruptcy Law”: The Bankruptcy Code or any other applicable federal or state bankruptcy law or similar law, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction, including without limitation, Part V of the Companies Act (as amended) of the Cayman Islands and the Companies Winding Up Rules of the Cayman Islands, each as amended from time to time.

“Bankruptcy Subordination Agreement”: The meaning specified in Section 13.1(c).

“Benchmark”: With respect to (a) the Floating Rate Debt, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark and a Benchmark Replacement has been designated, then “Benchmark” with respect to the Floating Rate Debt means the applicable Benchmark Replacement; provided, further, that the Benchmark with respect to the Floating Rate Debt will be no less than zero and (b) any Floating Rate Obligation, the reference rate applicable to such Floating Rate Obligation calculated in accordance with the related Underlying Documents.

“Benchmark Replacement”: The benchmark that can be determined by the Collateral Manager as of the applicable Benchmark Replacement Date, which benchmark satisfies both clause (a) and clause (b) below:

(a) The first alternative set forth in the order below that can be determined by the Collateral Manager as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Index Maturity and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5) the sum of: (a) the alternate rate of interest that has been selected by the Collateral Manager as the replacement for the then-current Benchmark for the applicable Index Maturity giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the Benchmark Replacement Adjustment.

(b) The benchmark rate being used by either (1) at least 50% of the Aggregate Principal Balance of the Floating Rate Obligations included in the Assets that pay interest quarterly or (2) at least 50% of the floating rate notes priced or closed in new issue collateralized loan obligation transactions and/or floating rate notes in collateralized loan obligation transactions that have amended their benchmark rate, in each case within three months from the later of (x) the date on which the Benchmark Transition Event occurs or (y) such date of determination;

provided that (i) if the initial Benchmark Replacement is any rate other than Term SOFR or Daily Simple SOFR and the Collateral Manager later determines that Term SOFR or Daily Simple SOFR can be determined, then a Benchmark Transition Event shall be deemed to have occurred and Term SOFR (or, solely if Term SOFR is unavailable, Daily Simple SOFR, as applicable) shall become the new Unadjusted Benchmark Replacement so long as Term SOFR (or, solely if Term SOFR is unavailable, Daily Simple SOFR, as applicable) meets the condition set forth in clause (b) above and thereafter the Benchmark shall be calculated by reference to the sum of (x) Term SOFR or Daily Simple SOFR, as applicable, and (y) the applicable Benchmark Replacement Adjustment and (ii) if at any time the Benchmark Replacement then in effect no longer meets the condition set forth in clause (b) above, the Collateral Manager may, within a commercially reasonable timeframe, to determine a new Benchmark Replacement that satisfies the conditions set forth above; provided, further, that if the Collateral Manager is unable to determine a benchmark rate in accordance with the foregoing, the Benchmark Replacement shall equal the Fallback Rate until such time a benchmark rate that satisfies the foregoing can be determined by the Collateral Manager. All such determinations made by the Collateral Manager as described above shall be conclusive and binding, and may be made in the Collateral Manager’s sole determination (without liability), and shall become effective without consent from any other party and the Trustee, the Collateral Agent and the Loan Agent and Calculation Agent may conclusively rely on such determination. The Collateral Manager shall provide notice to the Issuer, the Collateral Agent and the Calculation Agent of any Benchmark Replacement (including a Fallback Rate) determined or re-determined as described above.

“Benchmark Replacement Adjustment”: The first alternative set forth in the order below that can be determined by the Collateral Manager as of the Benchmark Replacement Date (or as of another date in accordance with the final paragraph of the definition of “Benchmark Replacement”):

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Collateral Manager giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Collateral Manager decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Collateral Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Collateral Manager determines is reasonably necessary).

“Benchmark Replacement Date”:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark,

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information, or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the Interest Determination Date following the date of the related Monthly Report.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or

(4) the Asset Replacement Percentage is greater than 50%, as reported in the most recent Monthly Report.

For the avoidance of doubt, while the March 5, 2021 Announcements constitute a Benchmark Transition Event, such event has not caused the occurrence of a Benchmark Replacement Date as of the Closing Date.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: A “benefit plan investor” as defined in 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed by the shareholder of the Issuer or the board of directors of the Issuer pursuant to the current articles of association of the Issuer, and with respect to the Co-Issuer, the manager of the Co-Issuer duly appointed by the sole member of the Co-Issuer.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the corporate trust office of the Trustee, the Loan Agent or the Collateral Agent is located (initially Houston, Texas (in the case of the Trustee and the Collateral Agent) and Charlotte, North Carolina (in the case of the Loan Agent)) or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Cash Contribution”: The meaning specified in Section 10.5.

“Cayman AML Regulations”: The Anti-Money Laundering Regulations (as amended) and The Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands, each as amended and revised from time to time.

“Cayman FATCA Legislation”: The Cayman Islands Tax Information Authority Act (as amended), and together with any rules, regulations and guidance notes made pursuant thereto.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: As of any date of determination, an amount equal to the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to “20.0% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (expressed as a percentage of the outstanding Principal Balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Note”: The meaning specified in Section 2.2(b)(iii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Class”: In the case of (a) the Secured Debt, all of the Secured Debt having the same Interest Rate, Stated Maturity and designation and (b) the Subordinated Notes, all of the Subordinated Notes; provided that for the purposes of: (i) exercising any rights to consent, give direction or vote under any Transaction Document, Pari Passu Classes will be treated as a single Class, except as otherwise expressly provided in this Indenture, the Investment Management Agreement or any other Transaction Document; (ii) Refinancing and Re-Pricing, each Pari Passu Class will be treated as a separate Class; and (iii) calculating the Interest Coverage Ratio and the Overcollateralization Ratio, the Class A-1 Debt, the Class A-2 Notes and the Class B Notes shall be treated as a single Class.

“Class A-1 Debt”: Collectively, the Class A-1 Notes and the Class A-1 Loans.

“Class A-1 Lender”: Each lender party to the Credit Agreement.

“Class A-1 Loans”: The Class A-1 Senior Secured Loans incurred pursuant to the Credit Agreement.

“Class A-1 Notes”: Collectively, the Class A-1a Notes and the Class A-1b Notes.

“Class A-1a Notes”: The Class A-1a Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-1b Notes”: The Class A-1b Senior Secured Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2 Notes”: Collectively, the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Notes”: The Class A-2a Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2b Notes”: The Class A-2b Senior Secured Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

“Class A/B Interest Coverage Test”: The Interest Coverage Test, as applied with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

“Class A/B Overcollateralization Ratio Test”: The Overcollateralization Ratio Test, as applied with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

“Class B Notes”: Collectively, the Class B-1 Notes and the Class B-2 Notes.

“Class B-1 Notes”: The Class B-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B-2 Notes”: The Class B-2 Senior Secured Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt), the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class of Secured Debt in full. Prior to the S&P CDO Monitor Switchover Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager from Section 2 of Schedule 5 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Interest Coverage Test”: The Interest Coverage Test, as applied with respect to the Class C Notes.

“Class C Notes”: The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Overcollateralization Ratio Test”: The Overcollateralization Ratio Test, as applied with respect to the Class C Notes.

“Class D Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D Notes.

“Class D Interest Coverage Test”: The Interest Coverage Test, as applied with respect to the Class D Notes.

“Class D Notes”: The Class D Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class D Overcollateralization Ratio Test”: The Overcollateralization Ratio Test, as applied with respect to the Class D Notes.

“Class Default Differential”: With respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt), (i) prior to the S&P CDO Monitor Switchover Date, the rate calculated by subtracting (x) the Class Scenario Default Rate at such time for such Class from (y) the Class Break-even Default Rate, and (ii) on and after the S&P CDO Monitor Switchover Date, the rate calculated by subtracting (x) the S&P CDO Monitor SDR at such time for such Class from (y) the S&P CDO Monitor Adjusted BDR for such Class of Secured Debt.

“Class Scenario Default Rate”: With respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt), an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class, determined by the Collateral Manager (which determination shall be made solely by application of the S&P CDO Monitor at such time).

“Clean-Up Call Redemption”: A redemption of the Debt in accordance with Section 9.9.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: September 9, 2021.

“Closing Date Participation Interests”: Any Participation Interest in an asset conveyed to the Issuer (directly or through the Depositor) on the Closing Date pursuant to either Master Loan Sale Agreement, until elevated by assignment, which may be settled directly into the Issuer pursuant to the applicable Master Loan Sale Agreement. For the avoidance of doubt, the failure to elevate any Closing Date Participation Interest will not result or be deemed to result in a Default or Event of Default under this Indenture or any other Transaction Document.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Co-Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Co-Placement Agent”: Deutsche Bank Securities Inc., in its capacity as co-placement agent of the Notes under the Placement Agreement.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: U.S. Bank National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Agent”: The meaning specified in the first sentence of this Indenture.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, but including Interest Proceeds actually received from Defaulted Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that, for any period during which the Subordinated Notes are exclusively owned by the Transferor (whether directly or through the Depositor), no Collateral Management Fee shall accrue or be payable by the Issuer to the Collateral Manager.

“Collateral Management Fee Shortfall Amount”: To the extent all or a portion of the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Collateral Agent by the Collateral Manager, in accordance with the Priority of Payments.

“Collateral Manager”: Silver Point Specialty Credit Fund Management LLC, a Delaware limited liability company, until such time, if any, as a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Debt”: Any Debt owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control thereover.

“Collateral Manager Standard”: The meaning specified in the Collateral Management Agreement.

“Collateral Obligation”: A debt obligation that is a Senior Secured Loan (including, but not limited to, interests in middle market loans acquired by way of a purchase or assignment), or Participation Interest therein, a Second Lien Loan or Participation Interest therein, a Senior Secured Bond, a DIP Collateral Obligation or a Participation Interest therein, that as of the date of acquisition by the Issuer (or, in the case of a Restructured Asset, as of any date on or after the date of acquisition thereof):

(i) is U.S. Dollar denominated and is neither convertible by the Obligor thereof into, nor payable in, any other currency;

(ii) is not (A) a Defaulted Obligation (unless such obligation is being acquired in connection with a Bankruptcy Exchange or is a Collateral Restructured Asset) or (B) a Credit Risk Obligation;

(iii) is not a lease;

(iv) if it is (A) a Deferrable Obligation, it is not deferring payment of any accrued and unpaid interest which would have otherwise been due and continues to remain unpaid or (B) a Partial Deferrable Obligation, it is not in default with respect to the portion of the interest due thereon to be paid in cash on each payment date with respect thereto;

(v) provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi) does not constitute Margin Stock;

(vii) provides for payments that do not, at the time the obligation was acquired, subject the Issuer to withholding tax unless the related Obligor is required to make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax;

(viii) has an S&P Rating (unless such obligation is a Collateral Restructured Asset);

(ix) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Document, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of payment or reimbursement);

(xi) does not have an “f,” “p,” “pi,” “sf” or “t” subscript assigned to the rating by S&P, or an “sf” subscript assigned to the rating by Moody’s;

(xii) is not a commodity forward contract, a bond (other than a Senior Secured Bond), a Structured Finance Obligation or a note or any debt obligation that is not a loan (other than a Senior Secured Bond);

(xiii) will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xiv) is not a warrant or other Equity Security and is not by its terms convertible into or exchangeable for an Equity Security and, unless such obligation is a Collateral Restructured Asset, does not have any warrants or other Equity Securities attached thereto as part of a unit;

(xv) is not the subject of an Offer of exchange, or tender by its Obligor, for cash, securities or any other type of consideration other than a Permitted Offer;

(xvi) does not have an S&P Rating that is below “CCC-” (unless such obligation is a Collateral Restructured Asset);

(xvii) does not mature after the earliest Stated Maturity of any Outstanding Debt (unless such obligation is a Collateral Restructured Asset);

(xviii) other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (A) the Dollar prime rate, federal funds rate or the Benchmark or (B) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the S&P Rating Condition is satisfied;

(xix) is Registered;

(xx) is not a Synthetic Security;

(xxi) does not pay interest less frequently than semi-annually;

(xxii) is not a letter of credit and does not support a letter of credit;

(xxiii) is purchased at a price at least equal to 65% of its outstanding principal balance;

(xxiv) is not issued by an Obligor Domiciled in Greece, Italy, Portugal or Spain;

(xxv) is issued by a Non-Emerging Market Obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxvi) if it is a Participation Interest (other than a Closing Date Participation Interest), the Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

(xxvii) is not an obligation of a Portfolio Company;

(xxviii) is not a Commercial Real Estate Loan; and

(xxix) is not an obligation with respect to which the related Obligor’s most recently calculated EBITDA (calculated in accordance with the related Underlying Documents) is less than U.S.$5,000,000.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, except as otherwise expressly set forth herein) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds; provided that for purposes of calculating the Concentration Limitations, Defaulted Obligations shall be included in the Collateral Principal Amount with a Principal Balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Test”: A test satisfied as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if any such test is not satisfied at the time of reinvestment, the level of compliance with such test is maintained or improved as described in the Investment Criteria):

(i) the Minimum Floating Spread Test;

(ii) the S&P CDO Monitor Test;

(iii) prior to the S&P CDO Monitor Switchover Date, the Minimum Weighted Average S&P Recovery Rate Test; and

(iv) the Weighted Average Life Test.

“Collateral Restructured Asset”: Any Restructured Asset that is a Loan or other debt obligation and which (i) on or after the date of acquisition thereof by the Issuer, satisfies each of the requirements of the definition of “Collateral Obligation” (giving effect to the carve-outs for Collateral Restructured Assets set forth therein), (ii) ranks at least pari passu in right of payment to the Collateral Obligation in respect of which it was received and (iii) is designated as a “Collateral Restructured Asset” by the Collateral Manager by written notice to the Trustee, the Collateral Agent and the Collateral Administrator.

“Collection Account”: The account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on first Business Day of the calendar month that includes such Payment Date, and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending

(a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Secured Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Debt, on the Redemption Date and (c) in any other case, at the close of business on the first Business Day of the calendar month that includes such Payment Date.

“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness.

“Concentration Limitations”: Limitations satisfied on each Measurement Date on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i) not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans and Eligible Investments (assuming for purposes of these calculations that Eligible Investments representing Principal Proceeds are Senior Secured Loans);

(ii) not more than 5.0% of the Collateral Principal Amount may consist of Senior Secured Bonds;

(iii) not more than 5.0% of the Collateral Principal Amount may consist, in the aggregate, of First-Lien Last-Out Loans and Second Lien Loans;

(iv) not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that, without duplication, Collateral Obligations issued by up to five Obligors and their respective Affiliates may each constitute up to 3.0% of the Collateral Principal Amount; provided that no Obligor shall not be considered an Affiliate of another Obligor solely because they are controlled by the same financial sponsor;

(v) not more than 20.0% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(vi) not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(vii) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(viii) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(ix) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(x) (a) not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests, and (b) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest; provided that Closing Date Participation Interests will be excluded for purposes of this clause (x) for the first 90 days following the Closing Date;

(xi) not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating”;

(xii) not more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	All countries (in the aggregate) other than the United States;
2.5%	any individual Group I Country;
2.0%	all Group II Countries in the aggregate;
1.5%	all Group III Countries in the aggregate; and
1.5%	all Tax Jurisdictions in the aggregate;

(xiii) not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (A) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount, (B) the second largest S&P Industry Classification may represent up to 17.5% of the Collateral Principal Amount and (C) the third largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xiv) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Discount Obligations;

(xv) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations;

(xvi) not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(xvii) not more than 30.0% of the Collateral Principal Amount may consist of Cov-Lite Loans; provided that not more than 15.0% of the Collateral Principal Amount may consist of Cov-Lite Loans with respect to which the related Obligor’s most recently calculated EBITDA (calculated in accordance with the related Underlying Documents) is less than U.S.$40,000,000; and

(xviii) not more than 15.0% of the Collateral Principal Amount may consist of Collateral Obligations with respect to which the related Obligor’s most recently calculated EBITDA (calculated in accordance with the related Underlying Documents) is less than U.S.$10,000,000.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 10.5.

“Contribution Account”: The account established pursuant to Section 10.3(f).

“Contributor”: The meaning specified in Section 10.5.

“Controlling Class”: The Class A-1 Debt so long as any Class A-1 Notes or Class A-1 Loans are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; and then the Subordinated Notes.

“Conversion”: The meaning specified in Section 2.5(n)(i).

“Converting Lender”: A Class A-1 Lender that has exercised a Conversion.

“Corporate Trust Office”: The designated corporate trust office of (a) the Trustee at which the Trustee administers this Indenture and the other Transaction Documents, currently located at (i) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402, Attention: Bondholder Services – EP-MN-WS2N, Reference: Silver Point SCF CLO I, Ltd., and (ii) for all other purposes, U.S. Bank National Association, Global Corporate Trust, 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust, Reference: Silver Point SCF CLO I, Ltd., email: silverpointtrades@usbank.com; (b) the Collateral Agent at which the Collateral Agent administers this Indenture and the other Transaction Documents to which it is a party, currently located at U.S. Bank National Association, 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust, Reference: Silver Point SCF CLO I, Ltd., email: silverpointtrades@usbank.com; and (c) the Loan Agent at which the Loan Agent administers the Credit Agreement and the other Transaction Documents to which it is a party, currently located at 214 N. Tryon Street, 27th Floor, Charlotte, North Carolina 28202, Attention: Jim Hanley, Reference: Silver Point SCF CLO I, Ltd., email: agency.services@usbank.com; lisa.dowd@usbank.com; or in each case, such other address as the Trustee, the Collateral Agent or the Loan Agent may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor trustee, collateral agent or loan agent.

“Cov-Lite Loan”: A Collateral Obligation the Underlying Documents for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Documents).

“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Debt.

“Credit Agreement”: The meaning set forth in the Preliminary Statement.

“Credit Amendment”: A Maturity Amendment that, in the Collateral Manager’s reasonable judgment, is necessary (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation or (ii) due to the materially adverse financial condition of the related Obligor, to minimize material losses on the related Collateral Obligation.

“Credit Improved Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) such Collateral Obligation has experienced a reduction in its credit spread of 10% or more compared to the credit spread in effect as of the Cut-Off Date for such Collateral Obligation, such reduction in spread being determined by reference to an Eligible Loan Index; or

(b) such Collateral Obligation has a Market Value above the higher of (i) 95% of its outstanding Principal Balance and (ii) the initial purchase price paid by the Issuer for such Collateral Obligation.

“Credit Improved Obligation”: Any Collateral Obligation which, in the Collateral Manager’s reasonable commercial judgment, has significantly improved in credit quality after it was acquired by the Issuer; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by the Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with positive implication by S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) the spread over Libor or other Eligible Loan Index for such Collateral Obligation has been increased since the date of purchase by the Issuer by (A) 0.25% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) less than or equal to 2%), (B) 0.375% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 2% but less than or equal to 4%) or (C) 0.5% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the

Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 4%) due, in each case, to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation; or

(b) the Market Value of such Collateral Obligation has decreased by at least 2.5% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation.

“Credit Risk Obligation”: Any Collateral Obligation (other than a Defaulted Obligation) that, in the Collateral Manager’s reasonable commercial judgment, has a significant risk of declining in credit quality or price; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if (i) such Collateral Obligation has been downgraded by the Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with negative implication by S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“CRS”: The OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard.

“Cumulative Deferred Management Fee”: All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date.

“Current Deferred Management Fee”: With respect to a Payment Date, all or a portion of the Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager.

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee, the Collateral Administrator and the Collateral Agent in writing that it believes, in its reasonable business judgment, that (a) the Obligor of such Collateral Obligation is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due, (c) the Collateral Obligation has a Market Value of at least 80% of its par value and (d) (A) has an S&P Rating of at least “CCC+” and a Market Value of at least 80% of its par value or (B) has an S&P Rating of at least “CCC” and its Market Value is at least 85% of its par value (Market Value being determined, solely for the purposes of clauses (c) and (d), without taking into consideration clause (iii) of the definition of the term “Market Value”).

“Current Portfolio”: At any time, the portfolio of Collateral Obligations, Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The account established pursuant to Section 10.3(b).

“Custodian”: The custodian appointed by the Issuer, initially U.S. Bank National Association, in its capacity as custodian under the Securities Account Control Agreement, together with its successors and assigns, as applicable, which custodian shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Manager in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Collateral Manager decides (in its sole discretion) that any such convention is not administratively feasible for the Collateral Manager, then the Collateral Manager may establish another convention in its reasonable discretion.

“Debt”: Collectively, the Class A-1 Loans and the Notes.

“Debt Interest Amount”: With respect to any Class of Secured Debt and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Debt.

“Debt Payment Priority”: In connection with a redemption by Refinancing of Secured Debt pursuant to Section 11.1(a)(iv)(A), the following order of priority:

(i) first, the Class A-1a Notes, the Class A-1b Notes and the Class A-1 Loans (on a pro rata basis);

(ii) second, the Class A-2a Notes and the Class A-2b Notes (on a pro rata basis);

(iii) third, the Class B-1 Notes and the Class B-2 Notes (on a pro rata basis);

(iv) fourth, the Class C Notes; and

(v) fifth, the Class D Notes.

“Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class A-1a Notes, the Class A-1b Notes and the Class A-1 Loans, until the Class A-1a Notes, the Class A-2b Notes and the Class A-1 Loans have been paid in full;

(ii) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class A-2a Notes and the Class A-2b Notes, until the Class A-2a Notes and the Class A-2b Notes have been paid in full;

(iii) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class B-1 Notes and the Class B-2 Notes, until the Class B-1 Notes and the Class B-2 Notes have been paid in full;

(iv) to the payment of any accrued and unpaid interest and any Deferred Interest (and interest thereon) on the Class C Notes until such amounts have been paid in full;

(v) to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(vi) to the payment of any accrued and unpaid interest and any Deferred Interest (and interest thereon) on the Class D Notes until such amounts have been paid in full; and

(vii) to the payment of principal of the Class D Notes until the Class D Notes have been paid in full;

provided that, in connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption of the Debt in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate Dispersion”: The meaning specified in Schedule 6 hereto.

“Defaulted Obligation”: Any obligation which is (i) a Collateral Restructured Asset, unless and until such Restructured Asset constitutes a Collateral Obligation without regard to any carveouts for Collateral Restructured Assets set forth in the definition of “Collateral Obligation” (and which, for the avoidance of doubt, does not constitute a Defaulted Obligation pursuant to clause (ii) of this definition) or (ii) a Collateral Obligation included in the Assets as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (a)), or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Collateral Agent, the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (b)), or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Collateral Agent, the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) of three Business Days or five calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral);

(c) the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) such Collateral Obligation has an S&P Rating of “SD” or “CC” or lower or had such rating immediately before such rating was withdrawn;

(e) such Collateral Obligation is junior or pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral;

(f) the Collateral Manager has received notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Documents and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Documents;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”; or

(h) such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn;

provided that (1) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (2) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b), (c) and (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “SD” or “CC” or lower).

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Collateral Agent, the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified, the Collateral Agent, the Trustee and the Collateral Administrator shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation. The Collateral Agent, the Trustee and the Collateral Administrator shall be entitled to conclusively rely upon such notice from the Collateral Manager and shall have no liability for relying thereon. Notwithstanding the foregoing, the Collateral Agent shall remain obligated to perform its duties set forth in and in accordance with Section 6.29 hereof.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the S&P Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Notes”: The Class C Notes and/or the Class D Notes.

“Deferrable Obligation”: A Collateral Obligation (not including any Partial Deferrable Obligation) that by the terms of the related Underlying Document permits the deferral or capitalization of payment of accrued, unpaid interest.

“Deferred Interest”: With respect to each Class of Deferrable Notes, the meaning specified in Section 2.7(a).

“Deferring Obligation”: A Deferrable Obligation (not including any Partial Deferrable Obligation) that is deferring the payment of the cash interest due thereon such that, in the case of any Floating Rate Obligation, the spread paid in cash for a given accrual period is less than the spread in cash payable on such security when it was acquired by the Issuer and has been so deferring the payment of interest due thereon, (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash; provided that, such Deferring Obligation will cease to be a Deferring Obligation at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in Cash all accrued and unpaid interest and (c) commences payment of all current interest in cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Documents relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Designated Reference Rate”: The quarterly reference or base rate (and, if applicable, the methodology for calculating such reference rate) determined by the Collateral Manager (in its commercially reasonable discretion) based on the rate acknowledged as a standard replacement in the leveraged loan market for the then current Benchmark by the Loan Syndications and Trading Association®, which may include a modifier applied to a reference or base rate in order to cause such rate to be comparable to three month Libor, which modifier is recognized or acknowledged as being the industry standard by the Loan Syndications and Trading Association and which modifier may include an addition or subtraction to such unadjusted rate.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i) in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a) causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b) causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii) in the case of each Clearing Corporation Security,

(a) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB; and

(b) causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v) in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account;

(b) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account; and

(c) causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi) in the case of Cash or Money,

(a) causing the delivery of such Cash or Money to the Collateral Agent for credit to the applicable Account or to the Custodian;

(b) if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC) for the benefit of the Collateral Agent; and

(c) causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii) in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument),

(a) causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, and

(b) causing an entry to be made with respect to the security interests granted under this Indenture in the Issuer’s register of mortgages and charges maintained at the Issuer’s registered office in the Cayman Islands.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Documents relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Depositor”: Silver Point Specialty Credit Depositor LLC, a Delaware limited liability company, and thereafter any successor, assignee or transferee thereof.

“Depositor/Issuer Master Loan Sale Agreement”: That certain Master Loan Sale Agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Depositor and the Issuer whereby the Depositor will sell to the Issuer, without recourse (except as set forth therein), all of the right, title and interest of the Depositor in and to the Collateral Obligations and the proceeds thereof contemplated thereby.

“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its outstanding Principal Balance, if such Collateral Obligation has an S&P Rating lower than “B-,” or (b) 80% of its outstanding Principal Balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that:

(x)

such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day;

(y)

any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65% of its outstanding Principal Balance and (D) has a Moody’s Default Probability Rating equal to or greater than the Moody’s Default Probability Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; and

(z)

clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied, disregarding any Collateral Obligation that has ceased to be a Discount Obligation pursuant to clause (x) above in this proviso, or (B) the Aggregate Principal Balance of all Collateral Obligations to which such clause (y) has been applied since the Closing Date being more than 10% of the Target Initial Par Amount.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Co-Issuers and the Depositor as reasonably calculated by the Collateral Manager or the Issuer, based in part on expenses incurred by the Trustee, the Collateral Agent and the Loan Agent and reported to the Collateral Manager or Issuer.

“Distribution Report”: The meaning specified in Section 10.7(b).

“Dodd-Frank”: The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“Dollar,” “USD” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to a Collateral Obligation, (a) except as provided in clause (b) below, its country of organization; (b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor); or (c) if its payment obligations of such Collateral Obligation are guaranteed by a Person that is organized in the United States or Canada, then the United States or Canada, as applicable.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“EEA”: The European Economic Area.

“Effective Date”: The earlier to occur of (i) March 9, 2022 and (ii) the first date on which the Collateral Manager certifies to the Collateral Agent and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

“Effective Date Condition”: A condition satisfied if (A) the Collateral Agent and the Collateral Administrator are provided with an Accountants’ Certificate indicating the level of compliance with, or satisfaction or non-satisfaction of Effective Date Specified Tested Items and (B) the Rating Agency is provided with (i) a report identifying the Collateral Obligations and (ii) an Effective Date Report. For the avoidance of doubt, the Effective Date Report shall not include or refer to the Accountants’ Certificate.

“Effective Date Report”: A report prepared by the Collateral Administrator and determined as of the Effective Date, containing (A) the information required in a Monthly Report,

(B) a calculation with respect to whether the Target Initial Par Condition is satisfied, and (C) the results of calculations indicating satisfaction of the Effective Date Specified Tested Items.

“Effective Date Specified Tested Items”: The Collateral Quality Test (other than the S&P CDO Monitor Test), the Overcollateralization Ratio Tests, the Concentration Limitations and the Target Initial Par Condition.

“Eligible Investment Required Ratings”: Such obligation or security has a short-term issuer credit rating of at least “A-1” from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term issuer credit rating of at least “AA-” by S&P.

“Eligible Investments”: Either Cash or any Dollar investment that, at the time it is delivered to the Collateral Agent (directly or through an intermediary or custodian), (x) matures not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof, and (y) is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper (other than extendible commercial paper or Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bears interest or is sold at a discount from the face amount thereof and has a maturity of not more than 183 days from its date of issuance; and

(iv) registered money market funds that have, at all times, credit ratings of “AAAm” by S&P;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (b) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (f) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks, (g) such obligation is a Structured Finance Obligation or (h) such obligation has an “f,” “r,” “p,” “pi,” “q,” “t,” or “sf” subscript assigned by S&P. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or an Affiliate of the Bank provides services and receives compensation.

“Eligible Loan Index”: With respect to each Collateral Obligation, one of the following indices as selected by the Collateral Manager upon the acquisition of such Collateral Obligation: the Credit Suisse Leveraged Loan Indices (formerly the DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Merrill Lynch Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any successor or other comparable nationally recognized loan index; provided that the Collateral Manager may change the index applicable to a Collateral Obligation to another Eligible Loan Index at any time following the acquisition thereof after giving notice to the Rating Agency, the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator so long as the same index applies to all Collateral Obligations for which this definition applies.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Notes”: The Subordinated Notes and the Class D Notes; provided, however, that the Class D Notes shall cease to be considered Equity Notes if Issuer has received advice of Cadwalader, Wickersham & Taft LLP or Freshfields Bruckhaus Deringer US LLP, or an opinion of any other nationally recognized tax counsel experienced in such matters, to the effect that the Class D Notes will be treated as indebtedness for U.S. federal income tax purposes.

“Equity Security”: Any security or debt obligation that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities may not be purchased by the Issuer other than Restructured Assets permitted to be acquired under Section 12.5 hereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of a Collateral Obligation.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“EU/UK Retention Holder”: On the Closing Date, the Transferor, as an originator, and thereafter any successor, assignee or transferee thereof permitted under the Securitization Laws.

“EU/UK Retention Holder Originated Collateral Obligations”: Any Collateral Obligation (i) with respect to which the EU/UK Retention Holder, either itself or through related entities (including without limitation the Depositor, the Transferor and the Issuer), directly or indirectly, was involved in the original agreement which created such Collateral Obligation, or (ii) purchased as a third party’s exposure by the EU/UK Retention Holder on its own account.

“EU/UK Retention Interest”: An interest in the first loss tranche within the meaning of paragraph (d) of Article 6(3) of the Securitization Regulations as in effect as of the Closing Date, by way of holding, subject to the provisions of the Retention of Net Economic Interest Letter, the minimum amount of Subordinated Notes currently required by the applicable Securitization Laws.

“Euroclear”: Euroclear Bank S.A./N.V.

“European Supervisory Authorities”: Collectively, the European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority, in each case including any successor or replacement organization thereto.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: The meaning specified in Section 7.18(c).

“Excepted Property”: The meaning specified in the Granting Clauses.

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exercise Notice”: The meaning specified in Section 9.7(c).

“Expense Reserve Account”: The account established pursuant to Section 10.3(d).

“Failed Optional Redemption”: Any announced Optional Redemption (i) with respect to which notice of redemption has been given pursuant to Section 9.4, (ii) such notice is no longer capable of being withdrawn pursuant to Section 9.4(c), and (iii) the Issuer has sold or entered into commitments to sell Assets in connection with such Optional Redemption and has insufficient funds to pay the Redemption Prices due and payable on the Secured Debt in respect of such announced Optional Redemption on the related Redemption Date in accordance with the Priority of Payments; provided that any Optional Redemption with respect to which an expected Refinancing fails to occur shall not be a Failed Optional Redemption.

“Fallback Rate”: The rate determined by the Collateral Manager as follows: (a) the sum of (i) the quarterly-pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations (as determined by the Collateral Manager as of the applicable Interest Determination Date) plus (ii) in order to cause such rate to be comparable to three-month Libor, the average of the daily difference between LIBOR (as determined in accordance with the definition thereof) and the rate determined pursuant to clause (i) above during the 90 Business Day period immediately preceding the date on which LIBOR was last determined, as calculated by the Collateral Manager, which may consist of an addition to or subtraction from such unadjusted rate and (b) if a rate cannot be determined using clause (a), the Designated Reference Rate; provided that if a Benchmark Replacement that is not the Fallback Rate can be determined by the Collateral Manager at any time when the Fallback Rate is effective, then the Fallback Rate shall be such other Benchmark Replacement (notice of which shall be provided by the Collateral Manager to the Issuer, the Collateral Agent and the Calculation Agent); provided, further, that the Fallback Rate shall not be a rate less than zero.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidelines or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the Aggregate Principal Balance of all Defaulted Obligations and (c) without duplication, the aggregate amount of all Principal Financed Accrued Interest.

“Fiduciary”: The meaning specified in Section 2.5(h)(iii).

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First LIBOR Period End Date”: October 15, 2021.

“First-Lien Last-Out Loan”: A Collateral Obligation that is a Senior Secured Loan that may be fully subordinated in right of payment or application of proceeds (other than permitted interest and principal payments) to the related senior secured loans (including, without limitation, Non-Super-Priority Senior Secured Loans) of the same Obligor until such related senior secured loans are paid in full; provided that a Collateral Obligation will not be treated as a First-Lien Last-Out Loan solely as a result of customary exceptions for Loans secured by a first-priority perfected security interest, including a Super-Priority Revolving Facility.

“First Lien Term Loan Behind a Revolver”: A Collateral Obligation in the form of a term loan that has a first lien on the related Obligor’s non-current and related assets and, as additional collateral, may have a second lien on the related Obligor’s current and related assets.

“Fixed Rate Debt”: Secured Debt that bears a fixed rate of interest.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Debt”: Secured Debt that bears a floating rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Regulation S Global Note or Rule 144A Global Note.

“Governmental Authority”: Whether U.S. or non-U.S., (i) any national, state, county, municipal or regional government or quasi-governmental authority or political subdivision thereof; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government or quasi-government entity, or political subdivision thereof; and (iii) any court.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Japan and the United Kingdom.

“Group II Country”: Germany, Sweden, Singapore and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Iceland, Ireland, Liechtenstein, Luxembourg and Norway.

“Holder” or “holder”: With respect to (a) Notes of any Class, any Person whose name appears on the Note Register as a registered holder of such Class or a holder of a beneficial interest in (i.e., a beneficial owner of) the Notes of such Class and (b) the Class A-1 Loans, each Class A-1 Lender recorded in the Loan Register.

“IAI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both an Institutional Accredited Investor and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust) and each shareholder, partner, member or other equity owner of which is a Qualified Purchasers).

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no special member, manager, director or independent review party of any Person will fail to be Independent solely because such Person acts as an independent special member, independent manager, independent director or independent review party thereof or of any such Person’s affiliates.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Index Maturity”: With respect to any Class of Debt, the period indicated with respect to such Class in Section 2.3.

“Industry Diversity Measure”: The meaning specified in Schedule 6 hereto.

“Ineligible Collateral Obligation”: With respect to either Master Loan Sale Agreement, the meaning set forth in such Master Loan Sale Agreement.

“Initial Rating”: With respect to the Debt, the rating or ratings, if any, indicated in Section 2.3.

“Initial Sale and Contribution”: The initial sale and contribution of Collateral Obligations, in each case on the Closing Date, from the Transferor to the Depositor and from the Depositor to the Issuer.

“Institutional Accredited Investor”: An “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date (or, in the case of a Re-Priced Class or a Class that is subject to a Refinancing, the first Payment Date following the Re- Pricing Date or the Refinancing, respectively), the period from and including the Closing Date (or, in the case of (x) a Re-Pricing, the Re-Pricing Date and (y) a Refinancing, the date of issuance of the replacement notes or debt obligations) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Debt is paid in full or made available for payment; provided that, for purposes of determining any Interest Accrual Period in the case of any Class of Fixed Rate Debt, the Payment Date shall be assumed to be the 15th day of the relevant month (irrespective of whether such day is a Business Day).

“Interest Collection Subaccount”: The account established pursuant to Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Debt, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Debt of such Class or Classes and each Class of Secured Debt that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Deferrable Notes) on such Payment Date.

For purposes of calculating the Interest Coverage Ratio, the Class A-1 Debt, the Class A-2 Notes, and the Class B Notes shall be treated as a single Class.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Debt as of the Determination Date immediately preceding the second Payment Date and any other date thereafter on which such test is required to be determined hereunder if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes are no longer Outstanding.

“Interest Determination Date”: The second London Banking Day preceding the first day of each Interest Accrual Period; provided that solely with respect to the first Interest Accrual Period, the Interest Determination Date will be (i) with respect to the portion of the first Interest Accrual Period comprising the period from the Closing Date to but excluding the First LIBOR Period End Date, the second London Banking Day preceding the Closing Date and (ii) with respect to the remainder of the first Interest Accrual Period, the second London Banking Day preceding the First LIBOR Period End Date.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par amount of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Collateral Agent and the Collateral Administrator;

(iv) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v) any amounts deposited in the Collection Account from the Expense Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager as provided in Section 10.3(d);

(vi) any amounts deposited in the Collection Account from the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to Section 10.3(e); and

(vii) any amounts deposited in the Collection Account from the Contribution Account as Interest Proceeds at the direction of the related Contributor (or, if no direction is given by the Contributor, at the direction of the Collateral Manager in its sole discretion at the time such Contribution is made);

provided that:

(a) except as provided in clause (b) below, any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation and, if such Defaulted Obligation is a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation, any amounts transferred from the Revolver Funding Account to the Principal Collection Subaccount with regard thereto, since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation;

(b) any Restructured Asset Proceeds shall constitute (as determined by the Collateral Manager with notice to the Collateral Agent and the Collateral Administrator):

(A) if the related Restructured Asset is a Collateral Restructured Asset and only Interest Proceeds and/or amounts permitted to be used in accordance with the definition of Permitted Use (but no Principal Proceeds) were expended in connection with its acquisition, (1) first, Principal Proceeds until the aggregate of all Restructured Asset Proceeds received with respect to such Restructured Asset equals its S&P Collateral Value, and (2) then Interest Proceeds thereafter,

(B) if the related Restructured Asset is not a Collateral Restructured Asset and only Interest Proceeds and/or amounts permitted to be used in accordance with the definition of Permitted Use (but no Principal Proceeds) were expended in connection with its acquisition, Interest Proceeds,

(C) if the acquisition cost of the related Restructured Asset was funded, in whole or in part, with Principal Proceeds, (1) first, Principal Proceeds until the aggregate of all Restructured Asset Proceeds received with respect to such Restructured Asset equals the sum of (x) either the outstanding Principal Balance of the Collateral Obligation with respect to which such Restructured Asset was acquired at the time of such acquisition or the outstanding Principal Balance of the Defaulted Obligation with respect to which such Restructured Asset was acquired, at the time it became a Defaulted Obligation (after giving effect to all other recoveries with respect to such Defaulted Obligation since it became a Defaulted Obligation, including as set forth under clause (a) above), and (y) the greater of (I) the amount of Principal Proceeds applied to acquire such Restructured Asset and (II) the value of such Restructured Asset for purposes of calculating the Adjusted Collateral Principal Amount and (2) then Interest Proceeds thereafter; and

(D) if the related Restructured Asset was received but no Interest Proceeds, amounts permitted to be used in accordance with the definition of Permitted Use or Principal Proceeds were expended in connection with the receipt thereof, (1) first, Principal Proceeds until the aggregate of all Restructured Asset Proceeds received with respect to such Restructured Asset equals the outstanding Principal Balance of the Defaulted Obligation with respect to which such Restructured Asset was received at the time it became a Defaulted Obligation (after giving effect to all other recoveries with respect to such Defaulted Obligation since it became a Defaulted Obligation, including as set forth under clause (a) above) and (2) then, Interest Proceeds thereafter,

(c) capitalized interest shall not constitute Interest Proceeds; and

(d) any amounts relating to Maturity Amendments that are required to be treated as Principal Proceeds under this Indenture shall not constitute Interest Proceeds.

For the avoidance of doubt, under no circumstances will Interest Proceeds include the Excepted Property or any interest earned thereon.

“Interest Rate”: With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period, which rate shall be equal to the rate specified for such Class in Section 2.3 (or any Benchmark Replacement, if applicable); provided that with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date.

“Interest Reserve Account”: The account established pursuant to Section 10.3(e).

“Interest Reserve Amount”: U.S.$2,500,000.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended from time to time.

“Investment Criteria”: The criteria specified in Section 12.2.

“IRS”: The United States Internal Revenue Service.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed (or, if applicable, sent) in the name of the Issuer or the Co-Issuer or by a Responsible Officer of the Issuer or the Co- Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email or other electronic communication by a Responsible Officer of the Issuer or the Co-Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, unless the Collateral Agent, Trustee or Collateral Administrator, as applicable, otherwise requests that such Issuer Order be in writing.

“Junior Class”: With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3.

“Lead Placement Agent”: GreensLedge Capital Markets LLC, in its capacity as lead placement agent of the Notes under the Placement Agreement.

“Libor”: The London interbank offered rate.

“LIBOR”: With respect to the Floating Rate Debt, for any Interest Accrual Period will equal the greater of: (i) 0.0%; and (ii) either (A) the rate appearing on the Reuters Screen for deposits with a term of the Index Maturity or (B) if either (i) the Calculation Agent is required but is unable to determine a rate in accordance with the procedures above or (ii) a Benchmark Transition Event and related Benchmark Replacement Date have occurred but a Benchmark Replacement has not yet been adopted, then LIBOR will be LIBOR as determined on the previous Interest Determination Date; provided that, with respect to the portion of the first Interest Accrual Period comprising the period from and including the Closing Date to but excluding the First LIBOR Period End Date, LIBOR shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available.

“Libor Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on Libor and (b) that provides that such Libor is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) Libor for the applicable interest period for such Collateral Obligation.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Agent”: U.S. Bank National Association, in its capacity as loan agent pursuant to the Credit Agreement, unless and until a successor Person shall have become the loan agent pursuant to the provisions thereof, and thereafter, the “Loan Agent” shall mean such successor person.

“Loan Register”: The “Register” as defined in the Credit Agreement.

“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Long-Dated Obligation”: Any Collateral Obligation, the stated maturity date of which is extended to occur after the earliest Stated Maturity of the Notes Outstanding pursuant to an amendment or modification of its terms following its acquisition by the Issuer.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

“Majority”: With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes, as applicable; provided that, with respect to the Class A-1 Loans, a “Majority of the Class A-1 Lenders” at any time means Class A- 1 Lenders holding more than 50% of the Aggregate Outstanding Amount of the Class A-1 Loans Outstanding at such time.

“March 5, 2021 Announcements”: The March 5, 2021 announcements by ICE Benchmark Administration and the U.K. Financial Conduct Authority on future cessation and loss of representativeness of the Libor benchmarks.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof (excluding, in the case of a Senior Secured Bond, any accrued and unpaid interest thereon) and the price (expressed as a percentage of par) determined in the following manner:

(i) the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited; or

(ii) if the price described in clause (i) is not available or the Collateral Manager determines in accordance with the Collateral Manager Standard that such price does not reflect the value of such asset;

(A)

the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(B)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)

if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer that is Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager, such bid; or

(iii) if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Collateral Agent and the Collateral Administrator; or

(iv) if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above;

provided that, solely for purpose of calculating the Market Value of any CCC Collateral Obligation included in the CCC Excess and the Excess CCC Adjustment Amount, the Market Value of any CCC Collateral Obligation determined pursuant to paragraph (iii) will equal the lesser of (x) such bid side market value determined by the Collateral Manager and (y) 70%.

“Master Loan Sale Agreement”: Collectively, the Transferor/Depositor Master Loan Sale Agreement and the Depositor/Issuer Master Loan Sale Agreement.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Document, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: The meaning specified in Section 7.20.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the Monthly Report Determination Date, (iv) with five Business Days’ prior written notice, any Business Day requested by the Rating Agency and (v) the Effective Date.

“Memorandum and Articles”: The Issuer’s Memorandum and Articles of Association, as they may be amended, revised or restated from time to time.

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Floating Spread”: The applicable percentage set forth in the definition of “S&P CDO Monitor” based upon the option chosen by the Collateral Manager in accordance with Section 2 of Schedule 5.

“Minimum Floating Spread Test”: The test that will be satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the Minimum Floating Spread.

“Minimum Denominations”: With respect to each Class of Secured Notes, U.S.$250,000 and integral multiples of U.S.$1 in excess thereof and, with respect to the Subordinated Notes, U.S.$2,000,000 and integral multiples of U.S.$1 in excess thereof.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination prior to the S&P CDO Monitor Switchover Date if the Weighted Average S&P Recovery Rate for the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt) equals or exceeds the Weighted Average S&P Recovery Rate for such Class of Secured Debt selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.7(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.7(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4 hereto.

“Moody’s Derived Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4 hereto.

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4 hereto.

“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Substitute Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then-unfunded funding obligations thereunder, and (ii) the amount necessary to cause, upon completion of such substitution on the applicable Cut-Off Date, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Transferor to the Issuer under the Master Loan Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Transferor prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations (other than Ineligible Collateral Obligations) repurchased or substituted by the Transferor prior to such date.

“Non-Call Period”: The period from the Closing Date to but excluding September 9, 2022.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States of America, (b) any other country that has a foreign currency government bond rating of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P, or (c) a Tax Jurisdiction.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(c).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Non-Super-Priority Senior Secured Loan”: A Senior Secured Loan other than a revolving credit facility that is customarily referred to as a super-priority revolver.

“Note Register”: The meaning specified in Section 2.5(a).

“Note Registrar”: The meaning specified in Section 2.5(a).

“Noteholder”: With respect to any Note, the Holder of such Note.

“Notes”: Any Class of Secured Notes and/or the Subordinated Notes and/or any additional notes constituting additional Debt, as applicable.

“Notice of Substitution”: The meaning specified in Section 12.3(a)(ii).

“NRSRO”: Any nationally recognized statistical rating organization, other than the Rating Agency.

“NRSRO Certification”: A certification executed by an NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Obligor Diversity Measure”: The meaning specified in Schedule 6 hereto.

“Offer”: The meaning specified in Section 10.8(c).

“Offering”: The offering of the Offered Notes by the Co-Issuers pursuant to the Offering Circular.

“Offering Circular”: The offering circular dated September 7, 2021 relating to the offer and sale of the Notes, including any supplements thereto.

“Officer”: (a) With respect to the Issuer and any corporation, any director, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such entity, (b) with respect to the Co-Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company, (c) with respect to the Collateral Manager, any manager or member of the Collateral Manager or any duly authorized officer of the Collateral Manager with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (d) with respect to the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator or the Bank in any other capacity under the Transaction Documents, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity.

“Opinion of Counsel”: A written opinion addressed to the Trustee, the Collateral Agent, the Loan Agent and, if required by the terms hereof, the Rating Agency, as applicable, in form and substance reasonably satisfactory to the Trustee, the Collateral Agent and the Loan Agent (and, if so addressed, the Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee, the Collateral Agent and the Loan Agent. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee, the Collateral Agent and the Loan Agent (and, if required by the terms hereof, the Rating Agency) or shall state that the Trustee, the Collateral Agent and the Loan Agent (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Debt in accordance with Section 9.2.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to (a) the Class A-1 Loans, any of the Class A-1 Loans incurred pursuant to the Credit Agreement, to the extent such Class A-1 Loan has not been repaid in accordance with the Credit Agreement or converted to Class A-1a Notes pursuant to Section 2.5(n) and (b) the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation in accordance with the terms of Section 2.9; or registered in the Note Register on the date this Indenture is discharged in accordance with Article IV;

(ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder,

(a) Debt owned by the Issuer or the Co-Issuer and (only in the case of a vote on (i) the removal of the Collateral Manager for “cause,” (ii) the approval of a successor Collateral Manager if the appointment of the Collateral Manager is being terminated pursuant to the Collateral Management Agreement for “cause” and (iii) the waiver of any event constituting “cause”) Collateral Manager Debt will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee or the Collateral Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Trustee or the Collateral Agent actually knows to be so owned shall be so disregarded and (b) Debt so owned that has been pledged in good faith will be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee or the Collateral Agent the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Debt of such Class or Classes (including, in the case of Deferrable Notes, any accrued Deferred Interest that remains unpaid) and each Priority Class with respect to such Class or Classes of Secured Debt. For the purposes of calculating the Overcollateralization Ratio, the Class A-1 Debt, the Class A-2 Notes and the Class B Notes shall be treated as a single Class.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Secured Debt as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder, if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes is no longer outstanding.

“Pari Passu Class”: With respect to any specified Class of Debt, each Class of Debt that ranks pari passu to such Class, as indicated in Section 2.3.

“Partial Deferrable Obligation”: A Deferrable Obligation that by the terms of the related Underlying Document (i) permits the deferral or capitalization of accrued and unpaid interest and (ii) carries a required current cash pay interest rate of not less than (x) in the case of a Floating Rate Obligation, the Benchmark plus 1.00% per annum or (y) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Partial Refinancing Interest Proceeds”: In connection with a redemption by Refinancing of one or more Classes of Debt, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the Redemption Date or, in the case of a Refinancing occurring on a date other than a Payment Date, only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date.

“Participation Interest”: A participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such loan would constitute a Collateral Obligation were it acquired directly; (ii) the Selling Institution is the lender on the loan; (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan; (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation; (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan); (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation; and (vii) the participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Paying Agent”: The Collateral Agent in its capacity as Paying Agent, and any successor or other Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The account established pursuant to Section 10.3(a).

“Payment Date”: The 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on the Payment Date in January 2022, except that the final scheduled Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Payment Date in October 2032, as well as any other date not specified above that is a Redemption Date in connection with a redemption in whole but not in part.

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to any Cash Contribution, any of the following uses as determined by the Collateral Manager: (i) the transfer of the applicable portion of such amount to the Interest Collection Subaccount for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Subaccount for application as Principal Proceeds; (iii) the payment of any transaction costs (including fees) in connection with any Refinancing, Re-Pricing, or an additional issuance of Debt (in each case, so long as the Issuer has consented thereto); (iv) to make payments in connection with a Restructured Asset, subject to the limitations set forth in Article XII; and (v) any other application or purpose not specifically prohibited by the Indenture.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agents”: Collectively, the Lead Placement Agent and the Co-Placement Agent.

“Placement Agreement”: The placement agency agreement dated as of September 9, 2021, by and among the Co-Issuers, the Placement Agents, the Transferor and the Depositor, as amended from time to time in accordance with the terms thereof.

“Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof; provided that, for the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2(a).

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The account established pursuant to Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture; provided that, for the avoidance of doubt, under no circumstances shall Principal Proceeds include the Excepted Property (including any Margin Stock), but Principal Proceeds shall include the proceeds received in respect of any Margin Stock.

“Principally Secured Asset”: Any asset that (i) is an obligation substantially all of the proceeds of which were used to acquire, improve or protect an interest in real property that, at the origination date of such obligation, is the only security for such obligation (other than cash and investment securities held pending use of such funds), (ii) as to which the fair market value of the collateral securing such asset that are interests in real property is 80% or more of the issue price thereof on the issue date therefor, (iii) is an interest in a real estate mortgage investment conduit under Section 860D of the Code, (iv) is a stripped bond or stripped coupon described in Treasury Regulation Section 301.7701(i)-1(d)(1)(iii), or (v) is an interest in any of (i) through (iv) above.

“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in clause 1(b) of Schedule 5.

“Priority Class”: With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Secured Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Ares Capital Corporation; Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; Golub Capital; Guggenheim; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; KeyBank National Association; Lloyds TSB Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; NewStar Financial, Inc.; Northern Trust Company; Royal Bank of Canada; The Royal Bank of Scotland plc; Société Générale; SunTrust Banks, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: A “qualified purchaser” within the meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 or 2a51-3 under the Investment Company Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: S&P or, with respect to the Secured Debt or the Collateral Obligations, as applicable, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer).

“Record Date”: As to any Payment Date or Redemption Date, with respect to the Global Notes and Certificated Notes, the date 15 days prior to the applicable date (whether or not such date is a Business Day).

“Redemption Date”: Any Business Day specified for a redemption of a Class of Debt in accordance with Section 9.2 or Section 9.9 or any Payment Date specified for a redemption of Debt pursuant to Section 9.3.

“Redemption Price”: For (a) the Secured Debt of each Class to be redeemed or sold and transferred (as applicable) in connection with a Tax Redemption, Clean-Up Call Redemption, Optional Redemption or Re-Pricing, (x) 100% of the Aggregate Outstanding Amount of such Class, plus (y) accrued and unpaid interest thereon (including, for the avoidance of doubt, Deferred Interest on such Class due and payable pursuant to Section 2.7(a), interest on any accrued and unpaid Deferred Interest and defaulted interest) to the Redemption Date or Re-Pricing Date; and (b) the Subordinated Notes, a Holder of Subordinated Notes pro rata (based on the Aggregate Outstanding Principal Amount) share of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Debt in whole or after all of the Debt has been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Collateral Management Fees and Administrative Expenses) of the Co-Issuers; provided that, in connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption of the Secured Debt in whole or of any Class of Secured Debt in connection with a Refinancing of such Class, Holders of 100% of the Aggregate Outstanding Amount of any Class being redeemed may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class.

“Reference Time”: With respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Interest Determination Date, and (2) if the Benchmark is not LIBOR, the time determined by the Collateral Manager in accordance with the Benchmark Replacement Conforming Changes.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Issuer or, upon request by the Issuer, by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Debt in connection with an Optional Redemption.

“Refinancing Proceeds”: The net Cash proceeds from a Refinancing.

“Regional Diversity Measure”: The meaning specified in Schedule 6 hereto.

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in Section 163(f)(2)(A) of the Code).

“Registered Investment Adviser”: A Person duly registered as an investment adviser (including, for the avoidance of doubt, any Person that is a relying adviser of a Person that has registered as an investment adviser under the Advisers Act) in accordance with and pursuant to Section 203 of the Advisers Act.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date occurring in October 2024, (ii) the date of the acceleration of the Maturity of any Class of Secured Debt pursuant to Section 5.2; provided that, if any such acceleration is rescinded in accordance with the terms of this Indenture and notice is provided to the Rating Agency, the Reinvestment Period may be reinstated by the Issuer (as directed by the Collateral Manager), (iii) the date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement for a period of not less than 20 consecutive Business Days, or (iv) the date of any Tax Redemption, Clean-Up Call Redemption or Optional Redemption of the Secured Debt in whole other than in connection with a Refinancing; provided that in the case of clause (iii), the Collateral Manager shall notify the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator of such determination.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Debt through the payment of Principal Proceeds plus (ii) the Aggregate Outstanding Amount of any additional Debt issued under and in accordance with Sections 2.13 and 3.2 and the Credit Agreement, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance of such additional Debt.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Re-Priced Class”: The meaning specified in Section 9.7(a).

“Re-Pricing”: The meaning specified in Section 9.7(a).

“Re-Pricing Date”: The meaning specified in Section 9.7(b).

“Re-Pricing Intermediary”: The meaning specified in Section 9.7(a).

“Re-Pricing Rate”: The meaning specified in Section 9.7(b)(i)

“Repurchase and Substitution Limit”: The meaning specified in Section 12.3(c).

“Required Interest Coverage Ratio”: (a) For the Class A-1 Debt, the Class A-2 Notes and the Class B Notes, 115.0%, (b) for the Class C Notes, 110.0%, and (c) for the Class D Notes, 105.0%.

“Required Overcollateralization Ratio”: (a) For the Class A-1 Debt, the Class A-2 Notes and the Class B Notes, 153.9%, (b) for the Class C Notes, 130.9% and (c) for the Class D Notes, 127.3%.

“Reset Amendment”: The meaning specified in Section 8.2(a).

“Resolution”: With respect to the Issuer, a resolution of its Board of Directors and, with respect to the Co-Issuer, an action in writing by its manager.

“Responsible Officer”: With respect to (i) the Trustee, the Collateral Agent, the Loan Agent or the Collateral Administrator, a Trust Officer, and (ii) any other Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restricted Trading Period”: The period during which (a) S&P’s rating of the Class A-1 Loans, the Class A-1a Notes, the Class A-1b Notes, the Class A-2a Notes or the Class A- 2b Notes is one or more sub-categories below its rating on the Closing Date, (b) S&P’s rating of the Class B-1 Notes, the Class B- 2 Notes or the Class C Notes is two or more sub-categories below its rating on the Closing Date or (c) S&P’s rating of the Class A-1 Loans, the Class A-1a Notes, the Class A-1b Notes, the Class A-2a Notes, the Class A-2b Notes, the Class B-1 Notes,

the Class B- 2 Notes or the Class C Notes has been withdrawn and not reinstated; provided that, such period will not be a Restricted Trading Period (so long as S&P’s rating of the Class A-1 Loans, the Class A- 1a Notes, the Class A-1b Notes, the Class A-2a Notes, the Class A-2b Notes, the Class B-1 Notes or the Class B-2 Notes has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Issuer with the consent of a Majority of the Controlling Class.

“Restructured Asset”: A security, debt obligation or other interest acquired by the Issuer resulting from, or received in connection with, the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation. For the avoidance of doubt, a Restructured Asset will constitute an Equity Security unless and until, as of any date following the acquisition thereof by the Issuer, such Restructured Asset either (i) constitutes a Collateral Restructured Asset or (ii) satisfies each of the requirements set forth in the definition of “Collateral Obligation” (without regard to any carveouts for Collateral Restructured Assets set forth in the definition of “Collateral Obligation”), after which such Restructured Asset shall constitute a Collateral Obligation for all purposes under this Indenture. The acquisition of Restructured Assets will not be required to satisfy the Investment Criteria.

“Restructured Asset Proceeds”: Any proceeds received by the Issuer (including all Sale Proceeds and payments of interest and principal in respect thereof) on a Restructured Asset acquired by the Issuer in accordance with the terms hereof.

“Retention Deficiency”: A failure by the EU/UK Retention Holder to hold the EU/UK Retention Interest as required by the Retention of Net Economic Interest Letter.

“Retention Interest”: The EU/UK Retention Interest and/or the U.S. Retention Interest, as the context may require.

“Retention of Net Economic Interest Letter”: The letter relating to the retention of net economic interest from the EU/UK Retention Holder and the Depositor and addressed to the Issuer, the Collateral Agent and the Placement Agents.

“Reuters Screen”: Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.

“Revolver Funding Account”: The meaning specified in Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans), including funded and unfunded portions of revolving credit lines (including any portions thereof that may be drawn by the borrower relating to its letter of credit facilities), unfunded commitments under specific facilities and other similar loans that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Issuance”: An additional issuance of any Class of Notes for purposes of enabling the EU/UK Retention Holder to comply with the requirement to hold the EU/UK Retention Interest, including to cure a Retention Deficiency or to comply with the U.S. Risk Retention Rules, if applicable, using any method the EU/UK Retention Holder has elected, as determined by the EU/UK Retention Holder, in consultation with the Collateral Manager and based upon advice received by the EU/UK Retention Holder and/or the Collateral Manager from a nationally recognized counsel experienced in such matters.

“Rule 17g-5”: The meaning specified in Section 14.17.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“S&P”: S&P Global Ratings, an S&P Global Inc. business, and any successor or successors thereto.

“S&P CDO Monitor”: The dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee, the Collateral Agent, the Collateral Manager and the Collateral Administrator. Each S&P CDO Monitor will be chosen by the Collateral Manager (with notice to the Collateral Administrator) and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 5 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination the Weighted Average S&P Recovery Rate for the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt) equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Adjusted BDR”: The meaning specified in Schedule 6 hereto.

“S&P CDO Monitor BDR”: The meaning specified in Schedule 6 hereto.

“S&P CDO Monitor Benchmarks”: The S&P Weighted Average Rating Factor, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the S&P Weighted Average Life.

“S&P CDO Monitor Non-Model Adjustments”: The meaning specified in Section 7.18(f).

“S&P CDO Monitor SDR”: The meaning specified in Schedule 6 hereto.

“S&P CDO Monitor Switchover Date”: The date specified by the Collateral Manager, on not less than five Business Days’ prior written notice to S&P, the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator, upon which the Collateral Manager shall cease utilizing the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination on or after the Effective Date (and, prior to the S&P CDO Monitor Switchover Date, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt) is positive. The S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt) is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation, Deferring Obligation or Closing Date Participation Interest, the lesser of (i) the S&P Recovery Amount of such Collateral Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Collateral Obligation, as of the relevant Measurement Date.

“S&P Credit Estimate Information”: The information requirements described in “S&P’s Anatomy of a Credit Estimate: What It Means and How We Do It”, dated January 14, 2021 (as the same maybe amended from time to time) and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“S&P Deemed Rating Confirmation”: The meaning specified in Section 7.18(f).

“S&P Default Rate”: With respect to any Collateral Obligation, the default rate as determined in accordance with Section 3 of Schedule 5 hereto. If the number of years to maturity is not an integer, the default rate will be determined using linear interpolation.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 3 hereto, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology (except the rating of Current Pay Obligations will be determined in accordance with clause (iv) of this definition):

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that complies with the then-current S&P Criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof will be the credit rating assigned to such issue by S&P; provided that (a) such credit rating was assigned by S&P within 12 months of such date of determination and (b) the Collateral Manager (on behalf of the Issuer) will notify S&P if the Collateral Manager has actual knowledge of the occurrence of any material amendment or event with respect to such Collateral Obligation that would, in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the credit quality of such Collateral Obligation, including any amortization modifications, extensions of maturity, reductions of principal amount owed, or non-payment of timely interest or principal due;

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (d) below:

(a) if an obligation of the issuer is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

(b) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within thirty (30) days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available S&P Credit Estimate Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such S&P Credit Estimate Information is submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Collateral Agent and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such S&P Credit Estimate Information is not submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (A) the S&P Rating as determined by the Collateral Manager for a period of up to ninety (90) days after the acquisition of such Collateral Obligation and (B) an S&P Rating of “CCC-” following such ninety day period; unless, during such ninety day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that (I) if such ninety day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; (II) if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months (or such other period as provided in S&P’s then-current criteria) have elapsed after the withdrawal or suspension of the public rating; (III) such credit estimate shall expire 12 months after the date of the assignment thereof by S&P, following which such Collateral Obligation shall have an S&P Rating of “CCC-” for a period of 12 months unless, during such 12-month period following the assignment of the credit estimate, the Issuer applies for renewal thereof in accordance with Section 7.14(b) (and concurrently submits all available S&P Credit Estimate Information in respect of such renewal), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; and (IV) such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the assignment of the credit estimate by S&P and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter;

(c) with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or, for a period of up to 90 days (or such earlier date if an S&P Rating is assigned prior to the expiration of such 90-day period), such higher rating as reasonably determined by the Collateral Manager (not to be called into question as a result of subsequent events) so long as the Collateral Manager reasonably expects that such DIP Collateral Obligation will be assigned an S&P Rating equal to or higher than such S&P Rating determined by the Collateral Manager no later than 90 days after such determination; provided that (A) if such DIP Collateral Obligation has no issue rating by S&P at the expiration of such 90-day period, the S&P Rating will be, at the election of the Issuer “CCC-” or such lower rating as applicable in accordance with this definition of “S&P Rating” and (B) the Collateral Manager will provide S&P Credit Estimate Information with respect to such DIP Collateral Obligation to S&P, if available; and

(d) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings, (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current, and (iii) prior to or within thirty (30) days after such election, the Issuer shall have submitted all available S&P Credit Estimate Information in respect of such Collateral Obligation to S&P and thereafter shall submit such further available S&P Credit Estimate Information in respect of such Collateral Obligation as reasonably requested by S&P; or

(iv) the S&P Rating of any Current Pay Obligation will be the higher of “CCC” and the S&P rating of such Current Pay Obligation;

provided that, for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating provided, further, that, for purposes of the determination of the S&P Rating, if (x) the issuer or Obligor of any Collateral Obligation was a debtor under Chapter 11 of the Bankruptcy Code, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an S&P rating of “SD” or “CC” or lower from S&P or had an S&P rating that was withdrawn by S&P and (y) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11 of the Bankruptcy Code, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an S&P rating of “SD” or “CC” or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “CCC-” for a period not exceeding twelve months from the deemed designation thereof, so long as S&P has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11 of the Bankruptcy Code; provided, further, that, (i) if any issuer, Obligor or Selling Institution, as applicable, has not exited the applicable bankruptcy proceeding and (ii) the applicable rating assigned by S&P to such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) has been withdrawn, then the S&P Rating for such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) shall be deemed to be such withdrawn S&P rating, so long as S&P has not taken any rating action with respect thereto since the date on which such S&P rating was withdrawn.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (including by means of electronic message, facsimile transmission, press release or posting to its website) to the Issuer, the Trustee, the Collateral Agent and the Loan Agent (unless in the form of a press release or posted to its website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Debt will occur as a result of such action; provided that, such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P; or (ii) S&P has communicated to the Issuer, the Collateral Manager or the Trustee, the Collateral Agent or the Loan Agent (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Secured Debt.

“S&P Rating Factor”: The meaning specified in Schedule 6 hereto.

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate; multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 5 using the Initial Rating of the most senior Class of Senior Debt Outstanding (other than the Class A-1 Debt) at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 5 hereto.

“S&P Region Classification”: The S&P Region Classifications set forth in Schedule 5 hereto, which region classifications may be updated at the option of the Collateral Manager if S&P publishes revised region classifications.

“S&P Weighted Average Life”: The meaning specified in Schedule 6 hereto.

“S&P Weighted Average Rating Factor”: The meaning specified in Schedule 6 hereto.

“S&P’s Credit Estimate Guidelines”: S&P’s “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It”, January 14, 2021, as such guidelines may be amended, supplemented, or updated after the date hereof.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales or other disposition of such Assets in accordance with the restrictions described in Article XII or Article V, less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator, the Trustee or the Collateral Agent (other than amounts payable as Administrative Expenses) in connection with such sales or other disposition. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale or other disposition.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the borrower and Principal Balance of each Collateral Obligation included therein, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X and the inclusion of additional Collateral Obligations as provided in Section 12.2 and Section 12.3.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added or substituted after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Documents.

“Second Lien Loan”: Any Loan or assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the Obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including, without limitation, any tax liens) securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

“Secured Debt”: Collectively, the Class A-1 Loans and the Secured Notes.

“Secured Notes”: Collectively, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Collateral Agent and the Custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Securitization Laws”: The Securitization Regulations, together with any supplementary regulatory technical standards, implementing technical standards and any regulatory guidance published in relation thereto and/or in relation to the preceding risk retention legislation, as applicable, by the European Supervisory Authorities or the United Kingdom, as applicable, each as in force on the Closing Date.

“Securitization Regulations”: (a) With respect to the European Union, Regulation (EU) 2017/2402 and (b) with respect to the United Kingdom, Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Bond”: Any obligation issued by a corporation, limited liability company, partnership or trust that: (a) constitutes borrowed money; (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a loan or a Participation Interest); (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations; (d) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such obligation; and (e) the value of the collateral securing the obligation at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the obligation in accordance with its terms and to repay all other debt of equal seniority secured by a first lien or security interest in the same collateral.

“Senior Secured Loan”: Any Loan or assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than (x) any second lien on the related Obligor’s current and related assets as described in the definition of “First Lien Term Loan Behind a Revolver”, (y) customary exceptions for Loans secured by a first-priority security interest, including for Super-Priority Revolving Facilities or (z) with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan (subject to customary exceptions for permitted liens, including, without limitation, any tax liens); and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other debt of equal seniority secured by a first lien or security interest in the same collateral.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in the Subordinated Notes by virtue of its interest therein and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website (or a successor location).

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a) modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c) extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(d) contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(e) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(f) reduce the principal amount of the applicable Collateral Obligation;

(g) release any material Obligor; or

(h) release any material collateral securing the Collateral Obligation.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“STAMP”: The meaning specified in Section 2.5(a).

“Standby Directed Investment”: The investment specified from time to time in writing by the Issuer, or the Collateral Manager on behalf of the Issuer, to the Collateral Agent, which investment is an Eligible Investment of the type described in clause (ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

“Stated Maturity”: With respect to any Class of Debt, the date specified as such in Section 2.3.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for an increase in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate), or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that, an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities.

“Substitute Collateral Obligation”: Each Collateral Obligation conveyed by the Transferor to the Issuer as substitute Collateral Obligation pursuant to Section 12.3(a).

“Subordinated Notes”: The Subordinated Notes issued pursuant to this Indenture (including any additional Debt that are designated Subordinated Notes and issued pursuant to Section 2.11) and having the characteristics specified in Section 2.3.

“Substitute Collateral Obligations Qualification Conditions”: The following conditions:

(i) the Coverage Tests, Collateral Quality Test and Concentration Limitations are satisfied, or if not satisfied, are maintained or improved (provided that, with respect to each substitution after the end of the Reinvestment Period, the Coverage Tests must be satisfied);

(ii) the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii) the Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Market Value of such Substitute Collateral Obligations) equals or exceeds the Market Value of the Collateral Obligation being substituted;

(iv) (x) if any of the Collateral Obligations being substituted for are Second Lien Loans, the Aggregate Principal Balance of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the Principal Balance of the Collateral Obligation(s) being substituted for that are Second Lien Loans and (y) if none of the Collateral Obligations being substituted for are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v) with respect to each substitution after the end of the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the Collateral Obligation being substituted for; and

(vi) the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted for.

“Substitution Event”: An event which shall have occurred with respect to any Collateral Obligation that:

(i) becomes a Defaulted Obligation;

(ii) has a Material Covenant Default;

(iii) becomes subject to a proposed Specified Amendment; or

(iv) becomes a Credit Risk Obligation.

“Substitution Period”: The meaning specified in Section 12.3(a)(ii).

“Successor Entity”: The meaning specified in Section 7.10(a).

“Super-Priority Revolving Facility”: With respect to a Loan, a senior secured revolving facility incurred by the Obligor of such Loan that is prior in right of payment to such Loan; provided that the outstanding Principal Balance and unfunded commitments of such senior secured revolving facility does not exceed 20% of the sum of (x) the outstanding Principal Balance and unfunded commitments of such revolving facility plus (y) the outstanding Principal Balance of the Loan plus (z) the outstanding Principal Balance of any other debt for borrowed money incurred by such Obligor that is pari passu with such Loan.

“Supermajority”: With respect to the Debt, any Class thereof, the Holders of more than two thirds of the Aggregate Outstanding Amount of such Class, as the case may be.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$400,000,000.

“Target Initial Par Condition”: A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together (without duplication) with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date and amounts designated as Principal Proceeds and transferred to the Collection Account, will equal or exceed the Target Initial Par Amount; provided that, for purposes of this definition, any Collateral Obligation that either (x) becomes a Defaulted Obligation prior to the Effective Date or (y) is a Closing Date Participation Interest and has not been elevated to an assignment by the Effective Date shall be treated as having a Principal Balance equal to its S&P Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: Any event that occurs if (i)(x) any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer (including, for this purpose, any withholding tax liability imposed under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Collateral Agent prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Collateral Agent receives written notice from the Collateral Manager or otherwise, the Collateral Agent shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands or the Channel Islands so long as each such tax advantaged jurisdiction is rated at least “A-” by S&P.

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Term SOFR”: The forward-looking term rate for the applicable Index Maturity based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
Below A	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” (each as shown above) will be 0%.

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Master Loan Sale Agreements, the Credit Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Placement Agreement, the Administration Agreement and the Retention of Net Economic Interest Letter.

“Transaction Parties”: The Issuer, the Co-Issuer, the Transferor, the Depositor, the Collateral Manager, the Trustee, the Collateral Administrator, the Administrator, the Loan Agent, the Collateral Agent and the Placement Agents.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding Principal Balance of such Collateral Obligation together with accrued interest thereon through such date of determination (but in no event less than the fair market value thereof).

“Transferor”: Silver Point Specialty Credit Fund L.P., a Delaware limited partnership, together with its successors and assigns.

“Transferor/Depositor Master Loan Sale Agreement”: That certain Master Loan Sale Agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Transferor and the Depositor whereby the Transferor will contribute to the Depositor, without recourse (except as set forth thereof), all of the right, title and interest of the Transferor in and to the Collateral Obligations and the proceeds thereof contemplated thereby.

“Treasury Regulations”: The United States Department of Treasury regulations promulgated under the Code.

“Trust Officer”: When used with respect to (a) the Trustee, the Collateral Agent or the Loan Agent, any officer within the designated corporate trust office of the Trustee, the Collateral Agent or the Loan Agent, as the case may be (or any successor group thereof) including any president, vice president, assistant vice president or officer of the Trustee, the Collateral Agent or the Loan Agent, as applicable, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the principal corporate trust office of the Trustee, the Collateral Agent or the Loan Agent, as applicable, because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture (or, in the case of the Loan Agent, the Credit Agreement) and (b) the Collateral Administrator, any officer within the designated corporate trust office of the Collateral Administrator (or any successor group of the Collateral Administrator) including any president, vice president, assistant vice president or officer of the Collateral Administrator as applicable, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the principal corporate trust office of the Collateral Administrator because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture or the Collateral Administration Agreement.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Document”: The indenture, loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“USA PATRIOT Act”: Collectively, (i) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and effective as of October 26, 2001, and as amended, which, among other things, requires that financial institutions, a term that includes bank, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities, and (ii) the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions and money laundering.

“U.S. person”: A U.S. person within the meaning specified in Regulation S.

“U.S. Retention Interest”: The “eligible horizontal residual interest” held by the Depositor in accordance with the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The United States federal interagency credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act, and promulgated at 17 C.F.R. Part 246.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the outstanding Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by:

(a) summing the products obtained by multiplying (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding Principal Balance of such Collateral Obligation;

and dividing such sum by:

(b) the outstanding Aggregate Principal Balance at such time of all such Collateral Obligations.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the number of years corresponding to the most recent Payment Date (or, if there is no preceding Payment Date, corresponding to the Closing Date) on or preceding such date of determination as set forth in the following table:

Payment Date (or Closing Date)	Number of Years
Closing Date	8.00
January 2022	7.64
April 2022	7.40
July 2022	7.15
October 2022	6.89
January 2023	6.64
April 2023	6.39
July 2023	6.14
October 2023	5.90
January 2024	5.65
April 2024	5.40
July 2024	5.15
October 2024	4.90
January 2025	4.65
April 2025	4.40
July 2025	4.15
October 2025	3.90
January 2026	3.65
April 2026	3.40
July 2026	3.15
October 2026	2.90
January 2027	2.65
April 2027	2.40
July 2027	2.15
October 2027	1.90
January 2028	1.64
April 2028	1.39
July 2028	1.14
October 2028	0.90
January 2029	0.65
April 2029	0.40
July 2029	0.15
October 2029	0.00

“Weighted Average S&P Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Secured Debt, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 5 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

Section 1.2 Usage of Terms. (a) With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

(b) Unless expressly stated otherwise, references hereunder to (i) the “redemption” of Debt shall be understood to refer, in the case of the Class A-1 Loans, to the repayment of the Class A-1 Loans by the Co-Issuers in accordance with the Credit Agreement, (ii) references to the “issuance” of Debt or to the “execution,” “authentication” and/or “delivery” of Debt shall be understood to refer, in the case of the Class A-1 Loans, to the incurrence of the Class A-1 Loans by the Co-Issuers pursuant to the Credit Agreement and this Indenture and (iii) in all instances where any notice is to be delivered to the Loan Agent for delivery to the Lenders, the Loan Agent shall provide such notice to Class A-1 Lenders pursuant to Section 8.3(d) of the Credit Agreement.

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets securing the Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c) If withholding tax is imposed on Collateral Obligations, the Collateral Quality Test and the Coverage Tests shall be calculated thereafter net of the full amount of such withholding tax unless the Obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto.

(d) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on or prior to a previous Payment Date.

(e) Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution will be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.3(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.3(d) being greater than the actual amounts available. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on the Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(f) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(g) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(h) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to the definition of “Defaulted Obligation,” then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount as set forth in the proviso to the definition of “Defaulted Obligation.”

(i) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(j) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Collateral Agent and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(k) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(l) If any Collateral Obligation that is a Closing Date Participation Interest is not elevated by an assignment agreement prior to the Effective Date, such Collateral Obligation shall be deemed to have a principal balance for purposes of determining the Adjusted Collateral Principal Amount equal to the S&P Collateral Value until the date on which such Collateral Obligation is assigned to the Issuer.

(m) The Collateral Manager does not warrant, nor accept responsibility, nor shall the Collateral Manager have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any Benchmark Replacement or the effect of any of the foregoing.

(n) To the fullest extent permitted by Applicable Law and notwithstanding anything to the contrary contained herein or in any other agreement contemplated herein, whenever herein the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider such interests and factors as it considers appropriate, including its own interests. The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority under the Collateral Management Agreement; provided that any action taken pursuant to such grant of discretion is consistent with the Collateral Manager Standard.

(o) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture and the Credit Agreement shall be in Dollars.

(p) Any reference herein to an amount of the Trustee’s, the Collateral Agent’s, the Loan Agent’s (in each of its capacities) or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on the aggregate face amount of the Assets.

(q) To the extent of any ambiguity in the interpretation of any definition or term contained herein or in the Credit Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, the Collateral Agent and the Loan Agent, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(r) For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(s) For purposes of calculating compliance with the Collateral Quality Test, DIP Collateral Obligations shall be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(t) All calculations related to Maturity Amendments, sales of Collateral Obligations, the Investment Criteria (and definitions related to sales of Collateral Obligations and the Investment Criteria), and other tests that would be calculated cumulatively since the Closing Date shall be reset at zero on the date of any Refinancing of all Classes of Debt.

(u) Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Collateral Obligations may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Collateral Manager upon which the Collateral Agent may rely.

ARTICLE II

THE NOTES

Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officer of the Issuer executing such Notes as evidenced by his or her execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes. (a) The forms of the Notes shall be as set forth in the applicable part of Exhibit A hereto.

(b) Notes.

(i) The Secured Notes of each Class sold to Persons that are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Regulation S Global Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(ii) Except as set forth in paragraph (iv) of this Section 2.2(b), the Secured Notes of each Class sold to U.S. persons that are QIB/QPs shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Rule 144A Global Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(iii) The Notes of each Class sold to U.S. persons that are IAI/QPs shall each be issued in the form of one or more definitive, fully registered notes without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto (a “Certificated Note”) and shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Co-Issuers and authenticated by the Trustee or Authenticating Agent as hereinafter provided.

(iv) The Notes of each Class sold to Persons that are QIB/QPs, at the request of such Person at the time of acquisition, purported acquisition or proposed acquisition, shall be issued in the form of Certificated Notes and shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Co-Issuers and authenticated by the Trustee or Authenticating Agent as hereinafter provided.

(v) The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Note for all payment purposes whatsoever, and for all other purposes except as provided in Section 14.2(e). Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, or any agent of the Co-Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture, together with any Class A-1 Loans that may be incurred pursuant to the Credit Agreement, is limited to U.S.$400,000,000 (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture and (ii) additional notes issued in accordance with Section 2.13 and 3.2).

The Class A-1 Loans and the Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	A-1 Loans	A-1a Notes	A-1b Notes	A-2a Notes	A-2b Notes	B-1 Notes	B-2 Notes	C Notes	D Notes	Subordinated Notes
Original Principal Amount[1]	U.S.$100,000,000	U.S.$104,500,000	U.S.$7,500,000	U.S.$6,000,000	U.S.$10,000,000	U.S.$8,000,000	U.S.$8,000,000	U.S.$44,000,000	U.S.$12,000,000	U.S.$100,000,000
Stated Maturity	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032	Payment Date in October 2032
Fixed Rate Debt	No	No	Yes	No	Yes	No	Yes	No	No	N/A
Floating Rate Debt	Yes	Yes	No	Yes	No	Yes	No	Yes	Yes	N/A
Index	Benchmark	Benchmark	N/A	Benchmark	N/A	Benchmark	N/A	Benchmark	Benchmark	N/A
Index Maturity[2]	3 month	3 month	N/A	3 month	N/A	3 month	N/A	3 month	3 month	N/A
Spread/Cou pon[3]	1.72%	1.72%	2.449%	1.90%	2.807%	2.00%	2.938%	3.00%	4.15%	N/A
Initial Rating(s):
S&P Priority Classes	AAA (sf) None	AAA (sf) None	AAA (sf) None	AAA (sf) A-1	AAA (sf) A-1	AA (sf) A-1, A-2a, A-2b,	AA (sf) A-1, A-2a, A-2b,	A(sf) A-1, A-2a, A-2b, B-1, B-2,	BBB- (sf) A-1, A-2a, A-2b, B-1, B-2, C	N/A A-1, A-2a, A-2b, B-1, B-2, C, D
Junior Classes	A-2a, A-2b, B-1, B-2, C, D, Subordinated	A-2a, A-2b, B-1, B-2, C, D, Subordinated	A-2a, A-2b, B-1, B-2, C, D, Subordinated	B-1, B-2, C, D, Subordinated	B-1, B-2, C, D, Subordinated	C, D, Subordinated	C, D, Subordinated	D, Subordinated	Subordinated	None
Pari Passu Classes	A-1 Notes	A-1 Loans, A-1b	A-1 Loans, A-1a	A-2b	A-2a	B-2	B-1	None	None	None
Interest Deferrable	No	No	No	No	No	No	No	Yes	Yes	Yes
Issuer(s)	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Issuers
Form	N/A	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Physical

The Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$2,000,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Co-Issuers by one of its Officers. The signature of such Officer on the Notes may be manual, electronic or facsimile.

Notes bearing the manual, facsimile or electronic signatures of individuals who were at the time of execution Officers of the Issuer or the Co-Issuer shall bind the Issuer or the Co-Issuer, as applicable, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

[1]	As of the Closing Date.
[2]

The initial Benchmark will be LIBOR. The Benchmark may be changed to a Benchmark Replacement in accordance with the terms of this Indenture. LIBOR shall be calculated by reference to three-month LIBOR; provided that with respect to the portion of the first Interest Accrual Period comprising the period from and including the Closing Date to but excluding the First LIBOR Period End Date, LIBOR shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available.

[3]

The spread over the Benchmark or the stated rate of interest, as applicable, with respect to any Class of Secured Debt (other than the Class A-1 Debt) may be reduced in connection with a Re-Pricing of such Class of Secured Debt, subject to the conditions set forth in Section 9.7.

At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes executed by the Co-Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall, in respect of a transfer or exchange of Notes hereunder, shall have been deemed to have been provided upon the Issuer’s delivery of an executed Note to the Trustee), shall authenticate and pursuant to Issuer Order shall deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such Certificate of Authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange. (a) The Co-Issuers shall cause the Notes to be registered and shall cause to be kept a register (the “Note Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Note Register maintained in the United States as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Note Registrar shall provide to the Issuer, the Collateral Manager or the Placement Agents a current list of Holders as reflected in the Note Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. Upon written request at any time, the Trustee shall provide to the Issuer, the Collateral Manager or the Placement Agents a current list of Holders.

In addition, the Issuer, the Trustee and the Collateral Manager shall be entitled to conclusively rely upon any certificate of ownership provided to the Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate in the form of Exhibit D and the continued ownership of any Note indicated therein) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby and shall have no liability for relying on the same. Upon written request at any time, the Trustee shall provide to the Issuer, the Collateral Manager or the Placement Agents a copy of each Beneficial Ownership Certificate that the Trustee has received.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Co-Issuers shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Transfer Agent may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. The Trustee or the Transfer Agent shall be permitted to request such evidence reasonably satisfactory to it documenting the identity, authority and/or signatures of the transferor and transferee.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c) [Reserved].

(d) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Collateral Agent shall be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(e) Transfers of Global Notes shall only be made in accordance with Section 2.2(b), Section 2.5(e) and Section 2.12.

(i) Rule 144A Global Note to Regulation S Global Note. Subject to the rules and procedures of DTC and this Section 2.5(e)(i), holder of a beneficial interest in a Rule 144A Global Note deposited with DTC may at any time exchange its interest in such Rule 144A Global Note for an equivalent beneficial interest in the corresponding Regulation S Global Note, or transfer its interest in such Rule 144A Global Note to a Person taking delivery thereof in the form of an equivalent beneficial interest in the corresponding Regulation S Global Note; provided that such exchanging holder or transferee, as applicable, is a Person that is not a U.S. person. Upon receipt by the Trustee, the Note Registrar and the Transfer Agent of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Transfer Agent to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to such Class of Notes, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a duly-executed certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is a Person that is not a U.S. person and is purchasing such beneficial interest in reliance on Regulation S, and (D) a written certification in the form of Exhibit B-5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Person that is not a U.S. person and is purchasing such beneficial interest in an offshore transaction in reliance on Regulation S, then the Transfer Agent shall approve the instructions at DTC to reduce, or cause to be reduced, the principal amount of the applicable Rule 144A Global Note and to increase, or cause to be increased, the principal amount of the corresponding Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

(ii) Regulation S Global Note to Rule 144A Global Note. Subject to the rules and procedures of DTC and this Section 2.5(e)(ii), a holder of a beneficial interest in a Regulation S Global Note deposited with DTC may at any time exchange its interest in such Regulation S Global Note for an equivalent beneficial interest in the corresponding Rule 144A Global Note or transfer its interest in such Regulation S Global Note to a Person taking delivery thereof in the form of an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Trustee, the Note Registrar and the Transfer Agent of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Transfer Agent to credit or cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest the Regulation S Global Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to such Class of Notes, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a duly-executed certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB/QP, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a QIB/QP, then the Transfer Agent shall approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note and to increase or cause to be increased, the principal amount of the corresponding Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be or exchanged or transferred and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(iii) Global Note to Certificated Note. Subject to the rules and procedures of Euroclear, Clearstream and/or DTC, as applicable, this Section 2.5(e)(ii) and Section 2.10(a), a holder of a beneficial interest in a Global Note deposited with DTC may at any time transfer its interest in such Global Note to one or more Persons taking delivery thereof in the form of a corresponding Certificated Note. Upon receipt by the Trustee, the Note Registrar and the Transfer Agent of (A) one or more duly-executed certificates substantially in the form of Exhibit B-2 and (B) appropriate instructions from DTC, if required, the Transfer Agent shall approve the instructions at DTC to reduce, or cause to be reduced, the principal amount of the applicable Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred and record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers, authentication by the Trustee or the Authenticating Agent and delivery by the

Transfer Agent of one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor) but not less than the Minimum Denomination applicable to such Class of Notes.

(f) Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b), Section 2.5(f) and Section 2.12.

(i) Certificated Notes to Rule 144A Global Notes or Regulation S Global Notes. Subject to the rules and procedures of Euroclear, Clearstream and/or DTC, as applicable, and this Section 2.5(f)(i), a holder of a Certificated Note may at any time exchange all or a portion of its interest in such Certificated Note for a beneficial interest in a corresponding Rule 144A Global Notes or Regulation S Global Note or to transfer all or a portion of such Certificated Note to one or more Persons taking delivery thereof in the form of a beneficial interest in the corresponding Rule 144A Global Note or the Regulation S Global Note. Upon receipt by the Note Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to one or more transferees, (B) a duly-executed certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-4 or B-5 (as applicable) attached hereto executed by each transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the corresponding Rule 144A Global Notes or Regulation S Global Notes, as applicable, in an amount equal to the Certificated Notes to be transferred to each such transferee or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Notes or Regulation S Global Note equal to the principal amount of the Certificated Note transferred to each such transferee or exchanged.

(ii) Certificated Notes to Certificated Notes. Subject to this Section 2.5(f)(ii), a holder of a Certificated Note may at any time exchange such Certificated Note for one or more Certificated Notes and/or transfer all or a portion of such Certificated Note to one or more Person taking delivery thereof in the form of a Certificated Note. Upon receipt by the Note Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to each transferee, and (B) a duly-executed certificate substantially in the form of Exhibit B-2 attached hereto executed by each transferee, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers, authentication by the Trustee or the Authenticating Agent and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor) but not less than the Minimum Denomination applicable to such Class of Notes.

(g) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the applicable legend shall not be removed unless there is delivered to the Trustee and the Co-Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Co-Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Co-Issuers shall, after due execution by the Co-Issuers authenticate and deliver Notes that do not bear such applicable legend.

(h) Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows (except as may be expressly agreed in writing between an initial purchaser and the Issuer, which writing shall be provided to the Trustee):

(i) In connection with the purchase of such Notes, such beneficial owner agrees that: (A) none of the Co-Issuers, the Collateral Manager, the Placement Agents, the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator, the Administrator, the Transferor, the Depositor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Collateral Manager, the Placement Agents, the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator, the Administrator, the Transferor, the Depositor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes);

(C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Collateral Manager, the Placement Agents, the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator, the Administrator, the Transferor, the Depositor or any of their respective affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Note) both (a) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of

Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Note) not a U.S. person and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories, (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

(ii) In the case of any Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes, such beneficial owner agrees that (A) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law.

(iii) If the purchaser or transferee of any Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes or any beneficial interest therein is a Benefit Plan Investor, it will be deemed to represent, warrant and agree that (i) none of the Transaction Parties or any of their affiliates has provided any investment advice within the meaning of Section 3(21)(A)(ii) of ERISA to the Benefit Plan Investor or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Fiduciary”), in connection with its acquisition of Notes, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

(iv) Each person purchasing Subordinated Notes will be required to represent, warrant and agree, for so long as it holds such Subordinated Notes or interest therein, that it is not, and is not acting on behalf of, a Benefit Plan Investor. Further, if the investor in the Subordinated Notes is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, (i) it is not subject to any Similar Law and (ii) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law.

(v) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer its interest in such Notes, such interest in the Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither of the Co-Issuers has been registered as an investment company under the Investment Company Act, and that the Co- Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(vi) Such beneficial owner is aware that, except as otherwise provided herein, any Notes (or interest therein) being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vii) Such beneficial owner agrees (1) not to seek to commence in respect of the Issuer or the Co-Issuer, or cause the Issuer or the Co-Issuer, to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Debt issued pursuant to this Indenture and incurred pursuant to the Credit Agreement or, if longer, the applicable preference period (plus one day) then in effect and (2) to be subject to the Bankruptcy Subordination Agreement.

(viii) Such beneficial owner agrees that (a)(i) the express terms of this Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) this Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) each beneficial owner shall comply with such express terms if it seeks to direct the commencement of any such Proceeding, (b) there are no implied rights under this Indenture to direct the commencement of any such Proceeding, and (c) notwithstanding any provision of this Indenture, or any provision of the Notes or of any other agreement, the Co-Issuers shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Agent, the Loan Agent, the Collateral Manager, the Collateral Administrator or the Calculation Agent.

(ix) Such beneficial owner agrees that the Issuer, or the Re Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Notes of a Re Priced Class held by non consenting holders pursuant to this Indenture, and if such beneficial owner is a non consenting holder, it agrees to sell and transfer its Notes in accordance with the provisions of this Indenture and hereby irrevocably appoints the Issuer, or the Re Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney in fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to cooperate with the Issuer, the Re Pricing Intermediary on behalf of the Issuer and/or the Trustee to effect such sale and transfers.

(x) Such beneficial owner will provide the Issuer, the Trustee and their agents with any information and documentation required by the Issuer to achieve AML Compliance, and will update or replace such information, as necessary.

(i) Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B-2.

(j) Any purported transfer of a Note or interest therein not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(k) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, the Collateral Agent, and the Loan Agent impose additional transfer restrictions on the Notes to comply with the USA PATRIOT Act or the Code and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(l) The Note Registrar, the Trustee, the Issuer and the Co-Issuer shall be entitled to conclusively rely on the information set forth on the face of any purchaser, transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, neither the Trustee nor the Transfer Agent shall be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee or the Transfer Agent is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(m) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agents may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.

(n) Conversion of Class A-1 Loans.

(i) Notwithstanding anything herein to the contrary and in accordance with the procedures set forth in Section 3.7 of the Credit Agreement, upon written notice to the Trustee, the Collateral Agent, the Loan Agent, the Rating Agency and the Co-Issuers, provided in accordance with the Credit Agreement, a Class A-1 Lender may elect any Payment Date (such Payment Date, the “Conversion Date”) upon which all or a portion (if a portion of the Class A-1 Loans are converted (a “Conversion”), the conversion must occur in minimum increments of U.S.$20,000,000 Aggregate Principal Amount of Class A-1 Loans) of the Aggregate Outstanding Amount of the Class A-1 Loans held by such Converting Lender will be converted into Class A-1a Notes of an equal Aggregate Outstanding Amount in accordance with the terms hereof and the terms of the Credit Agreement; provided that (x) such Conversion Date will be no earlier than the fifth Business Day following the date such notice is delivered (or such later date as may be reasonably agreed to by such Converting Lender, the Collateral Agent, the Loan Agent and the Trustee) and (y) the Conversion Date may only occur on a Payment Date.

(ii) On each Conversion Date after giving effect to any payment on such Conversion Date, (A) the Aggregate Outstanding Amount of the Class A-1a Notes will be increased by the current Aggregate Outstanding Amount of the Class A-1 Loans so converted and (B) the Class A-1 Loans so converted will cease to be Outstanding and will be deemed to have been repaid in full for all purposes hereunder and under the Credit Agreement. No Notes may not be converted into Class A-1 Loans.

(iii) The Co-Issuers, the Collateral Manager and the Converting Lender agree to provide reasonable assistance to the Trustee, the Collateral Agent and the Loan Agent in connection with such conversion, including, but not limited to, providing applicable instructions to DTC, the Trustee, the Collateral Agent, the Loan Agent and the Note Registrar or Loan Registrar, as applicable.

(iv) Each Class A-1 Lender may elect, in its sole discretion, to exercise the Conversion concurrently with an assignment of all or a portion of its Class A-1 Loans (an “Assignment/Conversion”) such that the effective date of the assignment occurs on the related Conversion Date and the assignee receives Class A-1a Notes (or an interest therein) in lieu of the portion of Class A-1 Loans being assigned. Any assignment made in connection with an Assignment/Conversion must meet the requirements for an assignment set forth in Section 3.7 of the Credit Agreement. Any Class A-1 Lender electing to make an Assignment/Conversion shall deliver to the Trustee, the Collateral Agent, the Loan Agent and the Co-Issuers at least five Business Days prior to the Conversion Date, (A) an executed Assignment Agreement (as defined in the Credit Agreement), (B) a completed notice substantially in the form of Exhibit C to the Credit Agreement, (C) the assignment fee required under the Credit Agreement and (D) a written certification from the assignee substantially in the form of Exhibit B-4 or Exhibit B-5, as applicable.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. (a) If (i) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Co-Issuers, the Trustee and such Transfer Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Co-Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Co-Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note having the same designation, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

(b) If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Co-Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers, the Trustee and the Transfer Agent in connection therewith.

(c) In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

(d) Upon the issuance of any new Note under this Section 2.6, the Co-Issuers may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

(f) The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate, and such interest will be payable in arrears on each Payment Date and shall accrue on each day during each Interest Accrual Period on the Aggregate Outstanding Amount thereof on such day (after giving effect to payments of principal thereof on such day), except as otherwise set forth below. Payment of interest on each Class of Debt (other than the Class A-1 Debt) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class remains Outstanding with respect to each Class of Deferrable Notes, any payment of interest due on such Class of Deferrable Notes that is not available to be paid in accordance with the Priority of Payments on any Payment Date (“Deferred Interest” with respect to such Class) shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferrable Notes, and (iii) the Stated Maturity of such Class of Deferrable Notes. Deferred Interest on the Deferrable Notes shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) that is the Redemption Date with respect to such Class of Deferrable Notes, and (ii) that is the Stated Maturity of such Class of Deferrable Notes. Regardless of whether any Priority Class is Outstanding with respect to a Class of Deferrable Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Deferrable Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Class of Debt, or in the case of a partial repayment, on such repaid part, from the date of repayment. Interest on any Deferred Interest with respect to any Class of Deferrable Notes shall accrue at the applicable Interest Rate for such Class. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A-1 Loans, Class A-1 Notes, Class A-2 Notes or Class B Notes or, if no Class A-1 Loans, Class A-1 Notes, Class A-2 Notes or Class B Notes are Outstanding, any Class C Notes, or if no Class A-1 Loans, Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes are Outstanding, any Class D Notes, shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of each Class of Secured Debt matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Debt which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date that is the Stated Maturity of such Class of Debt or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Debt will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States person (as defined under Section 7701(a)(30) of the Code) or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States person (as defined under Section 7701(a)(30) of the Code)) or other certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Collateral Agent and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of the Notes or the Holder of such Notes under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including any cost basis reporting obligations) and the delivery of any information required under FATCA. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Debt as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Debt. Nothing herein shall be construed to obligate the Paying Agent, the Collateral Agent or the Trustee to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Debt shall be made by the Collateral Agent or by a Paying Agent in Dollars to (1) the Loan Agent, for distribution to the Class A-1 Lenders in the case of the Class A-1 Loans; (2) DTC or its designee with respect to a Global Note, and (3) the Holder or its nominee with respect to a Certificated Note, in each case by wire transfer, as directed by such Person, in immediately available funds to a Dollar account maintained by the Loan Agent, in the case of the Class A-1 Loans, by DTC or its nominee with respect to a Global Note, or to the Holder or its nominee with respect to a Certificated Note;

provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Note Register. Upon final payment due on the Maturity of (A) a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity and (B) the Class A-1 Loans, the Holder thereof shall present and surrender the lender note representing such Class A-1 Loan to the Corporate Trust Office of the Loan Agent in accordance with the Credit Agreement, in each case, on or prior to such Maturity; provided that if the Trustee, the Collateral Agent, the Loan Agent and the Co-Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Co-Issuers, the Trustee and the Collateral Agent that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Co-Issuers, the Trustee, the Collateral Agent, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members or any of their nominees relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof), the Trustee, the Collateral Agent, the Loan Agent, as applicable in the name and at the expense of the Co-Issuers shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their respective addresses as they appear on the Note Register, a notice which shall specify the date on which such payment will be made and the place where such Notes may be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Debt of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Debt of such Class on such Record Date.

(g) Interest accrued with respect to the Secured Debt (other than the Fixed Rate Debt) shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Fixed Rate Debt shall be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that if redemption thereof occurs on a Business Day that would not otherwise be a Payment Date, interest accrued with respect to the Fixed Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h) All reductions in the principal amount of a Note (or one or more predecessor Notes) or Class A-1 Loan effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note or Class A-1 Loan, as applicable issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i) Notwithstanding any other provision of this Indenture or the Credit Agreement, the obligations of the Issuer and Co-Issuer under the Notes, the Class A-1 Loans and the Transaction Documents are from time to time and at any time limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the proceeds of the Assets available at such time in accordance with the Priority of Payments and following the application of the proceeds thereof in accordance with this Indenture and the Credit Agreement, all obligations of and any claims against the Co- Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shared personnel, shareholder, authorized Person or incorporator of either of the Co-Issuers, the Collateral Manager or their respective affiliates, successors or assigns for any amounts payable under the Debt or this Indenture or the Credit Agreement. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or the Credit Agreement or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt or this Indenture or the Credit Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8 Persons Deemed Owners. The Issuer, the Co-Issuer, the Trustee, the Collateral Agent, and any agent of the Issuer or the Co-Issuer or the Trustee or the Collateral Agent shall treat as the owner of each Note the Person in whose name such Note is registered on the Note Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on, other than as otherwise expressly provided in this Indenture, any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer or the Trustee, the Collateral Agent, nor any agent of the Issuer, the Co-Issuer or the Trustee or the Collateral Agent shall be affected by notice to the contrary.

Section 2.9 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift or contribution thereof or other event or circumstance) except for payment as provided herein, or for registration of transfer or exchange in accordance with this Article II or redemption in accordance with Article IX hereof (and, in the case of Special Redemption, a mandatory redemption pursuant to Section 9.1, or an Optional Redemption in part by Class, only to the extent that such Special Redemption, mandatory redemption or Optional Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Co-Issuers shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10 DTC Ceases to be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of one or more corresponding Certificated Notes to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depository for such Global Note, or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after receiving notice of such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b) Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Co-Issuers shall execute and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of Section 2.10(b), the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.10(a), the Co-Issuers will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Co-Issuers to such beneficial owners of interests in Global Notes as required by Section 2.10(a), the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership and shall have no liability for relying on the same.

Neither the Trustee nor the Note Registrar shall be liable for any delay in the delivery of directions from the DTC, as depository, and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11 Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Note to a U.S. person that is not a QIB/QP (or solely in the case of Notes issued as Certificated Notes, an IAI/QP) shall in either case be null and void and any such purported transfer of which the Issuer, the Co-Issuer, the Trustee, the Collateral Agent and the Loan Agent shall have notice may be disregarded by the Issuer, the Co-Issuer, the Trustee, the Collateral Agent and the Loan Agent for all purposes. In addition, the acquisition of Notes by a Non-Permitted Holder under Section 2.11(b) shall be null and void ab initio.

(b) If any U.S. person that is not a QIB/QP (or solely in the case of Notes issued as Certificated Notes, a U.S. person that is an IAI/QP) shall in either case become the Holder or beneficial owner of an interest in any Note (any such Person a “Non-Permitted Holder”), the acquisition of such Notes by such Holder shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Co-Issuer (if the Co-Issuer obtains actual knowledge), or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge (in which case the Trustee agrees to notify the Issuer of such discovery, if any)), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Non-Permitted Holder to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes or interest therein, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may (but is not required to) select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Trustee and the Collateral Manager to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any such sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee, the Collateral Agent, the Loan Agent or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c) If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made, as applicable, a prohibited transaction, Benefit Plan Investor, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such Person a “Non-Permitted ERISA Holder”), the Issuer shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer (or upon notice to the Issuer from the Trustee if it obtains actual knowledge or the Trustee makes the discovery), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer its interest in such Secured Notes or Subordinated Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell its interest in such Secured Notes or Subordinated Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Secured Notes or Subordinated Notes and selling such Secured Notes or Subordinated Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means in its sole discretion. The holder of each Secured Note or Subordinated Notes, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Secured Notes or Subordinated Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Secured Notes or Subordinated Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12 Tax Treatment; Tax Certifications.

(a) Each Holder (including, for purposes of this Section 2.12, any beneficial owner of Notes) agrees to treat the Issuer, the Co-Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of this Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Holder will timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents reasonably request in order to (A) make payments to the beneficial owner without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation (including the Cayman FATCA Legislation and the CRS), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner, or to the Issuer. Amounts withheld by the Issuer or their agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such beneficial owner by the Issuer.

(c) Each Holder will provide the Issuer or its agents with any correct, complete and accurate information or documentation that may be required for the Issuer to comply with FATCA, the Cayman FATCA Legislation and the CRS and to prevent the imposition of U.S. federal withholding tax under FATCA on payments to or for the benefit of the Issuer. Such beneficial owner acknowledges that, in the event such Holder fails to provide such information or documentation for the purposes of FATCA, or to the extent that its ownership of Notes would otherwise cause the Issuer to be subject to any tax under FATCA, (A) the Issuer (and any agent acting on its behalf) is authorized to withhold amounts otherwise distributable to the investor as compensation for any amounts withheld from payments to or for the benefit of the Issuer as a result of such failure or such ownership, and (B) to the extent necessary to avoid an adverse effect on the Issuer as a result of such failure or such ownership, the Issuer will have the right to compel the investor to sell its Notes and, if such person does not sell its Notes within 10 Business Days after notice from the Issuer or its agents, the Issuer will have the right to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account, in addition to other related costs and charges, any taxes incurred by the Issuer in connection with such sale) to such person as payment in full for such Notes. The Issuer may also assign each such Note a separate securities identifier in the Issuer’s sole discretion. Each Holder agrees that the Issuer, the Trustee and/or their agents or representatives may (1) provide any information and documentation concerning its investment in its Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant tax or regulatory authority and (2) take such other steps as they deem necessary or helpful to ensure that the Issuer complies with FATCA, the Cayman FATCA Legislation and the CRS.

(d) If it is not a United States person (as defined in Section 7701(a)(30) of the Code), such Holder:

(i) is:

(A) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code);

(B) not a “10 percent shareholder” with respect to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and

(C) not a “controlled foreign corporation” that is related to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code;

(ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

(iii) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes.

(e) Each Holder will provide the Issuer and the Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA.

(f) Each Holder represents that it is not a member of an “expanded group” (as defined in Treasury Regulations section 1.385-1(c)(4)) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

(g) In the case of a Holder of Equity Notes, such Holder and beneficial owner of an Equity Note, by acceptance of such Equity Note or a beneficial interest therein, represents, acknowledges and agrees that:

(i) it is a “United States person,” as defined in Section 7701(a)(30) of the Code;

(ii) it will not (A) acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) such Notes or beneficial interest therein on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any Equity Notes or any interests therein to be marketed on or through an Exchange;

(iii) no sale, transfer, assignment, participation, pledge or other disposition of any Equity Notes (or beneficial interests therein) will be recognized or, if applicable, recorded if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the Equity Notes, collectively, to be held or beneficially owned by more than 98 persons;

(iv) it will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to such Notes or the Issuer (including the amount of Issuer distributions on any Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in United States Treasury Regulations Section 1.7704-1(a)(2)(i)(B);

(v) if it is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation for United States federal income tax purposes: (A) no more than 40% of the value of any direct or indirect beneficial owner’s interest in such person is (or, after any transfer, would be) attributable to such person’s interest in any such Notes, and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any such Notes to permit the Issuer to satisfy the “private placement” safe harbor of Treasury Regulation section 1.7704-1(h)(1)(ii); and

(vi) it will not Transfer all or any portion of such Notes (or beneficial interests therein) unless: (A) the person to which it Transfers such Notes (or beneficial interests therein) agrees to be bound by the restrictions, conditions, representations, warrants, and covenants set forth in this paragraph, and (B) such Transfer does not violate this paragraph.

Any Transfer made in violation of this provision will be void and of no force or effect, and will not bind or be recognized by the Issuer or any other person, and no person to which such Notes are transferred will become a Holder nor any transfer of beneficial interest recognized unless such person agrees to be bound by this provision. However, notwithstanding the immediately preceding sentence, a Transfer in violation of subparagraphs (ii), (iii), (iv) or (v), will be permitted if the Issuer receives advice of Cadwalader, Wickersham & Taft LLP or Freshfields Bruckhaus Deringer US LLP, or an opinion of nationally recognized tax counsel experienced in such matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(vii) In the case of the Equity Notes, each Holder agrees any sale, transfer, assignment, participation, pledge, or other disposition of such Note (or any interest therein) will be void and of no force or effect unless the person to which it transfers such Notes executes a transferee representation and covenant letter attached as Exhibit G.

Section 2.13 Additional Issuance/Incurrence. (a) At any time during the Reinvestment Period, the Co-Issuers or the Issuer, as applicable, may incur additional loans, issue and sell additional Debt of each Class (on a pro rata basis with respect to each Class or, if additional Class A-1 Debt is not being issued, on a pro rata basis for all Classes that are subordinate to the Class A-1 Debt) and/or additional Subordinated Notes and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture; provided that additional Class A-1 Debt may consist of additional Class A-1 Loans and/or additional Class A-1 Notes; provided, further, that the following conditions are met:

(i) the Collateral Manager and a Majority of the Subordinated Notes consents to such issuance;

(ii) the aggregate principal amount of Secured Debt of any Class issued in all additional issuances shall not exceed 100% of the Aggregate Outstanding Amount of the Debt of such Class on the Closing Date (for which purpose Pari Passu Classes shall constitute a single Class);

(iii) the terms of the Debt issued must be identical to the respective terms of previously issued Debt of the applicable Class (except that the interest due on additional Debt will accrue from the issue date of such additional Debt and the spread over the Benchmark, in the case of Floating Rate Debt, or the stated rate of interest, in the case of Fixed Rate Debt), as applicable, and price of such additional Debt does not have to be identical to those of the initial Debt of such Class; provided that the Interest Rate of any such additional Debt must not exceed the Interest Rate applicable to the initial Debt of that Class);

(iv) the proceeds of any additional Debt (net of fees and expenses incurred in connection with such issuance) will be treated as Principal Proceeds, used to purchase additional Collateral Obligations, or as otherwise permitted hereunder;

(v) the Overcollateralization Ratio with respect to each Class is not reduced after giving effect to such issuance;

(vi) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Issuer to the effect that (1) such additional issuance will not cause the Issuer (A) to be subject to U.S. federal income tax with respect to its net income or subject to tax liability under Section 1446 of the Code, or (B) to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (2) any additional Class A-1 Loans, Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes will be treated as indebtedness for U.S. federal income tax purposes; provided, however, that the opinion described in this clause (vi)(2) will not be required with respect to any additional Debt that bear a different securities identifier from the Debt of the same Class and are outstanding at the time of the additional issuance;

(vii) prior notice of such additional issuance has been provided to the Rating Agency; and

(viii) an officer’s certificate of the Issuer is delivered to the Collateral Agent (and, in respect of an additional incurrence of Class A-1 Loans, the Loan Agent) stating that the foregoing conditions (i) through (vii) have been satisfied.

(b) Except in the case of a Risk Retention Issuance, (i) any additional Class A-1 Debt issued or incurred as described above will be offered to the existing holders of Class A-1 Debt in the form of Class A-1 Loans and/or Class A-1 Notes held by each such existing holder (x) first, in such amounts as are necessary to preserve each such holder’s pro rata ownership interest in the Class A-1 Debt and (y) second, in the case of any unsold additional Class A-1 Debt, without regard to each holder’s pro rata ownership interest in the Class A-1 Debt, it being understood that additional Class A-1 Debt offered to an existing holder pursuant to this subclause (y) may be subscribed for by such holder in the form of additional Class A-1 Loans or additional Class A-1 Notes, without regard to the form of such holder’s existing holdings and (ii) any additional Debt of any other Class issued as described above will, to the extent reasonably practicable, be offered first to holders of that Class in such amounts as are necessary to preserve each such holder’s ownership interest in such Class.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated by the Trustee or the Authenticating Agent and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(a) Officers’ Certificate of the Co-Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Co-Issuers (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture and the Credit Agreement and, in the case of the Issuer, the Collateral Management Agreement, the Collateral Administration Agreement and related Transaction Documents and, in each case, the execution, authentication and delivery of the Notes applied for by it and the incurrence of the Class A-1 Loans, (B) specifying the Stated Maturity, principal amount and Interest Rate of each Class of Notes to be authenticated and delivered and the Class A-1 Loans to be incurred, (C) in the case of the Issuer, certifying that the issuance of the Subordinated Notes issued on the Closing Date is in accordance with the terms of the Memorandum and Articles, and (D) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Co-Issuers or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Co-Issuers that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Co-Issuers that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(c) U.S. Counsel Opinions. Opinions of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Co-Issuers, Freshfields Bruckhaus Deringer US LLP, counsel to the Collateral Manager, the Transferor and the Depositor, and Alston & Bird LLP, counsel to the Trustee, the Collateral Agent and the Collateral Administrator, in each case dated the Closing Date, in form and substance satisfactory to the Issuer.

(d) Cayman Counsel Opinion. An opinion of Walkers (Cayman) LLP, Cayman Islands counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Issuer.

(e) Officers’ Certificate of Co-Issuers Regarding Indenture. An Officer’s certificate of each of the Co-Issuers stating that, to the best of the signing Officer’s knowledge, the Issuer or the Co-Issuer, as the case may be, is not in default under this Indenture and that neither the issuance of the Notes applied for by it nor the incurrence of the Class A-1 Loans will result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(f) Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(i) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(ii) each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

(iii) the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(iv) the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired in the Initial Sale and Contribution or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$310,000,000.

(g) Grant of Collateral Obligations. Contemporaneously with the issuance and sale of the Notes on the Closing Date, the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Collateral Agent for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Documents related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(h) Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(i) in the case of each Collateral Obligation pledged to the Collateral Agent for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Securities Account Control Agreement;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Collateral Agent;

(V) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI) (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(g) have been satisfied;

(VII) upon the Grant by the Issuer, the Collateral Agent has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(ii) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired in the Initial Sale and Contribution or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$310,000,000.

(i) Rating Letter. An Officer’s certificate of the Co-Issuers to the effect that Issuer has received a letter signed by the Rating Agency, confirming that each Class of Secured Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(j) Accounts. Evidence of the establishment of each of the Accounts.

(k) Issuer Order for Deposit of Funds into Accounts. (i) An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit in the amount specified therein from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Ramp-Up Account for use pursuant to Section 10.3(c), (ii) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit in the amount specified therein from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Expense Reserve Account for use pursuant to Section 10.3(d); (iii) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit in the amount specified therein from the proceeds of the issuance of the Notes into the Interest Reserve Account for use pursuant to Section 10.3(e); and (iv) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit in the amount specified therein from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Revolver Funding Account for use pursuant to Section 10.4.

(l) Transaction Documents. An executed counterpart of the Collateral Management Agreement, the Credit Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement, each Master Loan Sale Agreement and a copy of each purchaser representation letter for Certificated Notes issued on the Closing Date (if any).

(m) Other Documents. Such other documents as the Collateral Agent may reasonably require; provided that nothing in this clause (m) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2 Conditions to Additional Issuance. Any additional notes to be issued in accordance with Section 2.13 may be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated by the Trustee or the Authenticating Agent and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(a) Officer’s Certificate of the Co-Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Co-Issuers (a) evidencing the authorization by Resolution of the execution, authentication and delivery of the Notes applied for by it, (b) specifying the Stated Maturity, principal amount and Interest Rate of each Class of Notes to be authenticated and delivered and (c) certifying that (A) the attached copy of the Resolution is a true and complete copy thereof, (B) such Resolution has not been rescinded and is in full force and effect on and as of the date of issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. From each of the Co-Issuers either (a) a certificate of the Issuer or the Co-Issuer, as the case may be, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Co-Issuers that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional Notes or (b) an Opinion of Counsel of the Co-Issuers that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional Notes except as has been given.

(c) Officer’s Certificate of the Co-Issuers Regarding Indenture. An Officer’s certificate of each Co-Issuer stating that, to the best of the signing Officer’s knowledge, (a) the Issuer or the Co-Issuer, as the case may be, is not in default under this Indenture; (b) the issuance of the additional Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; (c) the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Notes applied for by it have been complied with; (d) all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made; and (e) all of the Issuer or the Co-Issuer’s, as the case may be, representations and warranties contained herein are true and correct as of the date of additional issuance.

(d) Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(e) Rating Agency Notice. Notice shall have been provided by the Issuer to the Rating Agency.

(f) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

(g) Evidence of Required Consents. Satisfactory evidence of the consent of the Collateral Manager and the Depositor to such issuance.

(h) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (h) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered, on or prior to the Closing Date (with respect to the initial Collateral Obligations) and within five (5) Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to the Custodian or the Collateral Agent, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Collateral Agent on behalf of the Secured Parties for purposes of perfecting the Collateral Agent’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000 and (B) a rating of at least “BBB+” by S&P. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Custodian shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Collateral Agent or the Custodian, as applicable, by or on behalf of the Issuer, and subject to the Securities Account Control Agreement, in the relevant Account established and maintained pursuant to Article X as to which in each case the Collateral Agent shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Collateral Agent.

(b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Collateral Agent in accordance with this Indenture. The security interest of the Collateral Agent in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of this Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations (to the extent set forth in the last paragraph of this section), protections, indemnities and immunities of the Trustee and the Collateral Agent, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, protections, indemnities and immunities of the Collateral Administrator, the Loan Agent hereunder and under the Collateral Administration Agreement and the Credit Agreement, respectively and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Collateral Agent and payable to all or any of them (and the Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when either:

(a) (i) either:

(A) all Notes theretofore authenticated and delivered to Holders other than (1) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (2) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 have been delivered to the Trustee for cancellation and (y) the Class A-1 Loans have been repaid in full in accordance with the terms of the Credit Agreement (other than the Class A-1 Loans for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3); or

(B) all Notes not theretofore delivered to the Trustee for cancellation and all Class A-1 Loans not prepaid in full accordance with the Credit Agreement (1) have become due and payable, or (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption pursuant to Article IX (and, in the case of the Class A-1 Loans, prepaid in accordance with the Credit Agreement) under an arrangement satisfactory to the Trustee and Collateral Agent for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.4 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Collateral Agent, in trust for such purpose, Cash or non-callable direct obligations of the United States of America (provided that such obligations are entitled to the full faith and credit of the United States of America or are debt obligations that are rated “AAA” by S&P) in an amount sufficient, as recalculated by a firm of Independent certified public accountants that are nationally recognized, to pay and discharge the entire indebtedness on any unpaid Class A-1 Loans and on any such Notes theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debt that has become due and payable), or to the respective Stated Maturity or the respective Redemption Date, as the case may be, and shall have Granted to the Collateral Agent a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Trustee and Collateral Agent an Opinion of Counsel with respect thereto or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments; and

(ii) the Issuer has paid or caused to be paid all other sums then due and payable hereunder and under the Credit Agreement (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses (it being understood that the requirements of this clause (a)(ii) may be satisfied as set forth in Section 5.7); and

(iii) the Co-Issuers have delivered to the Trustee and the Collateral Agent an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; or

(b) (i)the Collateral Agent confirms to the Issuer that:

(A) the Collateral Agent is not holding any Collateral Obligations, Restructured Assets, Equity Securities or Eligible Investments (other than Cash in an amount not greater than the Dissolution Expenses); and

(B) no funds (other than Cash in an amount not greater than the Dissolution Expenses) are on deposit in or to the credit of any Accounts, and the Custodian has not established any other securities accounts or deposit accounts in the name of the Issuer (or the Collateral Agent for the benefit of the Issuer or any Secured Party in connection with this Indenture);

(ii) each of the Co-Issuers has delivered to the Trustee and the Collateral Agent a certificate stating that (1) there are no Assets (other than (x) the Collateral Management Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds (other than Cash in an amount not greater than the Dissolution Expenses) on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Collateral Agent for such purpose; and

(iii) the Co-Issuers have delivered to the Trustee and the Collateral Agent an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager, the Collateral Agent and the Loan Agent, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, and 14.12 shall survive.

Section 4.2 Application of Trust Money. All Cash and obligations deposited with the Collateral Agent pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest either directly or through any Paying Agent as the Collateral Agent may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Collateral Agent under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Collateral Agent to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4 Limitation on Obligation to Incur Administrative Expenses. If at any time when this Indenture is eligible to be discharged pursuant to Section 4.1, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Collection Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee, the Collateral Administrator, the Loan Agent, the Collateral Manager, the Administrator and their respective Affiliates, and failure to pay such amounts shall not constitute a Default hereunder.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A-1 Loan, any Class A-1 Note, any Class A-2 Note or any Class B Note or, if there are no Class A-1 Loans Outstanding, Class A-1 Notes Outstanding, Class A-2 Notes Outstanding or Class B Notes Outstanding, any Note or Notes of the Class that is the Controlling Class at such time and, in each case, the continuation of any such default for three Business Days after a Trust Officer of the Collateral Agent has actual knowledge or receives written notice from any holder of Debt of such payment default, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Debt at its Stated Maturity or any Redemption Date with respect to such Debt; provided that the failure to effect any Optional Redemption which is withdrawn by the Co-Issuers in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default or a Failed Optional Redemption and provided, further, that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$1,000 in accordance with the Priority of Payments and continuation of such failure for a period of three Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, the Collateral Agent, the Collateral Administrator, the Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission;

(c) either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days);

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other covenant of the Issuer or the Co-Issuer herein or in the Credit Agreement (it being understood, without limiting the generality of the foregoing, that (i) any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (e) below, and (ii) the failure of the Issuer to satisfy the requirements of Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under this clause (d) and the Issuer or the Co-Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith), or the failure of any material representation or warranty of the Issuer or the Co-Issuer made herein, or in the Credit Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made and such default, breach or failure has a material adverse effect on the Holders, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer or the Co-Issuer, as applicable, and the Collateral Manager by registered or certified mail or overnight delivery service, by the Collateral Agent at the direction of the Holders of a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) on any Measurement Date as of which the Class A-1 Debt is Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A-1 Debt, to equal or exceed 102.5%;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer or the Co-Issuer under Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(g) the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or Co-Issuer, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action.

Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Collateral Agent and (iv) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Collateral Agent, the Collateral Agent shall promptly (and in no event later than three Business Days thereafter) notify the Holders (as their names appear on the Note Register or the Loan Register, as applicable), each Paying Agent, the Loan Agent (for distribution to the Lenders) and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or (g)), the Collateral Agent may, and shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Co-Issuers and the Rating Agency, declare the principal of and accrued and unpaid interest on all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Collateral Agent or any Holder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Collateral Agent as hereinafter provided in this Article V, a Majority of the Controlling Class, by written notice to the Issuer, the Collateral Agent and the Rating Agency, may rescind and annul such declaration and its consequences if:

(i) The Issuer or the Co-Issuer has paid or deposited with the Collateral Agent a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Debt (other than any principal amounts due to the occurrence of an acceleration);

(B) to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C) all unpaid taxes and Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Collateral Agent or the Trustee hereunder, by the Loan Agent under the Credit Agreement or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees; or

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Debt that has become due solely by such acceleration, have:

(A) been cured; and

(I) in the case of an Event of Default specified in Section 5.1(e), the Holders of a Majority of the Class A-1 Debt, by written notice to the Collateral Agent, have agreed with such determination (which agreement shall not be unreasonably withheld); or

(II) in the case of any other Event of Default, the Holders of a Majority of each Class of Debt (voting separately by Class), in each case, by written notice to the Collateral Agent, have agreed with such determination (which agreement shall not be unreasonably withheld); or

(B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Notwithstanding anything in this Section 5.2 to the contrary, the Debt will not be subject to acceleration by the Collateral Agent solely as a result of the failure to pay any amount due on a Class of Debt other than the Controlling Class or the Class B Notes.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Collateral Agent. The Co-Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Debt, the Co- Issuers will, upon demand of the Collateral Agent, pay to the Collateral Agent, for the benefit of the Holder of such Debt, the whole amount, if any, then due and payable on such Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents, experts and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Collateral Agent, in its own name and as Collateral Agent for the benefit of the Secured Parties, may, and shall, subject to the terms of this Indenture (including Section 6.18(c)(iv) and Section 6.20(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or any other obligor upon the Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Collateral Agent may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.18(c)(iv) and Section 6.20(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Collateral Agent shall deem most effectual (if no such direction is received by the Collateral Agent) or as the Collateral Agent may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Debt under Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer, their respective property or such other obligor or their property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Debt, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Collateral Agent, regardless of whether the principal of the Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reasonable compensation to the Collateral Agent and each predecessor Collateral Agent, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent, except as a result of negligence or bad faith) and of the Holders allowed in any Proceedings relative to the Issuer, the Co-Issuer or to the creditors or property of the Issuer or the Co-Issuer;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders, the Class A-1 Lenders and of the Collateral Agent on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders and the Class A-1 Lenders to make payments to the Collateral Agent, and, if the Collateral Agent shall consent to the making of payments directly to the Noteholders (or, in the case of Class A-1 Loans, to the Loan Agent) to pay to the Collateral Agent such amounts as shall be sufficient to cover reasonable compensation to the Collateral Agent, each predecessor Collateral Agent and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holders of Debt, any plan of reorganization, arrangement, adjustment or composition affecting the Debt or any Holder thereof, or to authorize the Collateral Agent to vote in respect of the claim of any Holders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Collateral Agent on behalf of the Holders of the Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Collateral Agent shall be a party), the Collateral Agent shall be held to represent all the Holders of the Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Collateral Agent may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Collateral Agent may, and shall, subject to the terms of this Indenture (including Section 6.18(c)(iv) and Section 6.20(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Debt or otherwise payable under this Indenture or the Credit Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture and/or the Credit Agreement with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent and the Holders of the Debt hereunder (including exercising all rights of the Collateral Agent under the Securities Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Collateral Agent may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Collateral Agent may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the reasonable cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Notes, which may be a Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Collateral Agent may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.18(c)(iv) and Section 6.20(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party or any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Collateral Agent, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee, the Collateral Agent, the Loan Agent and the Holders of the Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Collateral Agent, the Trustee, the Secured Parties or the Holders may, prior to the date which is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings, or other similar Proceedings under Cayman Islands, United States federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Collateral Agent (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Agent, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium, liquidation or similar Proceeding.

Section 5.5 Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Collateral Agent to sell Collateral Obligations or Equity Securities in compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Collateral Agent shall retain the Assets securing the Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments at the date or dates fixed by the Collateral Agent and deposit and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Collateral Agent, pursuant to Section 5.5(c) and in consultation with the Collateral Manager, determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Debt for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Debt (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fee) and a Supermajority of the Controlling Class agrees with such determination;

(ii) in the case of an Event of Default specified in Section 5.1(e), the Holders of a Supermajority of the Class A-1 Debt direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); or

(iii) in the case of any Event of Default, the Holders of a Supermajority of each Class of Debt (voting separately by Class) direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii) or (iii) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Collateral Agent to sell the Assets securing the Debt if the conditions set forth in clause (i), (ii) or

(iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Agent to preserve the Assets securing the Debt if prohibited by applicable law. The Collateral Agent shall provide written notice to the Rating Agency if it commences the sale of the Assets to this Section 5.5.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Agent shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager to the Collateral Agent in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Collateral Agent, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Collateral Agent shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. If the Collateral Agent is unable to obtain any bids, the condition in Section 5.5(a)(i) shall be deemed to not exist. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Collateral Agent may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Collateral Agent shall deliver to the Trustee (who shall forward to the Noteholders), the Class A-1 Lenders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Collateral Agent shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Supermajority of the Controlling Class at any time during which the Collateral Agent retains the Assets pursuant to Section 5.5(a)(i).

Section 5.6 Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Debt may be prosecuted and enforced by the Collateral Agent without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Collateral Agent shall be brought in its own name and as Collateral Agent on behalf of the Secured Parties and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Collateral Agent with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Collateral Agent with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Collateral Agent. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a) and Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or the Credit Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Collateral Agent written notice of an Event of Default;

(b) the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Secured Debt of the Controlling Class shall have made written request to the Collateral Agent to institute Proceedings in respect of such Event of Default in its own name as the Collateral Agent hereunder and such Holder or Holders have provided the Collateral Agent indemnity reasonably satisfactory to the Collateral Agent against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request;

(c) the Collateral Agent, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Collateral Agent during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture or the Credit Agreement to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture or the Credit Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Collateral Agent shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Collateral Agent shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture or the Credit Agreement. If all such groups represent the same percentage, the Collateral Agent, in its sole discretion, may determine what action, if any, shall be taken.

The Issuer or the Co- Issuer, as applicable, shall, so long as any Debt remains Outstanding and for a year and a day thereafter, and subject to the proviso below, timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment, liquidation, winding up or composition of or in respect of the Issuer or the Co-Issuer, as the case may be, under any Bankruptcy Law or any other applicable law; provided that the obligations set forth in clauses (i) and (ii) above shall be subject to the availability of funds therefor under the Priority of Payments. The reasonable fees, costs, charges and expenses incurred by the Issuer or Co-Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be paid as Administrative Expenses.

Section 5.9 Unconditional Rights of Holders of Debt to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture or the Credit Agreement, any Holder of Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4(d) and Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Debt ranking junior to Debt still Outstanding shall have no right to institute Proceedings or to request the Collateral Agent to institute proceedings for the enforcement of any such payment until such time as no Debt ranking senior to such Debt remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Collateral Agent or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to such Holder, then and in every such case the Co-Issuers, the Collateral Agent and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Issuer, the Collateral Agent and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Collateral Agent or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Collateral Agent or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Holders of the Secured Debt.

Section 5.13 Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Collateral Agent or exercising any trust or power conferred upon the Collateral Agent under this Indenture; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Collateral Agent may take any other action deemed proper by the Collateral Agent that is not inconsistent with such direction; provided that subject to Section 6.18, the Collateral Agent need not take any action that it determines might involve it in liability or expense (unless the Collateral Agent has received the indemnity as set forth in (c) below);

(c) the Collateral Agent shall have been provided with an indemnity reasonably satisfactory to it against all costs, expenses (including reasonable and documented attorney’s fees and expenses) and liabilities which might be incurred by it in connection with such request; and

(d) notwithstanding the foregoing, any direction to the Collateral Agent to undertake a Sale of the Assets shall be by the Holders of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Collateral Agent, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Debt waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Debt (which may be waived only with the consent of the Holder of such Debt);

(b) in the payment of interest on any Debt (which may be waived only with the consent of the Holder of such Debt);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of any Outstanding Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19 (which may be waived by a Majority of the Controlling Class).

In the case of any such waiver, the Co-Issuers, the Collateral Agent and the Holders of the Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Collateral Agent shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Collateral Agent for any action taken, or omitted by it as Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Collateral Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder or Class A-1 Lender for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption which has resulted in an Event of Default, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. Each of the Co-Issuers covenant (to the extent that they may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and each of the Co-Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Collateral Agent may upon notice to the Holders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Collateral Agent hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Collateral Agent shall be authorized to deduct the reasonable costs, charges and expenses (including, but not limited to, reasonable costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.24 or other applicable terms hereof.

(b) The Collateral Agent may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Debt in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including, but not limited to, reasonable costs and expenses of counsel) incurred by the Collateral Agent in connection with such Sale notwithstanding the provisions of Section 6.24 hereof or other applicable terms hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Collateral Agent may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Collateral Agent may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Collateral Agent shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Collateral Agent is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Collateral Agent’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18 Action on the Notes. The Collateral Agent’s right to seek and recover judgment on the Debt or under this Indenture or the Credit Agreement shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture or the Credit Agreement. Neither the lien of this Indenture nor any rights or remedies of the Collateral Agent or the Holders shall be impaired by the recovery of any judgment by the Collateral Agent against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Co-Issuers.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders and the Loan Agent.

(b) [Reserved].

(c) No provision of this Indenture or any other Transaction Documents shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of this Section 6.1(a);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Co-Issuers or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under this Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, incidental, punitive or consequential loss or damage (including but not limited to diminution in value or lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Co-Issuers or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Upon the Trustee receiving written notice from the Collateral Manager or the Collateral Agent that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than two Business Days thereafter, forward such notice to the Collateral Agent, the Loan Agent and the Holders (as their names appear in the Note Register or the Loan Register).

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 or Section 6.3.

(g) Neither the Trustee nor the Calculation Agent shall have any responsibility or liability for the selection of an alternative rate (including a Benchmark Replacement) or determination thereof, or any liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a reference rate pursuant to this Indenture.

(h) In order to comply with the USA PATRIOT Act, including Section 326 thereof, the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Co-Issuers and each of the parties to the other Transaction Documents agree to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the USA PATRIOT Act.

(i) The Trustee shall have no responsibility or liability for (i) determining or verifying whether the conditions to a Bankruptcy Exchange are satisfied or (ii) appointing or performing the duties of a Partnership Representative.

Section 6.2 [Reserved].

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or transmission or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties and without limiting the foregoing, the Trustee may conclusively rely without inquiry on any written order, request or instruction as being conclusive evidence of the authority of such party to make such written order, request or instruction. Any electronically signed document delivered via email (including, without limitation, an Issuer Order) from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report (including any Accountants’ Certificate), notice, request, direction, consent, order, note, electronic communication or transmission or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense (including the reasonable fees and expenses of agents, experts and counsel) and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Co-Issuers’ or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory, administrative or Governmental Authority, (ii) as otherwise required pursuant to this Indenture and (iii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that, the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Co-Issuers, the Collateral Manager or the Transferor or any other Person (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Certificate (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Transferor, the Co-Issuers, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof, of the Collateral Management Agreement or any other Transaction Document to which it is a party, or by the Transferor with the terms hereof or either Master Loan Sale Agreement, or to verify or independently determine (i) whether the Collateral Manager has the authority to provide an instruction hereunder or under another Transaction Documents or (ii) the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) or any other Person or the Transferor with respect to the Assets, and shall be entitled to rely conclusively upon any determination made and any instruction notice, officer certificate or other instrument or information provided by the Collateral Manager without independent verification, investigation or inquiry of any kind by the Trustee;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Collateral Agent of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Document, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank is acting in the capacity of Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Custodian, Calculation Agent, Collateral Agent, Loan Agent, Collateral Administrator or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement, the Collateral Administration Agreement or any other documents to which the Bank in such capacity is a party; provided, further, that the foregoing shall not be construed to impose upon the Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Custodian, Calculation Agent, Collateral Agent, Loan Agent, Collateral Administrator or Securities Intermediary any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee;

(n) any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o) to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(r) to help fight the funding of terrorism and money laundering activities, the Trustee shall request, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee shall ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as organizational documents, an offering memorandum, or other identifying documents to be provided by the Issuer. Nothing herein shall be construed to impose any liability or obligation on the part of the Trustee to monitor AML Compliance by any person;

(s) neither the Trustee nor the Collateral Administrator shall have any obligation or duty to determine or otherwise monitor the Co-Issuers’ or the Collateral Manager’s compliance with the U.S. Risk Retention Rules or the Securitization Laws;

(t) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v) the Trustee shall have no duty (i) to cause any recording, filing relating to the perfection of any security interest in the Assets, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w) none of the Trustee, the Collateral Agent, the Collateral Administrator shall have any obligation to determine (i) if a Collateral Obligation or Restructured Asset meets the criteria or eligibility restrictions imposed by this Indenture and shall be entitled to conclusively rely on the Collateral Manager’s classification, characterization, designation or categorization of each Collateral Obligation; (ii) whether the conditions specified in the definition of “Deliver” have been complied with, (iii) the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Collateral Agent of any items constituting Assets or otherwise, or in that regard to examine any Underlying Documents, in order to determine compliance with applicable requirements of and restrictions on transfer of a Collateral Obligation or (iv) if an Eligible Investment meets the criteria or eligibility restrictions imposed by this Indenture; and

(x) nothing herein shall be construed to impose any liability or obligation on the part of the Trustee, the Collateral Administrator, the Collateral Agent and the Paying Agent to monitor compliance by any Person with FATCA or the Cayman FATCA Legislation.

Section 6.4 Not Responsible for Recitals or Issuance of Debt. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Credit Agreement, the Master Loan Sale Agreement, the Assets or the Debt. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Debt or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5 May Hold Notes. The Trustee, any Paying Agent, Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and/or additional Notes issued pursuant to Section 2.13 and 3.2, if any, and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Trustee and the Bank in each of the capacities under the Transaction Documents on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by the Trustee and the Bank in each of its capacities hereunder and under the other Transaction Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to pay or reimburse the Bank in each of its capacities under the Transaction Documents in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in each of its capacities under the Transaction Documents in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents, experts and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Trustee and the Bank in each of its capacities under the Transaction Documents (other than as Collateral Agent) and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable fees and expenses of their agents, experts and counsel) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with acting or serving in each such capacity under the Transaction Documents, including the costs and expenses of defending themselves (including reasonable fees and expenses of agents, experts and attorneys) against any claim (whether brought by or involving the Issuer or any third party) or liability in connection with the administration, exercise or performance of any of their powers or duties, or enforcement of any of their rights, hereunder and under any other agreement or instrument related hereto; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable fees of agents, counsel and experts) for any collection or enforcement action taken pursuant to Article V.

(b) The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) (or such other manner in which Administrative Expenses are permitted to be paid under this Indenture) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Debt issued under this Indenture and incurred pursuant to the Credit Agreement.

(d) The Issuer’s obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee.

(e) To the extent the entity acting as Trustee is acting as Note Registrar, Calculation Agent, Paying Agent, Authenticating Agent or Custodian, the rights, privileges, immunities and indemnities set forth in this Article VI shall also apply to it acting in each such capacity.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall (a) be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, and having an office within the United States, and who makes the representations contained in Section 6.17 and (b) have a rating of at least “BBB+” by S&P. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor trustee under Section 6.10.

(b) Subject to Section 6.9(a), the Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Co-Issuers, the Collateral Manager, the Holders of the Debt and the Rating Agency. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Co-Issuers, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor trustee shall be appointed only upon the Act of a Majority of each Class of Debt or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class. If no successor trustee shall have been appointed and an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed at any time upon 30 days’ prior written notice by Act of a Majority of each Class of Debt or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Co- Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

(e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor trustee. If the Co-Issuers shall fail to appoint a successor trustee within 60 days after such removal or incapability or the occurrence of such vacancy, a successor trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede any successor trustee proposed by the Co-Issuers. If no successor trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f) The Co-Issuers shall give prompt notice of each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, to the Collateral Agent, to the Rating Agency, to the Holders of the Notes (as their names and addresses appear on the Note Register) and the Loan Agent (for delivery to the Class A-1 Lenders). Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Co-Issuers.

(g) If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Custodian under the Securities Account Control Agreement, Paying Agent, Collateral Agent, Loan Agent, Calculation Agent, Note Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10 Acceptance of Appointment by Successor. Every successor trustee appointed hereunder shall meet the requirements of Section 6.8, shall make the representations and warranties contained in Section 6.17, and shall execute, acknowledge and deliver to the Co-Issuers, the Collateral Agent, the Loan Agent and the retiring Trustee an instrument accepting such appointment. In addition, so long as the retiring Trustee is the same institution as the Collateral Administrator, unless otherwise agreed to in writing by the Issuer, the successor and the retiring institutions, upon the appointment of the successor trustee, the Collateral Administrator shall immediately resign and such successor trustee shall automatically become the Collateral Administrator pursuant to Section 7(b) of the Collateral Administration Agreement and shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of the Collateral Administration Agreement in its acceptance of appointment as successor trustee until such time, if any, as it is replaced as Collateral Administrator by the Issuer pursuant to the Collateral Administration Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Debt or the successor trustee or successor Collateral Administrator, as applicable, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co- trustee (subject to satisfaction of the S&P Rating Condition), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13 [Reserved].

Section 6.14 Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents, which shall initially be the Bank, with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16 Representative for Noteholders Only; Agent for each other Secured Party. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Noteholders and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders, and agent for each other Secured Party.

Section 6.17 Representations and Warranties of the Bank. The Bank (and any Person that becomes a successor trustee pursuant to Sections 6.9, 6.10, or 6.11 or a co-trustee pursuant to Section 6.12, or a successor Paying Agent, Note Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary pursuant to Sections 2.5, 3.3, 7.2, or 7.16, as applicable) represents and warrants as follows:

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent, collateral administrator and securities intermediary, as applicable.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Collateral Agent, Loan Agent, Note Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary, as applicable, under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and the Credit Agreement, and all of the documents required to be executed by it pursuant hereto. This Indenture and the Credit Agreement have been duly authorized, executed and delivered by the Bank and the Co-Issuers and constitutes the legal, valid and binding obligation of each such Person enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency, fraudulent conveyance, liquidation or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to such Person and (ii) to general equitable principles (whether enforcement is sought in a proceeding at law or in equity) and except that certain of such obligations may be enforceable solely against the Assets.

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture or the Credit Agreement, nor the consummation of the transactions contemplated by this Indenture and the Credit Agreement, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

Section 6.18 Certain Duties and Responsibilities of Collateral Agent.

(a) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Credit Agreement, and no implied covenants or obligations shall be read into this Indenture against the Collateral Agent and, in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) In case an Event of Default known to the Collateral Agent has occurred and is continuing, the Collateral Agent shall, pursuant to the direction, if any, of a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture as so directed, but subject to the provisions of this Indenture, including Section 5.13.

(c) No provision of this Indenture shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.18;

(ii) the Collateral Agent shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Collateral Agent was negligent in ascertaining the pertinent facts;

(iii) the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Co-Issuers or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage or Class as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Indenture;

(iv) no provision of this Indenture or the Credit Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Credit Agreement, or in the exercise of any of its rights or powers contemplated hereunder or under the Credit Agreement, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under this Indenture; and

(v) in no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage (including lost profits or diminution in value) even if the Collateral Agent has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture and the Credit Agreement, the Collateral Agent shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e) or (f) unless a Trust Officer of the Collateral Agent assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Collateral Agent at the Corporate Trust Office, and such notice references the Debt generally, the Issuer, the Co-Issuer or this Indenture. For purposes of determining the Collateral Agent’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Collateral Agent is deemed to have notice as described in this Section 6.18.

(e) Whether or not therein expressly so provided, every provision of this Indenture and the Credit Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section 6.18.

(f) In addition to its other obligations set forth herein, the Collateral Agent shall provide any information actually in its possession and readily available to it by reason of acting as Collateral Agent hereunder to the Collateral Manager related to the Assets or the Debt, promptly after the Collateral Manager’s reasonable request therefor; provided that, the Collateral Agent shall not be obligated to provide any information that it may be restricted from doing so by legal, regulatory or contractual reasons, or attorney-client privilege, or that may only be available to the Collateral Agent at undue burden or expense. The Collateral Agent shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

(g) The Collateral Agent shall, upon reasonable (but no less than three Business Days’) prior written notice to the Collateral Agent, permit any representative of a Holder, during the Collateral Agent’s normal business hours, to examine all books of account, records, reports and other papers of the Collateral Agent (other than items protected by attorney-client privilege or information contained in documents received from Independent accountants subject to restrictions on disclosure pursuant to an engagement letter entered into in accordance with Section 10.8) relating to the Debt, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Collateral Agent by such Holder) and to discuss the Collateral Agent’s actions, as such actions relate to the Collateral Agent’s duties with respect to the Debt, with the Collateral Agent’s Officers and employees responsible for carrying out the Collateral Agent’s duties with respect to the Debt. The Collateral Agent shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

(h) The Collateral Agent shall, upon reasonable request, or shall request the Trustee to, provide the Issuer (and any applicable intermediary or agent thereof) with (a) the identity of any Holder listed in the Note Register or the Loan Register and (b) any available information as may be necessary or helpful (in the sole determination of the Issuer or its agents) to assist the Issuer to comply with FATCA that the Collateral Agent has received from or on behalf of any beneficial owner; provided that, the Collateral Agent shall not be obligated to provide any information that it may be restricted from doing so by legal, regulatory or contractual reasons, or attorney-client privilege.

(i) The Collateral Agent is hereby authorized and directed to execute and deliver the Credit Agreement. In connection with its execution and delivery of the Credit Agreement, and the performance of its duties thereunder, the Collateral Agent shall be entitled to all rights, benefits, protections, immunities and indemnities provided to it under this Indenture, mutatis mutandis.

(j) The Collateral Agent is authorized, at the request of the Collateral Manager, to accept directions or otherwise acknowledge or enter into agreements regarding the remittance of fees owing to the Collateral Manager; provided that nothing herein shall require the Collateral Agent to accept, acknowledge or agree to any direction or other agreement that would adversely affect the rights or obligations of the Collateral Agent in a material way, as reasonably determined by the Collateral Agent.

(k) The Collateral Agent shall have no responsibility or liability for (i) determining or verifying whether the conditions to a Bankruptcy Exchange are satisfied or (ii) appointing or performing the duties of a Partnership Representative.

Section 6.19 Notice of Event of Default by the Collateral Agent. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Collateral Agent or after any declaration of acceleration has been made or delivered to the Collateral Agent pursuant to Section 5.2, the Collateral Agent shall give notice to the Co-Issuers, the Trustee (who shall forward such notice to the Holders (as their names appear on the Note Register or the Loan Register, as applicable)), the Collateral Manager, the Rating Agency and each Paying Agent of all Events of Defaults hereunder actually known to the Trust Officer of the Collateral Agent, unless such Event of Default shall have been cured or waived.

Notwithstanding anything to the contrary contained herein, (i) the Collateral Agent shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation and (ii) the Collateral Agent shall not be responsible for determining or overseeing compliance with the definition of “Collateral Obligation” or “Eligible Investments”.

Section 6.20 Certain Rights of Collateral Agent. Except as otherwise provided in Section 6.18:

(a) the Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture or the Credit Agreement the Collateral Agent shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order, or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Collateral Agent may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder or under the Credit Agreement, the Collateral Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Collateral Agent shall be under no obligation to exercise, enforce or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable fees and expenses of agents and attorneys) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report (including any Accountants’ Certificate), notice, request, direction, consent, order, note or other paper, electronic communication or document, but the Collateral Agent, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall (subject to the right hereunder to be indemnified to its reasonable satisfaction for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Collateral Agent shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Debt and the Assets, personally or by agent or attorney, during the Co-Issuers’ or the Collateral Manager’s normal business hours; provided that, the Collateral Agent shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Collateral Agent, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Collateral Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder or under the Credit Agreement either directly or by or through agents or attorneys; provided that, the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Collateral Agent to monitor, recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuer, the Co-Issuers, the Collateral Manager, the Transferor or any other Person (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Collateral Agent hereunder, is dependent upon or defined by reference to GAAP, the Collateral Agent shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer or the accountants, which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.8, (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the permissive rights of the Collateral Agent to take or refrain from taking any actions enumerated in this Indenture or under the Credit Agreement shall not be construed as a duty;

(l) to the extent permitted by applicable law, the Collateral Agent shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(m) the Collateral Agent shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer of the Collateral Agent has actual knowledge thereof or unless written notice thereof is received by the Collateral Agent at the Corporate Trust Office and such notice references the Debt generally, the Issuer, the Co-Issuer or this Indenture; whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Collateral Agent is concerned, be construed to refer only to a Default or an Event of Default of which the Collateral Agent is deemed to have knowledge in accordance with this paragraph;

(n) the Collateral Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control and shall not be responsible or liable for any inaccuracies in the records of the Collateral Manager, any Clearing Agency, Euroclear, Clearstream or any other intermediary (other than the Bank in its individual or other capacities hereunder), or for the actions or omissions of any such Person hereunder (including compliance with the procedures relating to compliance with Rule 17g-5 in accordance with and to the extent set forth in Section 14.17) or under any document executed in connection herewith;

(o) unless the Collateral Agent receives written notice of an error or omission related to financial information or disbursements provided to Holders within 90 days of Holders’ receipt of the same, the Collateral Agent shall have no liability in connection with such and, absent direction by the requisite percentage of Holders entitled to direct the Collateral Agent, no further obligations in connection therewith;

(p) the Collateral Agent or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.24;

(q) the Collateral Agent shall not be liable for the actions or omissions of the Collateral Manager, the Issuer, the Co-Issuer, any Paying Agent (other than the Collateral Agent), DTC, Euroclear, Clearstream, or any other clearing agency or depository, or any Authenticating Agent and without limiting the foregoing, the Collateral Agent shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement or any other Transaction Document to which it is a party, or by the Transferor with the terms hereof or either Master Loan Sale Agreement, or to verify or independently determine (i) whether the Collateral Manager has the authority to provide an instruction hereunder or under another Transaction Documents or (ii) the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source), Transferor or any other Person with respect to the Assets;

(r) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a Securities Intermediary) to the contrary, the Collateral Agent shall not be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Collateral Agent of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Document, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(s) the Collateral Agent is hereby authorized and directed to execute the Retention of Net Economic Interest Letter. The Collateral Agent shall have no obligation to (i) determine, verify or monitor whether a Retention Deficiency has occurred or whether the Securitization Laws, the U.S. Risk Retention Rules or the risk retention regulations of any other jurisdiction have been or will be complied with or (ii) monitor or confirm the compliance by the EU/UK Retention Holder or the Depositor of its obligations under the Retention of Net Economic Interest Letter;

(t) the Collateral Agent shall be entitled to conclusively rely on the Collateral Manager with respect to whether or not a Collateral Obligation meets the criteria specified in the definition thereof and for the characterization, classification, designation or categorization of each Collateral Obligation;

(u) in the event the Bank is also acting in the capacity of Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Custodian, Calculation Agent, Loan Agent, Trustee or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Agent pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities are in addition to such rights, protections, benefits, immunities and indemnities otherwise provided under the Transaction Documents; provided, further, that the foregoing shall not be construed to impose upon the Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Custodian, Calculation Agent, Loan Agent, Collateral Administrator or Securities Intermediary or any other such person any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Collateral Agent;

(v) in making or disposing of any investment permitted by this Indenture, the Collateral Agent is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s length basis, whether it or such Affiliate is acting as a subagent of the Collateral Agent or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(w) the Collateral Agent shall have no duty (i) to see to any recording, filing relating to the perfection of any security interest in the Assets, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(x) the Collateral Administrator shall have the same rights, privileges and indemnities afforded to the Collateral Agent; provided that, such rights, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Collateral Administration Agreement; provided, further, that the foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Collateral Agent;

(y) the Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(z) to help fight the funding of terrorism and money laundering activities, the Collateral Agent shall request, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Collateral Agent. The Collateral Agent shall ask for the name, address, tax identification number and other information that will allow the Collateral Agent to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Agent may also ask for formation documents such as organizational documents, an offering memorandum, or other identifying documents to be provided by the Issuer. Nothing herein shall be construed to impose any liability or obligation on the part of the Collateral Agent to monitor AML Compliance by any person;

(aa) the Collateral Agent will be under no obligation to (i) confirm or verify whether the conditions to the Delivery of the Assets have been satisfied or to determine whether or not a Collateral Obligation or Restructured Asset is eligible for purchase hereunder or meets the criteria in the definition thereof or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Collateral Agent of any item constituting an Asset or otherwise, or in that regard to examine any Underlying Documents, in order to determine compliance with applicable requirements of and restrictions on transfer of an Asset and neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine: (x) if a Collateral Obligation meets the criteria specified in the definition of “Collateral Obligation,” or the eligibility restrictions herein or (y) whether a Tax Event has occurred;

(bb) notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Collateral Agent that the Collateral Agent deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Collateral Agent to such recipient; and

(cc) if within 80 calendar days of delivery of financial information or disbursements (which delivery may be via posting to the Collateral Agent’s website) the Bank receives written notice of an error or omission related thereto and within ten calendar days of the Bank’s receipt of such notice the Collateral Manager and Issuer confirm such error or omission, the Bank agrees to use reasonable efforts to correct such error or omission and such use of reasonable efforts shall be the only obligation of the Bank in connection therewith. The Bank shall not be required to take any action beyond such period and shall have no responsibility for the same. In no event shall the Bank be obligated to take any action at any time at the request or direction of any Person unless such Person shall have offered to the Bank indemnity reasonably satisfactory to it.

Section 6.21 Collateral Agent Not Responsible for Recitals or Issuance of Debt. The recitals contained herein and in the Debt, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer or the Co-Issuers, as applicable, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Collateral Agent’s obligations hereunder), the Credit Agreement, the Master Loan Sale Agreement, the Assets or the Debt. The Collateral Agent shall not be accountable for the use or application by the Co-Issuers of the Debt or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.22 Collateral Agent May Hold Debt. The Collateral Agent, any Paying Agent, Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Collateral Agent, Paying Agent, Registrar or such other agent.

Section 6.23 Money Held in Trust by the Collateral Agent. Money held by the Collateral Agent hereunder shall be held in trust to the extent required herein. The Collateral Agent shall be under no liability for interest on any Money received by it hereunder, except in its capacity as the Bank to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Collateral Agent on Eligible Investments.

Section 6.24 Compensation and Reimbursement of the Collateral Agent.

(a) The Issuer agrees:

(i) to pay the Collateral Agent on each Payment Date reasonable compensation as set forth in a separate fee schedule dated on or before the Closing Date between the Collateral Agent and the Issuer for all services rendered by it hereunder;

(ii) except as otherwise expressly provided herein, to reimburse the Collateral Agent in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, expenses in connection with complying with FATCA and securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Collateral Agent pursuant to Sections 5.4, 5.5, 6.20(c), 10.7 or any other term of this Indenture, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Collateral Agent’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager in writing;

(iii) to indemnify the Collateral Agent and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable fees and expenses of its agents, experts and attorneys) incurred without gross negligence, willful misconduct or bad faith on their part, and arising out of or in connection with acting or serving as Collateral Agent under this Indenture and the other Transaction Documents to which it is a party, including the costs and expenses of defending themselves (including reasonable fees and costs of agents and attorneys) against any claim (whether brought by the Issuer or any third party) or liability in connection with the administration, exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto and of enforcing this Indenture, such other Transaction Documents and/or any indemnification rights hereunder or thereunder; and

(iv) to pay the Collateral Agent reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.29 or the exercise or enforcement of remedies pursuant to Article V.

(b) The Collateral Agent shall receive amounts pursuant to this Section 6.24 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Collateral Agent is a party in accordance with the Priority of Payments but only to the extent that funds are available for the payment thereof. Subject to Section 6.26, the Collateral Agent shall continue to serve as Collateral Agent under this Indenture notwithstanding the fact that the Collateral Agent shall not have received amounts due it hereunder; provided that, nothing herein shall impair or affect the Collateral Agent’s rights under Section 6.26. No direction by the Holders shall affect the right of the Collateral Agent to collect amounts owed to it under this Indenture. If on any date when a fee or expense shall be payable to the Collateral Agent pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available therefor. The Issuer’s obligations under this Section 6.24 shall survive the termination of this Indenture and the resignation or removal of the Collateral Agent pursuant to Section 6.26.

(c) The Collateral Agent hereby agrees not to cause the filing against the Issuer, the Co-Issuer or any of their subsidiaries of a petition in bankruptcy for the non-payment to the Collateral Agent of any amounts provided by this Section 6.24 until at least one year and one day, or if longer the applicable preference period then in effect and one day, after the payment in full of all Debt issued under this Indenture or incurred under the Credit Agreement. The Issuer’s payment obligations to the Collateral Agent under this Section 6.24 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Collateral Agent. When the Collateral Agent incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or Section 5.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

(d) To the extent that the entity acting as Collateral Agent is acting as Registrar, Calculation Agent, Paying Agent, Authenticating Agent, Securities Intermediary or Custodian, the rights, privileges, immunities and indemnities set forth in this Article VI shall also apply to it acting in each such capacity.

Section 6.25 Corporate Collateral Agent Required; Eligibility. There shall at all times be a Collateral Agent hereunder which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a counterparty risk assessment of at least “BBB+” by S&P and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.25, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 6.25, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.26 Resignation and Removal of the Collateral Agent; Appointment of Successor Collateral Agent.

(a) No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Collateral Agent under Section 6.27.

(b) The Collateral Agent may resign at any time by giving written notice thereof to the Co-Issuers, the Collateral Manager, the Trustee, the Loan Agent, the Holders of the Debt and the Rating Agency not less than 30 days prior to such resignation. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor collateral agent or collateral agents satisfying the requirements of Section 6.25 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer and a Responsible Officer of the Co-Issuer, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to each Holder and the Collateral Manager; provided that, the Issuer shall provide prior written notice to the Rating Agency of any such appointment; provided, further, that the Issuer shall not appoint such successor collateral agent or collateral agents without the consent of a Majority of the Debt of each Class (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Collateral Agent has been appointed pursuant to Section 6.26(e), by an Act of a Majority of the Controlling Class). If no successor Collateral Agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent or any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent satisfying the requirements of Section 6.25.

(c) The Collateral Agent may be removed at any time upon 30 days’ written notice by Act of a Majority of each Class of Debt voting separately or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class, delivered to the Collateral Agent, the Trustee, the Loan Agent and to the Co-Issuers.

(d) If at any time:

(i) the Collateral Agent shall cease to be eligible under Section 6.25 and shall fail to resign after written request therefor by the Co-Issuers or any Holder; or

(ii) the Collateral Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.26(a)), (A) the Co-Issuers, by Issuer Order, may remove the Collateral Agent, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

(e) If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Agent for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Collateral Agent. If the Co-Issuers shall fail to appoint a successor Collateral Agent within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Collateral Agent may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Collateral Agent. The successor Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Collateral Agent and supersede any successor Collateral Agent proposed by the Co-Issuers. If no successor Collateral Agent shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the retiring Collateral Agent may, or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Collateral Agent and each appointment of a successor Collateral Agent by providing written notice of such event to the Collateral Manager, the Trustee, the Loan Agent, to the Holders of the Debt as their names and addresses appear in the Note Register or the Loan Register, as applicable, and to the Rating Agency. Each notice shall include the name of the successor Collateral Agent and the address of its Corporate Trust Office. If the Co-Issuers fail to provide such notice within 10 days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Co-Issuers.

(g) Any resignation or removal of the Collateral Agent under this Section 6.26 shall be an effective resignation or removal of the Bank in all capacities under this Indenture.

Section 6.27 Acceptance of Appointment by Successor Collateral Agent. Every successor Collateral Agent appointed hereunder shall meet the requirements of Section 6.25 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Collateral Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Agent; but, on request of the Co-Issuers or a Majority of any Class of Debt or the successor Collateral Agent, such retiring Collateral Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the retiring Collateral Agent, and shall duly assign, transfer and deliver to such successor Collateral Agent all property and Money held by such retiring Collateral Agent hereunder. Upon request of any such successor Collateral Agent, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts.

Section 6.28 Merger, Conversion, Consolidation or Succession to Business of Collateral Agent. Any organization or entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder; provided that, such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Debt has been authenticated, but not delivered, by the Collateral Agent then in office, any successor by merger, conversion or consolidation to such authenticating Collateral Agent may adopt such authentication and deliver the Debt so authenticated with the same effect as if such successor Collateral Agent had itself authenticated such Debt.

Section 6.29 Certain Duties of Collateral Agent Related to Delayed Payment of Proceeds. In the event that in any month the Collateral Agent receives notice from the Collateral Manager or the Collateral Administrator that a payment has not been received with respect to any Asset on its Due Date, (a) the Collateral Agent shall promptly notify the Issuer, the Trustee and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Collateral Agent, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Collateral Agent in accordance with Section 10.2(a), the Collateral Agent shall request the issuer of such Asset, the trustee or agent under the related Underlying Document or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Collateral Agent, subject to the provisions of clause (iv) of Section 6.18(c), shall take such reasonable action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.7 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Collateral Agent shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Collateral Agent in accordance with this Section 6.29 and such payment shall not be deemed part of the Assets.

Reasonably promptly after receipt thereof, the Collateral Agent upon a Responsible Officer having actual knowledge thereof will notify and provide to the Collateral Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information reasonably available to it without undue cost or burden, including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the Collateral Administrator or the Collateral Manager, the Collateral Agent further agrees to provide to the requesting Person from time to time, on a timely basis, any information in its possession and reasonably available to it relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the requesting Person to perform its duties hereunder, under the Collateral Administration Agreement or under the Collateral Management Agreement, as applicable.

Section 6.30 Withholding. If any withholding tax is imposed on the Issuer’s payment (or allocations of income) under the Notes to any Holder, such tax shall reduce the amount otherwise distributable to such Holder. The Collateral Agent or any Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Collateral Agent or such Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Collateral Agent or any Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution and the Collateral Agent or any Paying Agent has not received documentation from such Holder showing an exemption from withholding, the Collateral Agent or such Paying Agent shall withhold such amounts in accordance with this Section 6.30. If any Holder wishes to apply for a refund of any such withholding tax, the Collateral Agent or such Paying Agent shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Collateral Agent or such Paying Agent for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Collateral Agent or any Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.31 Collateral Agent as Representative for Secured Holders Only; Collateral Agent as Agent for each other Secured Party. With respect to the security interest created hereunder, the delivery of any Asset to the Collateral Agent is to the Collateral Agent as representative of the Holders of Debt and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Collateral Agent of any Asset, the endorsement to or registration in the name of the Collateral Agent of any Asset are all undertaken by the Collateral Agent in its capacity as representative of the Holders of Debt and agent for each other Secured Party.

Section 6.32 Communication with the Rating Agency. Subject to Section 14.18, any written communication, including any confirmation, from a Rating Agency provided for or required to be obtained by the Collateral Agent or the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Collateral Agent or the Trustee, as applicable, including by electronic message, facsimile, press release, posting to such Rating Agency’s website, or other written communication.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Co-Issuers will duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Class of Secured Debt and this Indenture and the Credit Agreement pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Co-Issuers hereby appoint the Collateral Agent as a Paying Agent for payments or distributions on the Notes, and appoint the Bank as Transfer Agent at its applicable Corporate Trust Office or its agent designated for purposes of surrender, transfer or exchange as the Co-Issuers’ agent where Notes may be surrendered for registration of transfer or exchange. The Co-Issuers hereby appoint Cogency Global Inc., as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes and no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. The Co-Issuers shall at all times maintain a duplicate copy of the Note Register and the Loan Register at the Corporate Trust Office of the Trustee. The Co-Issuers shall give prompt written notice to the Trustee, the Collateral Agent, the Loan Agent, the Rating Agency then rating a Class of Debt and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Co-Issuers hereby appoints the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Collateral Agent or a Paying Agent with respect to payments or distributions on the Debt.

When the Co-Issuers shall have a Paying Agent that is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Co-Issuers shall have a Paying Agent other than the Collateral Agent, the Issuer shall, on or before the Business Day next preceding each Payment Date and on any Redemption Date, as the case may be, direct the Collateral Agent to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Collateral Agent) the Co-Issuers shall promptly notify the Collateral Agent of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Collateral Agent) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Collateral Agent for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by the Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of “A+” or higher by S&P or a short-term debt rating of “A-1” by S&P and or (ii) the S&P Rating Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P or a short-term debt rating of “A-1” by S&P, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Collateral Agent to execute and deliver to the Collateral Agent an instrument in which such Paying Agent shall agree with the Collateral Agent and if the Collateral Agent acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Persons in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Collateral Agent, immediately resign as a Paying Agent and forthwith pay to the Collateral Agent all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Collateral Agent, immediately give the Collateral Agent notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e) if such Paying Agent is not the Collateral Agent, during the continuance of any such default, upon the written request of the Collateral Agent, forthwith pay to the Collateral Agent all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Collateral Agent all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Collateral Agent upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Collateral Agent, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Collateral Agent or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Co-Issuers on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment of such amounts (but only to the extent of the amounts so paid to the Co-Issuers) and all liability of the Collateral Agent or such Paying Agent with respect to such trust Money shall thereupon cease. The Collateral Agent or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of Co-Issuers. (a) The Issuer and the Co-Issuer each shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights, in the case of the Issuer, as an exempted company incorporated with limited liability under the laws of the Cayman Islands and, in the case of the Co-Issuer, as a limited liability company organized under the laws of the State of Delaware, and in each case shall obtain and preserve its qualification to do business as a company, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture the Credit Agreement, the Debt, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of organization from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee, the Collateral Agent and the Loan Agent may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee, the Collateral Agent and the Loan Agent by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and the Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Collateral Agent shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b) Each of the Issuer and the Co-Issuer (i) shall ensure that all limited liability company or other formalities regarding its existence are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Indenture, the Notes, or any of the Assets, and (ii) shall not have any employees (other than its directors or managers to the extent they are employees). Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries other than the Co-Issuer, and (ii) except to the extent contemplated in the Administration Agreement (x) the Issuer and the Co-Issuer shall not (A) except as contemplated by the Offering Circular, any Transaction Document, the Memorandum and Articles or the Administration Agreement, engage in any transaction with any affiliate that would constitute a conflict of interest or (B) the Issuer shall not make distributions other than in accordance with the applicable terms of this Indenture and the

Memorandum and Articles, and (y) the Issuer shall, except when otherwise required for consolidated accounting purposes or tax purposes, (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

Section 7.5 Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Collateral Agent in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(c) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Debt hereunder and to:

(i) Grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Collateral Agent, for the benefit of the Secured Parties, in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Collateral Agent, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file an initial Financing Statement on the Closing Date that names the Issuer as debtor and U.S. Bank National Association, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets in which the Collateral Agent has a Grant.

(b) The Collateral Agent shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Collateral Agent’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c)) unless the Collateral Agent shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall make an entry with respect to the security interest created under this Indenture in the Issuer’s register of mortgages and charges maintained at the Issuer’s registered office in the Cayman Islands.

Section 7.6 Opinions as to Assets. At least 30 days prior to each five-year anniversary of the Closing Date, the Issuer shall furnish to the Trustee, the Collateral Agent and the Rating Agency an Opinion of Counsel relating to the continued perfection of the security interest granted by the Issuer to the Collateral Agent, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain perfected and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued perfection of such lien over the next five years.

Section 7.7 Performance of Obligations. (a) The Co-Issuers, each as to itself, shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b) The Co-Issuers shall notify S&P within 10 Business Days after it has received notice from any Noteholder or the Trustee of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants. (a) The Issuer will not and, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x) below, the Co-Issuer will not, in each case from and after the Closing Date:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets or any Margin Stock held by the Issuer, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of the Cayman Islands or any jurisdiction);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture, the Credit Agreement and the transactions contemplated hereby or (B) issue any additional class of Notes except in compliance with Section 2.13 and 3.2 in accordance with the Memorandum and Articles and the Co-Issuer’s limited liability company agreement, other than in connection with a Refinancing;

(iv) (A) permit the validity or effectiveness of this Indenture, the Credit Agreement or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Credit Agreement or the Debt except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) except as expressly provided for herein, pay any Cash distributions other than in accordance with the Priority of Payments;

(viii) permit the formation of any subsidiaries other than the Co-Issuer;

(ix) conduct business under any name other than its own;

(x) have any employees (other than its directors and managers to the extent they are employees);

(xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement; or

(xii) enter into any hedging transactions or derivatives including, without limitation, any interest rate swap transactions.

(xiii) amend the Credit Agreement except pursuant to the terms hereof and Article VIII hereof.

(b) The Issuer and the Co-Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c) The Co-Issuer shall not invest any of its assets in “securities” as such term is defined in the Investment Company Act, and shall keep all of its assets in Cash.

(d) So long as Debt is Outstanding, the Co-Issuer shall not elect to be taxable for U.S. federal income tax purposes as other than a disregarded entity.

(e) The Co-Issuer shall not fail to maintain an independent manager under its limited liability company agreement.

(f) Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Debt; provided that this Section 7.8(c) shall not be deemed to limit the Issuer’s rights or obligations relating to any redemption or Re-Pricing pursuant to the terms of this Indenture.

Section 7.9 Statement as to Compliance. On or before April 22nd in each year commencing in 2022, or promptly after a Responsible Officer of the Issuer becomes aware thereof if there has been a Default under this Indenture and prior to the issuance of any additional Notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee, the Collateral Agent and the Administrator (to be forwarded by the Trustee or the Administrator, as applicable, to the Collateral Manager, the Loan Agent, each Noteholder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 The Co-Issuers May Consolidate, etc. Neither the Issuer nor the Co-Issuer (the “Merging Entity”) shall consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:

(a) the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is (x) the Issuer, shall be a company with limited liability organized and existing under the laws of the Cayman Islands, or (y) the Co-Issuer, shall be a company organized and existing under the laws of the State of Delaware, or in each case such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, the Collateral Agent, the Loan Agent, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Debt, the payments on the Subordinated Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b) the S&P Rating Condition shall have been satisfied;

(c) if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee, the Collateral Agent and the Loan Agent (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or, except as permitted by this Indenture, transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d) if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee, the Collateral Agent, the Loan Agent and the Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in paragraph (a) of this Section 7.10 and to execute and deliver an indenture supplemental hereto and an omnibus assumption agreement for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto and an omnibus assumption agreement for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) if the Merging Entity is the Issuer, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Debt and (ii) the Collateral Agent continues to have a valid perfected first priority security interest in the Assets securing all of the Debt; and in each case as to such other matters as the Collateral Agent or any Holder of the Debt may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(f) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(g) the Merging Entity shall have notified the Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee, the Collateral Agent and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Successor Entity becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (2) result in the Successor Entity being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(h) the Merging Entity shall have delivered to the Trustee, the Collateral Agent and the Loan Agent an Opinion of Counsel stating that after giving effect to such transaction, the Co-Issuers (or, if applicable, the Successor Entity) will not be required to register as an investment company under the Investment Company Act; and

(i) if the Merging Entity is the Issuer, the unanimous consent of the Board of Directors has been obtained.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its directors to the extent they are employees) and shall not engage in any business or activity other than issuing or co-issuing and selling the Notes, incurring Class A-1 Loans pursuant to the Credit Agreement, paying, redeeming and refinancing the Notes, any additional Notes and the Class A-1 Loans, pursuant to this Indenture, issuing, selling, paying and redeeming the Subordinated Notes and any additional Subordinated Notes pursuant to the Memorandum and Articles, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets, including entering into the Transaction Documents to which it is a party. The Co-Issuer shall not engage in any business or activity other than co-issuing and selling the Notes pursuant to this Indenture, incurring the Class A-1 Loans pursuant to the Credit Agreement and other incidental activities thereto. The Issuer and the Co-Issuer may amend, or permit the amendment of, the Memorandum and Articles of the Issuer and the certificate of formation and operating agreement of the Co-Issuer, respectively only upon satisfaction of the S&P Rating Condition.

Section 7.13 [Reserved].

Section 7.14 Annual Rating Review. (a) So long as any Secured Debt remains Outstanding, on or before November 15 in each year commencing in 2022, the Co-Issuers shall request and pay for an annual review of the rating of each such Class of Secured Debt from the Rating Agency. The Co-Issuers shall promptly notify the Trustee, the Collateral Agent, the Loan Agent and the Collateral Manager in writing (and the Trustee or Loan Agent, as applicable, shall promptly provide the Holders with a copy of such notice) if at any time the Issuer is notified or has actual knowledge that the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

(b) The Issuer shall obtain and pay for an annual review of any Collateral Obligation that has a S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term “S&P Rating.”

Section 7.15 Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Collateral Agent for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Debt remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate LIBOR (or after the election of a Benchmark Replacement, such Benchmark Replacement) in respect of each Interest Accrual Period in accordance with the terms hereto (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates and provide notice thereof to the Trustee and the Collateral Administrator. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Debt (other than the Fixed Rate Debt) during the related Interest Accrual Period and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable in respect of each Class of Secured Debt on the related Payment Date in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Co-Issuers, the Trustee, the Collateral Agent, the Loan Agent, the Paying Agent, the Collateral Manager, the Collateral Administrator, DTC, Euroclear and Clearstream. The Calculation Agent will also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

(c) None of the Trustee, Paying Agent, Collateral Administrator, the Collateral Agent, the Loan Agent or Calculation Agent will be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Libor (or other applicable alternate or replacement reference rate (including a Benchmark Replacement selected by the Collateral Manager or any modifier thereto)), or whether or when there has occurred, or to give notice to any other party of the occurrence of, a Benchmark Transition Event or Benchmark Replacement Date or any event which would give rise to the selection of a Benchmark Replacement, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied or the determination of whether any such rate is a Benchmark Replacement or whether the conditions to the adoption of any amendment relating thereto have been satisfied, and shall be entitled to rely upon any such designation of such a rate (and any modifier) by the Collateral Manager, (iii) to determine or select the methodology, conventions or administrative procedures for the calculation of any Benchmark Replacement or to select, determine or designate any Benchmark Replacement Adjustment, or other adjustment or modifier to a Benchmark or to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes or other changes or modifications are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, Paying Agent, Collateral Administrator, the Collateral Agent, the Loan Agent or Calculation Agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of Libor (or other applicable alternate or replacement reference rate (including any Benchmark Replacement selected by the Collateral Manager or any modifier thereto)) and absence of a Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other Transaction Party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties.

None of the Trustee, the Collateral Agent nor the Calculation Agent will have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Debt, including but not limited to the Bloomberg Financial Markets Commodities News, Reuters Screen (or any successor source), or for any rates compiled by the ICE Benchmark Administration Limited or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 7.17 Certain Tax Matters. (a) The Co-Issuers will treat the Co-Issuers and the Notes as described in the final Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) The Issuer and the Co-Issuer will prepare and file, or shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders) for each taxable year of the Issuer and the Co-Issuer the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any Governmental Authority which the Issuer and the Co-Issuer are required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations.

(c) Notwithstanding any provision herein to the contrary, the Issuer shall take, any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment obligations under Sections 1441, 1442, 1445, 1446, 1471, 1472 of the Code, as well as any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, (i) Issuer may withhold any amount that it or any advisor retained by the Issuer or an advisor appointed on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person, (ii) if reasonably able to do so, the Issuer shall deliver or cause to be delivered an applicable IRS Form W-8 or successor applicable form and other properly completed and executed documentation, as it determines is necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction, and (iii) the Issuer shall take commercially reasonable efforts to timely obtain a Global Intermediary Identification Number from the IRS and comply with any requirements necessary to establish and maintain its status as a “reporting Model 1 FFI” within the meaning of Treasury Regulations section 1.1471-1(b)(114).

(d) Upon written request, the Trustee and the Registrar shall provide to the Issuer, the Collateral Manager or any agent thereof in accordance with Section 14.3 any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Registrar, as the case may be, and may reasonably be necessary for the Issuer to comply with FATCA, the Cayman FATCA Legislation and the CRS. Neither the Trustee nor the Registrar shall have any liability for any such disclosure or, subject to its duties herein, the accuracy thereof.

(e) Upon the Issuer’s or the Trustee’s receipt of a written request of a Holder or written request of a Person certifying that it is an owner of a beneficial interest in a Note, delivered in accordance with the notice procedures of Section 14.3, for the information described in United States Treasury Regulations section 1.1275-3(b)(1)(i) that is applicable to such Holder or beneficial owner, the Issuer shall promptly cause its Independent accountants to provide such information to the Trustee, and the Trustee shall promptly provide such information to the requesting Holder or beneficial owner.

(f) This paragraph shall apply for any period during which the Issuer is treated as a partnership for U.S. federal income tax purposes. The holder constituting a Majority of the Subordinated Notes on the Closing Date will be the initial “partnership representative” (the “Partnership Representative”) (or, if not eligible under the Code to be the Partnership Representative, the agent and attorney-in-fact of the Partnership Representative) and may designate the Partnership Representative from time to time with respect to any taxable year of the Issuer during which the holder constituting a Majority of the Subordinated Notes on the Closing Date holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative); provided that during any other period or if the holder constituting a Majority of the Subordinated Notes on the Closing Date declines to so designate a Partnership Representative, the Issuer (after consultation with the Collateral Manager) shall designate the Partnership Representative from among any beneficial owners of Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney in fact), shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Indenture in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the beneficial owners of Subordinated Notes (as determined for U.S. federal income tax purposes) in their capacity as partners in the Issuer. Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the “equity owners” (for U.S. federal income tax purposes) of the Issuer. Each such beneficial owner agrees that it will treat any Issuer item on such beneficial owner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such beneficial owner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(g) No more than 10% of the Collateral Principal Amount held by the Issuer may at any time consist of Principally Secured Assets; provided that, for the avoidance of doubt, nothing in this Section 7.17(g) shall be construed to permit the Issuer to purchase real estate mortgages.

(h) In connection with a Re-Pricing or the designation of a Benchmark Replacement, the Issuer will cause its Independent accountants to assist the Issuer in complying with any requirements under Treasury Regulations Section 1.1273-2(f)(9) (or any successor provision), including, (i) determining whether Notes subject to such Re-Pricing or the designation of a Benchmark Replacement are traded on an established market, (ii) if so traded, to cause its Independent accountants to determine the fair market value of such Notes, and (iii) to make available such fair market value determination to Holders and beneficial owners of Notes in a commercially reasonable fashion, including by electronic publication, within 90 days after the Benchmark Replacement Date.

(i) Each Holder and each beneficial owner of Notes agrees that the Issuer and its agents may (1) provide any such information and documentation concerning to the Cayman Islands Tax Information Authority, the IRS and any other relevant regulatory or tax authority and (2) take such other steps as they deem necessary or helpful to ensure that the Issuer achieves AML Compliance.

(j) Neither the Issuer, nor the beneficial owner of any Class D Notes or Subordinated Notes will file any election or take any action which will cause the Issuer to be treated as either a publicly traded partnership or a corporation for U.S. federal income tax purposes.

Section 7.18 Effective Date; Purchase of Additional Collateral Obligations.

(a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Coverage Tests.

(b) During the period from the Closing Date to and including the Effective Date, the Issuer will use funds to purchase additional Collateral Obligations in the following order:

(i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and each Overcollateralization Ratio Test.

(c) Within 10 Business Days after the Effective Date, the Issuer shall provide, or cause the Collateral Manager to provide, to S&P a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), name of Obligor, spread/coupon, Libor floor (if applicable), LoanX identification number (if applicable), purchase price for any unsettled assets, legal final maturity date, average life, Principal Balance, identification as a Cov-Lite Loan or otherwise, settlement date, S&P Industry Classification, S&P Recovery Rate and identification of any First-Lien Last-Out Loans.

(d) Unless clause (e) below is applicable, within 30 Business Days after the Effective Date (but in no event later than the Determination Date immediately prior to the first Payment Date), the Issuer shall provide, or cause the Collateral Manager (or, in the case of clause (ii), the Collateral Administrator) to provide, the following documents: (i) to the Rating Agency, the Trustee and the Collateral Agent, a report identifying the Collateral Obligations; (ii) to the Rating Agency, the Effective Date Report, and (iii) to the Trustee and the Collateral Agent, an accountants’ certificate (the “Accountants’ Certificate”) (A) recalculating and comparing the Obligor, Principal Balance, spread/coupon, stated maturity, country of Domicile and S&P Rating with respect to each Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, (B) calculating as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (excluding the S&P CDO Monitor Test); and (C) specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Certificate.

(e) If neither the Effective Date Condition nor the S&P Rating Condition is satisfied prior to the date 30 Business Days after the Effective Date (but in no event later than the Determination Date immediately preceding the first Payment Date), then (A) the Issuer (or the Collateral Manager on the Issuer’s behalf) shall (x) either (i) cause the S&P Deemed Rating Confirmation to occur or (ii) request S&P to confirm, on or before the first Determination Date, that it will not reduce or withdraw its Initial Rating of the Debt it rated and (B) if, by the first Determination Date, the Issuer (or the Collateral Manager on the Issuer’s behalf) has not caused the S&P Deemed Rating Confirmation to occur or obtained the confirmation from S&P, each as described in the preceding clause (A) of this paragraph, the Issuer (or the Collateral Manager on the Issuer’s behalf) shall instruct the Collateral Agent to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date, purchase additional Collateral Obligations in an amount sufficient to enable the Co-Issuers (or the Collateral Manager on the Co-Issuers’ behalf) to (x) cause the S&P Deemed Rating Confirmation to occur or (y) obtain from S&P written confirmation of its Initial Ratings of the Debt it rated; provided that, in lieu of complying with the preceding clauses (A) and (B), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to (x) cause the S&P Deemed Rating Confirmation to occur or (y) obtain from S&P written confirmation of its Initial Ratings of the Debt it rated.

(f) An S&P Deemed Rating Confirmation (“S&P Deemed Rating Confirmation”) shall occur, and a written confirmation from S&P of its initial ratings of the Secured Debt will be deemed to have been provided, if (x) the Issuer causes the Collateral Manager to provide to S&P the Effective Date Report and the Effective Date Report confirms satisfaction of the S&P CDO Monitor Test as of the Effective Date, (y) the Collateral Manager certifies to S&P (which confirmation may be in the form of an email) that as of the Effective Date the S&P CDO Monitor Test is satisfied (testing as though the S&P CDO Monitor Switchover Date has occurred and taking into account the S&P CDO Monitor Non-Model Adjustments described below) and (z) the Collateral Manager provides to S&P a report identifying the Collateral

Obligations used to generate the passing test result; provided that, for purposes of determining compliance with the S&P CDO Monitor Test in connection with such Effective Date Report, the Aggregate Funded Spread will be calculated without giving effect to the proviso to clause (a) of the definition of “Aggregate Funded Spread” and by assuming that any Collateral Obligation subject to a Libor floor bears interest at a rate equal to the stated interest rate spread over the Libor-based index for such Collateral Obligation (the “S&P CDO Monitor Non-Model Adjustments”).

Notwithstanding anything in this Indenture to the contrary, if the Issuer (or the Collateral Manager on the Issuer’s behalf) elects to direct a Special Redemption of the Debt pursuant to clause (e) above, the Issuer may use amounts on deposit in the Principal Collection Subaccount to make such Special Redemption on any Business Day (other than a Payment Date) to the extent necessary to obtain from S&P, its written confirmation of its Initial Ratings of the Debt it rated. Payments made in respect of the Debt in connection with such Special Redemption shall be paid in accordance with the Debt Payment Sequence. For the avoidance of doubt, such payments will be made without regard to the Priority of Payments.

Amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount pursuant to clause (e) above if, after giving effect to such transfer the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Debt on such next succeeding Payment Date.

(g) The amount specified in Section 3.1(k)(i) will be deposited in the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Collateral Agent shall apply the remaining amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(h) Weighted Average S&P Recovery Rate. On or prior to the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall apply on and after the Effective Date but prior to the S&P CDO Monitor Switchover Date to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and the Collateral Manager will so notify the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator. Thereafter, at any time prior to the S&P CDO Monitor Switchover Date, on written notice to the Trustee and the Collateral Administrator in the form of Exhibit E attached hereto, and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided that if (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply, or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral

Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 5. If the Collateral Manager does not notify the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date shall continue to apply. After the S&P CDO Monitor Switchover Date, the Collateral Manager may not elect to use the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

(i) The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith.

Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Agent hereunder):

(i) The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are being released on the Closing Date contemporaneously with the sale of the Notes on the Closing Date or on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date, created under, or permitted by, this Indenture and any other Permitted Liens.

(ii) Other than the security interest Granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Agent hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Collateral Agent, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Collateral Agent or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Collateral Agent and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Agent of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Agent hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Agent of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Collateral Agent a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions and Entitlement Orders originated by the Collateral Agent relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Collateral Agent as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any Person other than the Issuer or the Collateral Agent. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any Person other than the Collateral Agent (and the Issuer prior to a notice of exclusive control being provided by the Collateral Agent, which notice the Collateral Agent agrees it shall not deliver except after the occurrence and during the continuance of an Event of Default).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Agent hereunder), with respect to Assets that constitute general intangibles:

(i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Agent of its interest and rights in the Assets.

(e) The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20 Limitation on Certain Maturity Amendments. The Issuer (or the Collateral Manager on the Issuer’s behalf) may agree to any amendment, waiver or other modification to any Collateral Obligation that would extend the stated maturity date thereof (a “Maturity Amendment”); provided that neither the Issuer nor the Collateral Manager on the Issuer’s behalf may agree to any Maturity Amendment unless both (x) as determined by the Collateral Manager after giving effect to any Trading Plan then in effect, the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment and (y) the stated maturity of the related Collateral Obligation is not extended beyond the earliest Stated Maturity.

Notwithstanding the foregoing, the Issuer may enter into any Maturity Amendment that does not meet the requirements of such clause (x) or (y) above if (a) such Maturity Amendment is a Credit Amendment, and (b) the stated maturity of any Collateral Obligation subject to a Credit Amendment is not extended to more than 24 months beyond the Stated Maturity, so long as, immediately following such amendment or modification, (A) not more than 5% of the Collateral Principal Amount consists of Collateral Obligations subject to a Credit Amendment that does not meet the requirement described in the paragraph above and (B) the Aggregate Principal Balance of all Collateral Obligations that have been subject to a Credit Amendment that does not meet the requirement described in the paragraph above, measured cumulatively since the Closing Date, is not more than 15% of the Target Initial Par Amount.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Holders of Debt. (a) Without the consent or direction of the Holders of any Debt (except any consent or direction specifically required in this Section 8.1(a)), but with the written consent of the Collateral Manager, the Transferor and the Depositor, at any time and from time to time, subject to Section 8.3, and without an Opinion of Counsel being provided to the Co-Issuers or the Trustee or the Collateral Agent as to whether any Class of Debt would be materially and adversely affected thereby, the Co-Issuers, the Trustee and the Collateral Agent may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee and the Collateral Agent, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Debt;

(ii) to add to the covenants of the Co-Issuers, the Trustee or the Collateral Agent for the benefit of the Secured Parties;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Collateral Agent or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor trustee or collateral agent and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee or Collateral Agent, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Collateral Agent any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act or otherwise comply with any applicable securities law;

(vii) to remove restrictions on resale and transfer of Notes to the extent not required under clause (vi) of this Section 8.1(a);

(viii) to make such changes as shall be necessary or advisable (as determined by the Issuer or the Collateral Manager on its behalf) in order for any Class of Notes to become or remain listed on any securities exchange, including without limitation changes to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith and changes to incorporate any requirements or requests of any Governmental Authority, securities exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(ix) to correct or supplement any inconsistent or defective provisions herein or to cure any ambiguity, omission or errors herein; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (ix) may also provide for any corrective measures or ancillary amendments (as determined by the Issuer or the Collateral Manager on its behalf) to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(x) to conform the provisions of this Indenture to the Offering Circular;

(xi) to take any action necessary, advisable or helpful to prevent the Co-Issuers, the Holders of the Debt, the Trustee, the Collateral Agent or the Loan Agent from becoming subject to (or otherwise to minimize) any withholding or other taxes or assessments;

(xii) (A) with the consent of a Majority of the Subordinated Notes to permit the Co-Issuers or the Issuer, as applicable, to issue additional Debt in accordance with Sections 2.13 and 3.2; (B) at the written direction of a Majority of the Subordinated Notes, to permit the Co-Issuers to issue replacement securities in connection with a Refinancing or reduce the spread over the Benchmark (or the stated interest rate, in the case of a Fixed Rate Debt) in connection with a Re-Pricing, in each case in accordance with this Indenture; or (C) in connection with an additional issuance of Debt, a Refinancing or a Re-Pricing, to make modifications that do not materially and adversely affect the rights or interests of Holders of any Class and are determined by the Collateral Manager to be necessary in order for such additional issuance of Debt, Refinancing or Re-Pricing not to be subject to the U.S. Risk Retention Rules; provided that no amendment or modification under this clause

(xii) may modify the definitions of the terms “Redemption Price” or “Non-Call Period”;

(xiii) to modify the procedures herein relating to compliance with Rule 17g-5 under the Exchange Act;

(xiv) to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency or any use of the Rating Agency’s credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the Rating Agency;

(xv) to amend, modify or otherwise accommodate changes to this Indenture to comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government or any Member State of the EEA or the United Kingdom or otherwise under European law after the Closing Date that are applicable to the Co-Issuers, the Debt or the transactions contemplated hereunder or by the final offering circular, including without limitation, the applicable Securitization Laws, the U.S. Risk Retention Rules, securities laws or Dodd-Frank and all rules, regulations, and technical or interpretive guidance thereunder, or as may otherwise be required or advisable for any Class of Secured Debt to not be considered an “ownership interest” as defined for purposes of the Volcker Rule, or to amend, modify or otherwise accommodate changes to this Indenture as may be permitted by the Volcker Rule and any amendments thereto; provided that no such supplemental indenture may modify the definition of “Collateral Obligation,” “Concentration Limitations” or “Eligible Investments” without the prior written consent of the Holders of a Majority of the Controlling Class;

(xvi) to amend the name of the Issuer or the Co-Issuer;

(xvii) to modify any provision to facilitate an exchange of one Note for another Note that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xviii) to evidence any waiver or modification by the Rating Agency as to any requirement or condition, as applicable, of the Rating Agency set forth herein;

(xix) to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xx) to change the date within the month on which reports are required to be delivered hereunder;

(xxi) to make any modification determined by the Collateral Manager, in consultation with and upon advice of legal counsel experienced in such matters, to be necessary or advisable to comply with the applicable Securitization Laws or the U.S. Risk Retention Rules, including (without limitation) in connection with a Refinancing, Optional Redemption, Re-Pricing, additional issuance of Notes or material amendment to any of the Transaction Document;

(xxii) following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, to make Benchmark Replacement Conforming Changes as are necessary or advisable in the reasonable judgment of the Collateral Manager to facilitate the change in the Benchmark; or

(xxiii) to take any action necessary, advisable, or helpful to prevent the Issuer, or the holders of any Debt from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments, including by complying with FATCA, the Cayman FATCA Legislation and the CRS, or to reduce the risk that the Issuer may be treated as a taxable mortgage pool, publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise being subject to U.S. federal, state or local tax on a net income or entity level basis including any tax liability imposed under Section 1446 of the Code or any similar provision of law.

For the avoidance of doubt, except as set forth under the definition of “Reset Amendment”, Reset Amendments are not subject to any consent requirements that would otherwise apply to supplemental indentures described herein.

(b) To the extent the Co-Issuers execute a supplemental indenture for purposes of conforming this Indenture to the Offering Circular pursuant to clause (x) of Section 8.1(a) and one or more other amendment provisions described above also applies, such supplemental indenture will be deemed to be a supplemental indenture to conform this Indenture to the Offering Circular pursuant to clause (x) of Section 8.1(a) regardless of the applicability of any other provision regarding supplemental indentures set forth in this Indenture.

(c) In no case shall a supplemental indenture that becomes effective on or after the Redemption Date of any Class of Secured Debt be considered to have a material adverse effect on any Holder of such Class. Any non-consenting Holders of a Re-Priced Class shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after the Re-Pricing Date with respect to such Class. In addition, in the case of a partial redemption, Holders of Classes not subject to such Refinancing or Optional Redemption shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture executed in accordance with the terms under Section 9.2 that does not change any terms of any Class not subject to such Refinancing they are holding. In each case, Holders of any redeemed Classes, any non-consenting Holders of a Re-Priced Class and Holders of any non-redeemed Classes in a partial redemption shall have no objection or consent rights to such supplemental indenture.

Section 8.2 Supplemental Indentures With Consent of Holders of Debt. (a) With the written consent of the Collateral Manager, the Transferor and the Depositor, a Majority of each Class of Secured Debt materially and adversely affected thereby, if any, and a Majority of the Subordinated Notes, the Trustee, the Collateral Agent and the Co-Issuers may, subject to Section 8.3, execute one or more indentures supplemental hereto to add provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Debt under this Indenture; provided that notwithstanding anything herein to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Class of Debt materially and adversely affected thereby:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the rate of interest thereon (except in connection with a Re-Pricing or in connection with any change in the interest rate to the Benchmark Replacement) or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Class of Debt or change the earliest date on which any Class of Debt may be redeemed or re-priced, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on Secured Debt, or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii) materially impair or materially adversely affect the Assets except as otherwise permitted herein;

(iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Debt of the security afforded by the lien of this Indenture;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Debt whose consent is required to request the Collateral Agent to preserve the Assets or rescind the Collateral Agent’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi) modify any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Debt of one or more Classes, the consent of the holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of Debt Outstanding affected thereby or Section 8.3;

(vii) modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(viii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Debt or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Debt to the benefit of any provisions for the redemption of such Debt contained herein;

provided that, with respect to any supplemental indenture which, by its terms, (x) provides for a Refinancing of all, but not less than all, Classes of Secured Debt in whole, but not in part, and (y) is consented to by the Holders of a Majority of the Subordinated Notes, notwithstanding anything to the contrary contained or implied elsewhere in this Indenture, the Collateral Manager may, without regard to any other consent requirement specified above or elsewhere in this Indenture, cause such supplemental indenture to be entered into, and the Trustee, the Collateral Agent and the Co-Issuers shall enter into such supplemental indenture, which supplemental indenture may (A) effect an extension of the end of the Reinvestment Period, (B) establish a non-call period for the replacement notes or loans issued to replace such Debt or prohibit a future refinancing of such replacement notes or loans, (C) modify the Weighted Average Life Test, (D) provide for a stated maturity of such replacement notes or loans that is later than the Stated Maturity of the Secured Debt and/or (E) make any other supplements or amendments to this Indenture that would otherwise be subject to the consent rights set forth above (a “Reset Amendment”).

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non- Call Period, if any Class of Debt has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of any Debt of such Class will not be required with respect to such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing. No amendment to this Indenture will be effective against the Loan Agent if such amendment would adversely affect the Loan Agent, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Loan Agent, unless the Loan Agent otherwise consents in writing.

(b) The Trustee and the Collateral Agent shall join in the execution of any such supplemental indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into any such supplemental indenture (including, without limitation, a supplemental indenture in connection with the adoption of a Benchmark Replacement) which adversely affects, as applicable, the Trustee’s or the Collateral Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Collateral Administrator (including in its capacity as Calculation Agent) shall not be bound to follow or agree to any amendment or supplement to this Indenture (including, without limitation, a supplemental indenture in connection with the adoption of a Benchmark Replacement that would increase or materially change or affect the duties, obligations or liabilities of the Collateral Administrator (including in its capacity as Calculation Agent) (including without limitation the imposition or expansion of discretionary authority) or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Collateral Administrator (including in its capacity as Calculation Agent) or would otherwise materially and adversely affect the Collateral Administrator (including in its capacity as Calculation Agent), in each case in its reasonable judgment, without the Collateral Administrator’s express written consent.

(c) The Trustee and the Collateral Agent may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether (i) the interests of any Holder of Debt would be materially and adversely affected by the modifications set forth in any supplemental indenture and (ii) in the case of a supplemental indenture which requires the consent of a Pari Passu Class, such supplemental indenture by its terms would directly and materially affect the Holders of any such Class exclusively and differently from the Holders of the other Class that composes such Pari Passu Class, it being expressly understood and agreed that neither the Trustee nor the Collateral Agent shall have any obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate. Such determination as to whether the interests of Holders of such Class have been materially and adversely affected shall be conclusive and binding on all present and future holders. Neither the Trustee nor the Collateral Agent shall be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Trustee and Collateral Agent as described herein. For the avoidance of doubt, no Holder of Debt who would not constitute a Holder of Debt after giving effect to a Refinancing or Re-Pricing shall be materially and adversely affected by any provision of any supplemental indenture that becomes effective after such Refinancing or Re-Pricing or otherwise have any right to object to any such Refinancing or Re-Pricing.

(d) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. Neither the Trustee nor the Collateral Agent shall be liable for any reliance made in good faith upon such an Opinion of Counsel.

(e) At the cost of the Co-Issuers, for so long as any Debt shall remain Outstanding, not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 10 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Collateral Agent shall provide to the Collateral Manager, the Collateral Administrator, the Loan Agent (for delivery to the Class A-1 Lenders), the Rating Agency and the Noteholders a notice attaching a copy of such supplemental indenture and indicating the proposed date of execution of such supplemental indenture. Following such delivery by the Collateral Agent, if any changes are made to such supplemental indenture other than changes of a technical nature or to correct typographical errors or to adjust formatting, or to implement changes described in a previously delivered version of such supplemental indenture, then at the cost of the Co-Issuers, for so long as any Debt rated by the Rating Agency shall remain Outstanding, not later than three Business Days prior to the execution of such proposed supplemental indenture (provided, that the execution of such proposed supplemental indenture will not in any case occur earlier than the date fifteen Business Days (if pursuant to Section 8.1) or ten Business Days (if pursuant to Section 8.2) after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(e)), the Collateral Agent shall deliver to the Rating Agency a copy of such supplemental indenture as revised, indicating the changes that were made. At the cost of the Co-Issuers, the Collateral Agent shall provide to the Rating Agency, the Loan Agent (for delivery to the Class A-1 Lenders) and the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Collateral Agent to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(f) It will not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it will be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act approves the substance thereof.

(g) Any consent given by Holders of a Class of Debt pursuant to this Section 8.3 shall be binding upon all future Holders of Debt.

(h) Holders of Pari Passu Classes shall vote together as a single Class of Notes in connection with any supplemental indenture under this Article VIII, except that the Holders of each Class that composes a Pari Passu Class shall vote separately by Class with respect to any amendment or modification of this Indenture solely to the extent that such amendment or modification by its terms would directly and materially affect the Holders of any such Class exclusively and differently from the Holders of the other Class that composes such Pari Passu Class.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II or Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for Outstanding Notes.

Section 8.6 Amendments to Master Loan Sale Agreements. Subject to and in accordance with Section 5.01 of either Master Loan Sale Agreement, prior to the execution of any amendment or waiver to either Master Loan Sale Agreement:

(a) The Issuer shall furnish to the Collateral Manager, the Trustee and the Collateral Agent (and the Collateral Agent shall furnish to the Rating Agency and each Holder at least five (5) Business Days prior to the execution thereof) written notification of the substance of such proposed amendment or waiver, together with a copy thereof; and

(b) the Issuer, the Trustee and the Collateral Agent shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon one or more certificates from an authorized Officer of the Transferor, the Depositor, the Issuer and/or the Collateral Manager with respect to factual matters and of the Issuer and/or the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Issuer or the Holders) stating that the execution of such amendment is authorized or permitted by such Master Loan Sale Agreement and that all conditions precedent thereto have been satisfied. Neither the Trustee nor the Collateral Agent shall be liable for any reliance made in good faith upon such an Opinion of Counsel.

Promptly after the execution of any such amendment or waiver, the Issuer shall furnish (or cause the Collateral Agent to furnish at the expense of the Issuer) a copy of such amendment or waiver to the Trustee (if applicable), the Collateral Manager, the Rating Agency and to each Holder.

ARTICLE IX

REDEMPTION OF DEBT

Section 9.1 Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Debt on the applicable Payment Date pursuant to the Priority of Payments.

Section 9.2 Optional Redemption. (a) The Secured Debt shall be redeemable by the Co-Issuers at the written direction of a Majority of the Subordinated Notes as follows: (i) the Secured Debt shall be redeemed in whole (with respect to all Classes of Debt) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds, Refinancing Proceeds and/or all other available funds (including, without limitation, Cash Contributions) or (ii) the Secured Debt shall be redeemed in part by Class from Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions on any Business Day after the end of the Non-Call Period as long as the Secured Debt to be redeemed represent not less than the entire Class of such Debt. In connection with any such redemption, each Class of Secured Debt shall be redeemed at the applicable Redemption Price therefor and a Majority of the Subordinated Notes must provide the above described written direction to the Issuer, the Trustee, the Collateral Agent and the Loan Agent not later than 45 days (or such shorter period of time (not to be less than 15 days) as the Trustee, the Collateral Agent, the Loan Agent and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Debt to be redeemed must be redeemed simultaneously.

(b) Upon receipt of a written direction for a redemption of the Secured Debt in whole using Sale Proceeds from a Majority of the Subordinated Notes pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion and on behalf of the Issuer shall direct the sale or redemption of all or part of the Collateral Obligations and Eligible Investments (and the manner thereof) in an amount sufficient that the proceeds from such sale or redemption and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt to be redeemed and to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fee due and payable under the Priority of Payments. If such proceeds of such sale or redemption and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Debt and to pay such fees and expenses, the Secured Debt may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c) In addition to (or in lieu of) a sale or redemption of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), if directed in writing by a Majority of the Subordinated Notes, the Secured Debt may be redeemed in whole from Refinancing Proceeds, Sale Proceeds and/or all other available funds (including, without limitation, Cash Contributions) or in part by Class from Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions as provided in Section 9.2(a)(ii) by a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

(d) In the case of a Refinancing upon a redemption of the Secured Debt in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, all Sale Proceeds from the sale or redemption of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds (including, without limitation, Cash Contributions) will be at least sufficient to redeem simultaneously the Secured Debt then required to be redeemed at the respective Redemption Prices thereof, in whole but not in part, and to pay all accrued and unpaid Administrative Expenses (without regard to the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator and the Collateral Manager (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds (including, without limitation, Cash Contributions) are used (to the extent necessary) to make such redemption, and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i).

(e) In the case of a Refinancing upon a redemption of the Secured Debt in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) the Collateral Agent (at the direction of the Issuer or the Collateral Manager on behalf of the Issuer) shall have provided written notice of the Refinancing to the Rating Agency prior to the proposed Redemption Date of such Refinancing, (ii) the Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions, together with all other amounts available for such purpose, will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing, (iii) the Refinancing Proceeds, Partial Refinancing Interest Proceeds and any such Cash Contributions are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i), (v) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Debt being redeemed with the proceeds of such obligations (and if the aggregate principal amount of obligations providing the Refinancing are not equal to the Aggregate Outstanding Amount of the corresponding Classes of Debt being redeemed on a class-by-class basis, subject to satisfaction of the S&P Rating Condition with respect to any Class of Secured Debt not being redeemed) plus (subject to the satisfaction of the S&P Rating Condition) an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Debt being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds and any such Cash Contributions (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments; provided that any such fees due to the Trustee, the Collateral Agent and the Loan Agent and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) in the case of a Refinancing of a Class of Debt that (1) is not a Class of Fixed Rate Debt, the interest rate of any obligations providing the Refinancing (which may have a fixed or a floating interest rate) will not be greater than the stated rate of interest of the Class of Secured Debt subject to such Refinancing or (2) is a Class of Fixed Rate Debt (which may be refinanced as either Fixed Rate Debt or Floating Rate Debt), the interest rate of any obligations providing the Refinancing (which may have a fixed or a floating interest rate) will not be greater on the date of such Refinancing than the stated rate of interest of the Class of Fixed Rate Debt subject to such Refinancing, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Debt being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same in all material respects as the rights of the corresponding Class of Secured Debt being refinanced, (xi) the Issuer has received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that such Refinancing will not (A) result in the Issuer becoming subject to U.S. federal income tax with respect to its net income or subject to tax liability under Section 1446 of the Code, or (B) result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (xii) the Majority of the Subordinated Notes, directs the Issuer to effect such Refinancing.

(f) The holders of the Subordinated Notes will not have any cause of action against the Issuer, the Co-Issuer, the Collateral Manager, the Collateral Administrator, the Trustee, the Collateral Agent or the Loan Agent for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the applicable requirements specified above in clause (d) or clause (e) (as applicable) as certified by the Collateral Manager, the Co-Issuers (with the consent of the Majority of the Subordinated Notes directing the redemption) and, at the direction of the Collateral Manager, the Trustee, the Collateral Agent (in the case of this Indenture) and the Loan Agent (in the case of the Credit Agreement) shall amend this Indenture and the Credit Agreement (which amendments shall be prepared by or on behalf of the Issuer), in each case, to the extent necessary to reflect the terms of the Refinancing and no consent for such amendments shall be required from the Holders of any Class of Secured Debt. None of the Trustee, the Collateral Agent or the Loan Agent shall be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee, the Collateral Agent and the Loan Agent shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Certificate or other accountants’ certificates or information required hereunder).

(g) In connection with a Refinancing of all, but not less than all, Classes of Debt in whole but not in part, the Co-Issuers, the Trustee and the Collateral Agent may enter into a Reset Amendment.

(h) The Collateral Manager may, in its sole discretion, designate any amount of Cash Contributions as Refinancing Proceeds for use in connection with a Refinancing. To the extent that Refinancing Proceeds are not applied to redeem the Class or Classes of Debt subject to a Refinancing or to pay expenses in connection with the Refinancing, such proceeds will be treated as Principal Proceeds. If a Class or Classes of Debt is redeemed in connection with a Refinancing upon a redemption of the Secured Debt in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds, will be applied on the related Redemption Date to pay the Redemption Price(s) of such Class or Classes of Debt in accordance with Section 11.1(a)(iv).

(i) In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 30 days (or such shorter period of time as the Trustee, the Collateral Agent, the Loan Agent and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee, the Collateral Agent and the Loan Agent in writing of such Redemption Date, the applicable Record Date, the principal amount of Debt to be redeemed on such Redemption Date and the applicable Redemption Prices; provided that, failure to effect any Optional Redemption which is withdrawn by the Co-Issuers in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default or a Failed Optional Redemption. If there is a Failed Optional Redemption, an Enforcement Event shall occur and distributions and proceeds in respect of the Assets will be applied at the date or dates fixed by the Collateral Agent in accordance with Section 11.1(a)(iii).

(j) In connection with any Optional Redemption of the Secured Debt in whole or of any Class of the Debt in connection with a Refinancing of such Class, Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes to be redeemed may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Debt.

(k) At the direction of a Majority of the Subordinated Notes, the Issuer may redeem the Subordinated Notes at their Redemption Price, in whole but not in part, on any Business Day upon five Business Days’ written notice to the Trustee and the Collateral Agent on or after the Optional Redemption, Tax Redemption, Clean-Up Call Redemption or repayment in full of the Debt.

Section 9.3 Tax Redemption. (a) Each Class of Secured Debt may be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) on any Payment Date at their applicable Redemption Prices at the written direction (delivered to the Issuer, the Collateral Manager, the Trustee, the Collateral Agent and the Loan Agent) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b) In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class.

(c) Upon its receipt of such written direction directing a Tax Redemption, the Collateral Agent shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(d) If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Trustee, the Collateral Agent and the Loan Agent thereof, and upon receipt of such notice the Collateral Agent shall promptly forward such notice to the Holders of the Debt and the Rating Agency thereof.

Section 9.4 Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2, the written direction of a Majority of the Subordinated Notes shall be provided to the Issuer, the Trustee, the Collateral Agent and the Loan Agent not later than 45 days (or such shorter period of time (not to be less than 15 days) as the Trustee, the Collateral Agent, the Loan Agent and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such direction). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by the Collateral Agent in accordance with Section 14.4 not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Debt, at such Holder’s address in the Note Register or the Loan Register, as applicable, and the Rating Agency.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Notes to be redeemed and, if applicable, the estimated Redemption Price of the Subordinated Notes;

(iii) all of the Debt that is to be redeemed are to be redeemed in full and that interest on such Debt shall cease to accrue on the Redemption Date specified in the notice;

(iv) the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the Corporate Trust Office of the Collateral Agent; and

(c) The Co-Issuers may (or, if directed by a Majority of the Subordinated Notes, shall) withdraw any such notice of redemption delivered pursuant to Section 9.2 on any day up to 10:00 a.m. New York time, on the Business Day before the proposed Redemption Date, by written notice to the Trustee, the Collateral Agent and the Collateral Manager. The Co-Issuers may withdraw a notice of Tax Redemption if the conditions required under this Indenture for such redemption are not satisfied at any time prior to 10:00 a.m., New York time, on the scheduled Redemption Date, by written notice to the Trustee, the Collateral Agent, the Collateral Manager and the Rating Agency. The failure to effect any Optional Redemption which is withdrawn by the Co-Issuers in accordance with this Indenture or with respect to which a Refinancing fails will not constitute an Event of Default or a Failed Optional Redemption.

(d) Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Co-Issuers or, upon an Issuer Order, by the Collateral Agent in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of Debt selected for redemption shall not impair or affect the validity of the redemption of any other Debt.

(e) Unless Refinancing Proceeds are being used to redeem the Secured Debt in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Class of Secured Debt may be optionally redeemed unless (i) at least one Business Day before the scheduled Redemption Date the Collateral Manager shall have certified to the Collateral Agent, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with (A) a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “A-1” by S&P or (B) a special purpose entity that satisfies all then-current bankruptcy remoteness criteria of the Rating Agency, in either case, on the applicable trade or trade dates, to purchase (directly or by participation or other arrangement), not later than the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, and redeem the applicable Class or Classes of Debt on the scheduled Redemption Date at the applicable Redemption Prices (including, without limitation, any such amount that the Holders of such Class or Classes have elected to receive, where Holders of such Class or Classes have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class or Classes), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Collateral Agent that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity that has committed financing or has priced but has not yet closed its securities offering), the aggregate sum of (A) expected proceeds from the sale or redemption of Eligible Investments, and (B) for each Collateral Obligation, its Market Value, shall exceed the sum of (x) the aggregate Redemption Prices of the applicable Class of Secured Debt (including, without limitation, any such amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) and (y) all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale or redemption (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any holder of Debt, the Transferor, the Collateral Manager or any of their affiliates or accounts managed thereby or by any of their respective affiliates may, subject to the same terms and conditions afforded to other bidders and compliance with applicable law (including, without limitation, the Advisers Act and, where applicable, the Investment Company Act), bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

(f) The reasonable fees, costs, charges and expenses incurred in connection with the failure of any such redemption shall be paid by the Issuer as Administrative Expenses payable in accordance with the Priority of Payments.

Section 9.5 Debt Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Debt to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Debt shall cease to bear interest on the Redemption Date. Upon final payment on any Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers, the Trustee or the Collateral Agent that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Debt so to be redeemed that are payable on or prior to the Redemption Date shall be payable to the Holders of such Debt, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b) If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6 Special Redemption. Principal payments on the Debt shall be made in part in accordance with the Priority of Payments on any Payment Date or, with respect to a redemption pursuant to clause (ii), as otherwise described in Section 7.18, (i) during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Collateral Agent at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, (ii) if the Collateral Manager elects to direct a Special Redemption to the extent necessary to enable the Co-Issuers (or the Collateral Manager on the Issuer’s behalf) to obtain from S&P its written confirmation of its initial ratings of the Secured Debt (provided such confirmation from S&P is not required if the S&P Deemed Rating Confirmation has occurred or the Effective Date Condition has been satisfied) or (iii) if a Retention Deficiency exists, to the extent necessary to reduce such Retention Deficiency to zero (each of (i), (ii) and (iii), a “Special Redemption”). On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing, as applicable, (1) Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations, (2) Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains confirmation from S&P of its Initial Ratings of the

Secured Debt (provided such confirmation from S&P is not required if the S&P Deemed Rating Confirmation has occurred or the Effective Date Condition has been satisfied) or (3) Principal Proceeds necessary to reduce any outstanding Retention Deficiency to zero (such amount, a “Special Redemption Amount”) will be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given by the Collateral Agent not less than three Business Days prior to the applicable Special Redemption Date by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Debt affected thereby at such Holder’s facsimile number, email address or mailing address on the Note Register or Loan Register, as applicable, and to the Rating Agency.

Section 9.7 Optional Re-Pricing. (a) On any Business Day after the Non-Call Period, at the written direction of a Majority of the Subordinated Notes, the Co-Issuers shall reduce the spread over the Benchmark with respect to any Class of Floating Rate Debt (other than the Class A- 1 Debt) or the stated rate of interest with respect to any Class of Fixed Rate Debt (other than the Class A-1 Debt) (such reduction with respect to any such Class of Secured Debt, a “Re-Pricing” and any Class of Secured Debt to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Co-Issuers shall not effect any Re-Pricing unless each condition specified in this Section 9.7 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Class of Secured Debt other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of a Majority of the Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b) At least 30 days prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing to the Trustee, the Collateral Agent (who shall promptly deliver a copy of such notice to each Holder of the proposed Re-Priced Class, the Collateral Manager and the Rating Agency) and the Loan Agent, which notice shall:

(i) specify the proposed Re-Pricing Date and the revised spread over the Benchmark or the stated rate of interest, as applicable, to be applied with respect to such Class (the “Re-Pricing Rate”);

(ii) request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(iii) specify the price at which Debt of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to Section 9.7(c), which, for purposes of such Re-Pricing, shall be the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date if such date is a Payment Date.

(c) In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is 10 Business Days prior to the proposed Re-Pricing Date, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the Trustee, the Collateral Agent (who shall promptly deliver a copy of such notice to the consenting Holders of the Re-Priced Class) and the Loan Agent, specifying the Aggregate Outstanding Amount of the Secured Debt of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Secured Debt of the Re-Priced Class held by the non- consenting Holders (each such notice, an “Exercise Notice”) within five Business Days after receipt of such notice. In the event the Issuer shall receive Exercise Notices with respect to more than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof (for settlement on the Re- Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Outstanding Amount of the Debt such Holders indicated an interest in purchasing pursuant to their Exercise Notices. In the event the Issuer shall receive Exercise Notices with respect to less than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, and any excess Debt of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to one or more transferees designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Debt to be effected pursuant to this clause (c) shall be made at the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date if such date is a Payment Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions hereof. The Holder of any Secured Debt, by its acceptance of an interest in the Secured Debt, agrees that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Debt of a Re-Priced Class held by non-consenting Holders in accordance with this Section 9.7 and, if it is a non-consenting Holder, hereby irrevocably appoints the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney in fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to sell and transfer its Debt in accordance with this Section 9.7 and to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effect such sale and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee, the Collateral Agent, the Loan Agent and the Collateral Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Secured Debt of the Re-Priced Class, including the Debt of the Re-Priced Class held by non-consenting Holders.

(d) The Issuer shall not effect any proposed Re-Pricing unless: (i) the Co-Issuers, the Trustee and the Collateral Agent shall have entered into a supplemental indenture (prepared by or on behalf of the Issuer) dated as of the Re-Pricing Date to decrease the spread over the Benchmark or the stated rate of interest, applicable to the Re-Priced Class in accordance with Section 8.1; (ii) the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders; (iii) the Rating Agency shall have been notified of such Re-Pricing; (iv) the Issuer has received an opinion of tax counsel of nationally-recognized standing in the United States experienced in such matters to the effect that such Re-Pricing will not (A) result in the Issuer becoming subject to U.S. federal income tax with respect to its net income or subject to tax liability under Section 1446 of the Code or (B) result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (v) the written consent of the Transferor, the Depositor and the Collateral Manager shall have been obtained; and (vi) all expenses of the Co-Issuers, the Trustee, the Collateral Agent and the Loan Agent (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the holders of the Subordinated Notes, unless such expenses shall have been paid (including from proceeds of any additional issuance of Subordinated Notes and any Contribution) or shall be adequately provided for by an entity other than the Issuer.

(e) If notice has been received by the Collateral Agent from the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, confirming that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders, notice of a Re-Pricing shall be provided by the Collateral Agent (at the expense of the Issuer) by first class mail, postage prepaid, mailed not less than 3 Business Days prior to the proposed Re-Pricing Date, to each Holder of Debt of the Re-Priced Class at the address in the Note Register (with a copy to the Collateral Manager), specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Collateral Agent at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes on or prior to the fourth Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee, the Collateral Agent, the Loan Agent and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Collateral Agent, at the expense of the Issuer, shall send such notice to the Holders of Debt and the Rating Agency.

(f) The Issuer shall direct the Collateral Agent to segregate payments and take other reasonable steps to effect the Re-Pricing and the Collateral Agent shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager as the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, or the Collateral Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary or desirable, obtain and assign a separate CUSIP or CUSIPs to the Debt of each Class held by such consenting or non-consenting Holder(s). The Trustee and the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the Re-Pricing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee and the Collateral Agent may request and rely on an Issuer Order providing direction and any additional information requested in order to effect a Re-Pricing and shall have no liability for relying on the same.

Section 9.8 [Reserved].

Section 9.9 Clean-Up Call Redemption.

(a) At the written direction of a Majority of the Subordinated Notes, upon notice to the Co-Issuers, the Trustee, the Collateral Agent and the Loan Agent, with copies to the Rating Agency, at least 20 Business Days prior to the proposed Redemption Date, the Debt shall be subject to redemption by the Co-Issuers, in whole but not in part, at the applicable Redemption Prices, on any Business Day after the Non-Call Period on which the Collateral Principal Amount is less than 20% of the Target Initial Par Amount.

(b) Notwithstanding anything to the contrary set forth herein, the Debt shall not be redeemed pursuant to a Clean-Up Call Redemption unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have certified to the Collateral Agent that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements to sell to a financial or other institution or institutions not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Obligations at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled Redemption Date, to pay all Administrative Expenses and other fees and expenses payable in accordance with the Priority of Payments (without regard to the Administrative Expense Cap) prior to the payment of the principal of the Secured Debt to be redeemed and redeem all of the Secured Debt on the scheduled Redemption Date at the applicable Redemption Prices, or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Collateral Agent in a certificate of a Responsible Officer upon which the Collateral Agent can conclusively rely that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity that has committed financing or that has priced but has not yet closed its securities offering if such securities offering is expected to close on or prior to the scheduled Redemption Date), the aggregate sum of (A) any expected proceeds from the sale of Eligible Investments and (B) for each Collateral Obligation, the Market Value thereof, shall equal or exceed the Redemption Price of the Secured Debt. Any certification delivered by the Collateral Manager pursuant to this Section 9.9(b) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.9(b).

(c) Upon receipt from a Majority of the Subordinated Notes of a direction in writing to effect a Clean-Up Call Redemption, the Issuer will set the related Redemption Date and the Record Date and give written notice thereof to the Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator, the Collateral Manager and the Rating Agency not later than 15 Business Days prior to such proposed Redemption Date. A notice of redemption will be given by email, if available, and by first-class mail, postage prepaid, mailed not later than 10 Business Days prior to such Redemption Date, to each Holder of Debt, at such Holder’s address in the Note Register or Loan Register, as applicable (and, in the case of Global Notes, delivered by electronic transmission to DTC), and the Rating Agency.

(d) Any notice of a Clean-Up Call Redemption may (or, if directed by a Majority of the Subordinated Notes shall) be withdrawn by the Co-Issuers up to (and including) the fourth Business Day prior to the related Redemption Date by written notice to the Trustee, the Collateral Agent, the Rating Agency and the Collateral Manager only if the Collateral Manager has not delivered the certification as described in Section 9.9(b) to the Collateral Agent.

(e) The Collateral Agent shall forward notice of any such withdrawal of a Clean-Up Call Redemption, at the expense of the Issuer, to each Holder of Debt that was to be redeemed at such Holder’s address as it appears on the Note Register or Loan Register, as applicable, by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the related scheduled Redemption Date.

(f) On the Redemption Date related to any Clean-Up Call Redemption, the Redemption Price for the Debt will be distributed pursuant to the Priority of Payments.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money. Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Holders of the Debt and shall apply it as provided herein. Each Account shall be established and maintained (a) with a federal or state-chartered depository institution or (b) in segregated accounts with the corporate trust department of a federal or state chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), in each case, with a long-term issuer credit rating of at least “A” by S&P and a short-term issuer rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P) and if such institution fails to satisfy the requirements specified in subclause (a) or (b) above, the assets held in such Account will be moved within 30 calendar days to another institution that satisfies such requirements. Such institution shall have a combined capital and surplus of at least U.S.$ 200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture.

Section 10.2 Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian two segregated accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Issuer, subject to the lien of this Indenture and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Collateral Agent shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), promptly upon receipt thereof or upon transfer from the Payment Account or (to the extent directed by the Collateral Manager) the Expense Reserve Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII), except as otherwise provided in this Indenture, including with respect to Restructured Asset Proceeds. The Collateral Agent shall deposit promptly upon receipt thereof or upon transfer into the Revolver Funding Account or (to the extent directed by the Collateral Manager) from the Expense Reserve Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture, (ii) the net proceeds from the issuance of any additional Notes and (iii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Collateral Agent as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b) The Collateral Agent, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Collateral Agent (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Collateral Agent certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Collateral Agent certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Agent to, and upon receipt of and in accordance with such Issuer Order the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations or Restructured Assets, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Agent to, and upon receipt of such Issuer Order and in accordance therewith, the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Agent to, and upon receipt of and in accordance with such Issuer Order the Collateral Agent shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to purchase additional Collateral Obligations and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that, the Collateral Agent shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e) The Collateral Agent shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

Section 10.3 Transaction Accounts.

(a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of this Indenture, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Debt in accordance with their terms and the provisions of this Indenture and the Subordinated Notes in accordance with the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b) Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of this Indenture, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Collateral Agent agrees to give the Issuer prompt notice if (to the actual knowledge of a Trust Officer of the Collateral Agent) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c) Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of this Indenture, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Collateral Agent to deposit the amount specified in Section 3.1(k)(i) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Collateral Agent will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b) and Section 7.18(g) (as directed by the Collateral Manager). Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount. All other amounts on deposit in the Ramp-Up Account will be deemed to represent Principal Proceeds. On the Effective Date or upon the occurrence and during the continuance of an Enforcement Event (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Collateral Agent will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds and the Ramp-Up Account will be closed (after all proceeds, if any, used to settle binding commitments have been disbursed from the Ramp-Up Account).

(d) Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of this Indenture, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Collateral Agent to deposit to the Expense Reserve Account (i) the amount specified in Section 3.1(k)(ii) and (ii) any amounts designated by the Collateral Manager for deposit into the Expense Reserve Account pursuant to Sections 11.1(a)(i)(M), Sections 11.1(a)(ii)(N) or Sections 11.1(a)(iii)(Q). On any Business Day from and including the Closing Date, the Collateral Agent shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, (i) to pay expenses of the Co-Issuers incurred in connection with the establishment of the Co-Issuers, the structuring and consummation of the Offering and the issuance of the Notes and the incurrence of the Class A-1 Loans, (ii) from time to time to pay accrued and unpaid Administrative Expenses of the Co-Issuers or (iii) to the Collection Account as Principal Proceeds or Interest Proceeds (as designated by the Collateral Manager). Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e) Interest Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of this Indenture, which shall be designated as the Interest Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Pursuant to Section 3.1(k)(iii) the Issuer shall direct the Collateral Agent to deposit Interest Reserve Amount into the Interest Reserve Account. Such Interest Reserve Amount will be transferred to the Collection Account as Interest Proceeds on the Determination Date relating to the first Payment Date unless the Collateral Manager, in its discretion, provides prior written notice to the Collateral Agent that such Interest Reserve Amount shall not be so transferred and should instead be held in the Interest Reserve Account for application in accordance with this Indenture, including: (i) prior to the second Payment Date, at the discretion of the Collateral Manager, to the Collection Account as Interest Proceeds or to the Collection Account (or, prior to the Effective Date, the Ramp Up Account) as Principal Proceeds (as designated by the Collateral Manager) and (ii) amounts remaining in the Interest Reserve Account after the second Payment Date will be transferred to the Collection Account as Interest Proceeds or Principal Proceeds (as designated by the Collateral Manager).

(f) Contribution Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Agent to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of this Indenture, which shall be designated as the Contribution Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Each Cash Contribution will be received into the Contribution Account, and the Collateral Manager, on behalf of the Issuer, will apply such Contribution to the Permitted Use directed by the applicable Contributor at the time such Contribution is made, so long as the Collateral Manager consents to such Permitted Use or Permitted Uses (or, if no such direction is given by the Contributor, at the direction of the Collateral Manager in its sole discretion) and will not in any event be subsequently applied to any other Permitted Use. No Contribution or any portion thereof will be returned to the Contributor at any time. Any income earned on amounts deposited in the Contribution Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

Section 10.4 The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by the Collateral Manager via written notice to the Collateral Agent, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Principal Collection Subaccount and, if necessary, from the Ramp-Up Account and deposited by the Collateral Agent in a single, segregated account established (in accordance with this Indenture and the Securities Account Control Agreement) at the Custodian and held in the name of the Issuer, subject to the lien of this Indenture (the “Revolver Funding Account”). The Issuer shall direct the Collateral Agent to deposit the amount specified in Section 3.1(k)(iv) to the Revolver Funding Account. Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.6 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. All other amounts held in the Revolver Funding Account will be deemed to represent Principal Proceeds.

The Issuer shall, at all times, maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be at least equal to the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Collateral Agent to, and the Collateral Agent thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account. The Collateral Agent shall not be responsible at any time for determining whether any such shortfall in the Revolver Funding Account exists.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available at the direction of the Collateral Manager solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess, if any, of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Collateral Agent (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5 Contributions. At any time during or after the Reinvestment Period, with the consent of the Collateral Manager, any Holder of Subordinated Notes (each such holder, a “Contributor”) may, but shall not be required to, for any Permitted Use by providing a notice in the form attached hereto as Exhibit C, (A) make contributions of cash, Eligible Investments and Collateral Obligations to the Issuer or (B) upon four Business Days’ notice, return to the Collateral Agent any portion of Interest Proceeds or Principal Proceeds that was distributed on such Subordinated Notes in accordance with the Priority of Payments (each, a “Contribution” and each Contribution of cash or Eligible Investments, a “Cash Contribution”). For the avoidance of doubt, Contributions shall not include any deemed capital contribution by the Depositor to the Issuer in connection with the acquisition by the Issuer of any Collateral Obligation as provided in the Transaction Documents. Each Contribution of Collateral Obligations accepted by the Collateral Manager (on behalf of the Issuer) will be received into the Custodial Account. Each Cash Contribution accepted by the Collateral Manager will be received into the Contribution Account and will be applied by the Collateral Manager, on behalf of the Issuer, to the Permitted Use or Permitted Uses directed by the applicable Contributor at the time such Contribution is made, so long as the Collateral Manager consents to such Permitted Use or Permitted Uses (or, if no direction is given by the applicable Contributor, at the direction of the Collateral Manager in its sole discretion). No Contribution or any portion thereof will be returned to the Contributor at any time and will not in any event be subsequently applied to any other Permitted Use. Any income earned on amounts on deposit in the Contribution Account will be deposited into the Interest Collection Subaccount as Interest Proceeds.

Section 10.6 Reinvestment of Funds in Accounts; Reports by Collateral Agent. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Collateral Agent to, and, upon receipt of such Issuer Order, the Collateral Agent shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account and the Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If, prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Collateral Agent shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Collateral Agent does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Collateral Agent for three consecutive days, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Collateral Agent receives a written instruction from the Issuer, or the Collateral Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Collateral Agent shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Collateral Agent of (i) its obligations or liabilities under any security or obligation issued by the Collateral Agent or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Collateral Agent or any Affiliate thereof.

(b) The Collateral Agent agrees to give the Issuer prompt written notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Collateral Agent shall supply, in a timely fashion, to the Co-Issuers, the Rating Agency, the Collateral Administrator and the Collateral Manager any information regularly maintained by the Collateral Agent that the Co-Issuers, the Rating Agency, the Collateral Administrator or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Collateral Agent by reason of its acting as Collateral Agent hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Collateral Agent shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the Obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor or issuer and Clearing Agencies with respect to such Obligor or issuer.

(d) For U.S. tax reporting purposes, the Issuer (or any person from whom the Issuer is disregarded as a separate entity for U.S. federal income tax purposes as documented in the IRS forms and other documentation described below) shall be treated as the payee of all income earned on the funds invested and allocable to the Accounts. The Issuer will provide to the Collateral Agent (i) an IRS Form W-9 or applicable IRS Form W-8 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Collateral Agent as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Collateral Agent to fulfill their tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. Neither the Collateral Agent nor the Bank shall have any liability to the Issuer or any other person in connection with any tax withholding amounts paid, or retained for payment, to a Governmental Authority from the Accounts arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, applicable IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Agent having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph.

(e) The Collateral Agent shall not in any way be held liable by reason of any insufficiency of funds in any Account resulting from any loss relating to any such investment and will not be liable for the selection of investments.

(f) The accounts established by the Collateral Agent pursuant to this Article X may include any number of sub-accounts for convenience in administering the Assets.

Section 10.7 Accountings.

(a) Monthly. Not later than the 24th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than a month in which a Payment Date occurs) and commencing in November 2021, the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, the Trustee, the Collateral Agent, the Loan Agent (for delivery to the Class A-1 Lenders) the Collateral Manager, the Placement Agents and each Holder listed on the Note Register, any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee and each Holder of the Subordinated Notes, a monthly report on a trade date basis (except as otherwise expressly provided in this Indenture) (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the first Business Day of the calendar month during which the Monthly Report is required to be delivered. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the close of business on the Monthly Report Determination Date for such calendar month:

(i) Aggregate Principal Balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii) Adjusted Collateral Principal Amount of Collateral Obligations.

(iii) Collateral Principal Amount of Collateral Obligations.

(iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A) The obligor thereon (including the issuer ticker, if any);

(B) The CUSIP or security identifier thereof;

(C) The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds) and any unfunded commitment pertaining thereto;

(D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E) (x) The related interest rate or spread (in the case of a Libor Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a Libor Floor Obligation, the related Libor floor and (z) the identity of any Collateral Obligation that is not a Libor Floor Obligation and for which interest is calculated with respect to any index other than Libor;

(F) The stated maturity thereof;

(G) The related S&P Industry Classification;

(H) The country of Domicile;

(I) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by the Rating Agency), (7) a Partial Deferrable Obligation, (8) a Current Pay Obligation, (9) a Discount Obligation, (10) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation,” (11) a DIP Collateral Obligation, (12) a Cov-Lite Loan, (13) a First-Lien Last-Out Loan, (14) a Long-Dated Obligation, (15) a Step-Down Obligation, (16) a Restructured Asset and (17) a Collateral Restructured Asset.

(J) With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation,”

(I) the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II) the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(III) the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of “Discount Obligation.”

(K) With respect to each obligation that is acquired or received in a Bankruptcy Exchange,

(I) the identity of such obligation; and

(II) the Aggregate Principal Balance of obligations that have been received in a Bankruptcy Exchange and relevant calculations indicating whether such amount is in compliance with the limitations described in the definition of Bankruptcy Exchange;

(L) The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(M) (I) The S&P Recovery Rate unless such rate is based on a credit estimate or a private or confidential rating from S&P; and

(N) The date of the credit estimate of such Collateral Obligation, if applicable.

(v) Based solely on the monthly report of, and as reported by, the Depositor, the holding by the Depositor of the Retention Interest as of the date of its report. The foregoing information shall be provided by the Depositor (or the Issuer or the Collateral Manager on the Depositor’s behalf) to the Collateral Agent and the Collateral Administrator.

(vi) If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result (including, after any S&P CDO Monitor Switchover Date, calculation of each of the S&P CDO Monitor Benchmarks), (2) the related minimum or maximum test level and (3) if such Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, a determination as to whether such result satisfies the related test.

(vii) The calculation of each of the following:

(A) Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B) Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test);

(viii) The calculation specified in Section 5.1(e).

(ix) For each Account, a schedule showing the beginning balance and the ending balance.

(x) A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the immediately preceding Monthly Report Determination Date, and the ending balance for the current Monthly Report Determination Date:

(A) Interest Proceeds from Collateral Obligations; and

(B) Interest Proceeds from Eligible Investments.

(xi) Purchases, prepayments, and sales:

(A) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale;

(B) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 or 12.3 since the last Monthly Report Determination Date;

(C) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was substituted pursuant to Section 12.3(a) or repurchased pursuant to Section 12.3(b) (and, in either case, an indication as to whether each such substitution or repurchase was a mandatory substitution or repurchase) since the last Monthly Report Determination Date, all as reported to the Collateral Agent and the Collateral Administrator by the Collateral Manager at the time of such purchase, repurchase or substitution (or, if no Collateral Obligations were so substituted or repurchased during such period, a statement to that effect); and

(D) the details of any Trading Plan (including, the proposed acquisitions and dispositions identified by the Collateral Manager as part of such Trading Plan).

(xii) The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xiii) The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and the Market Value of each such Collateral Obligation.

(xiv) The identity of each Deferring Obligation, the S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xv) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xvi) The Weighted Average Floating Spread and the Weighted Average Life.

(xvii) The identity, rating and maturity of each Eligible Investment.

(xviii) Calculation of the S&P Weighted Average Rating Factor;

(xix) For each Account, (i) the name of the financial institution that holds such Account; and (ii) the applicable rating by S&P required under Section 10.1(a) for such institution

(xx) Such other information as the Rating Agency or the Collateral Manager may reasonably request.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination.

Upon receipt of each Monthly Report, the Collateral Agent, if not the same person as the Collateral Administrator, shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Agent with respect to the Assets.

If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Collateral Agent shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 review such Monthly Report and the Collateral Agent’s records to assist the Collateral Agent in determining the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Agent’s records, the Monthly Report or the Collateral Agent’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b) Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Agent, the Loan Agent (for delivery of the Class A-1 Lenders) the Collateral Manager, the Placement Agents, the Rating Agency, any Holder listed on the Note Register, any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Collateral Agent and each Holder of Subordinated Notes, not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i) the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii) (a) the Aggregate Outstanding Amount of each Class of Debt at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of such Class, (b) the amount of principal payments to be made on each Class of Debt on the next Payment Date, the amount of any Deferred Interest on the Deferrable Notes and the Aggregate Outstanding Amount each Class of Debt after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class and (c) the amount of payments, if any, to be made on the Debt on the next Payment Date;

(iii) the Interest Rate and accrued interest for each applicable Class of Debt for such Payment Date;

(iv) the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Collection Period;

(B) the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C) the payments and deposits to be made on such Payment Date; and

(vi) such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute a standing Issuer Order to the Collateral Agent to withdraw funds from each Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. The Collateral Agent is hereby authorized and directed to make payments of Administrative Expenses in accordance with such standing Issuer Order.

(c) Interest Rate Notice. The Monthly Report shall include a notice setting forth the Interest Rate for each Class of Debt for the Interest Accrual Period preceding the next Payment Date.

(d) Failure to Provide Accounting. If the Collateral Agent shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Collateral Agent, the Collateral Agent shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

“The Notes may be beneficially owned only by Persons that are (a) Persons that are not “U.S. persons” (as defined in Regulation S) and are purchasing their beneficial interest in an offshore transaction in reliance on Regulation S or (b) both (i) Qualified Institutional Buyers or, solely in the case of Notes issued as Certificated Notes, Institutional Accredited Investors and (ii) Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) of which each shareholder, partner, member or other equity owner is either a Qualified Purchaser). The Issuer has the right to compel any beneficial owner of an interest in Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11 of the Indenture.”

“Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.”

(f) Placement Agent Information. The Issuer and the Placement Agents, or any successor to a Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(g) Distribution of Reports. The Collateral Agent will make the Monthly Report and the Distribution Report available via its website. The Collateral Agent’s website shall initially be located at https://pivot.usbank.com. The Collateral Agent may change the way such statements are distributed. As a condition to access to the Collateral Agent’s website, the Collateral Agent may require registration and the acceptance of a disclaimer. The Collateral Agent shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Collateral Agent disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(h) Investor Information Services. The Collateral Agent shall make each Monthly Report and Distribution Report available to Intex Solutions, Inc., by granting it access to the Collateral Agent’s website; provided that the Collateral Agent shall have no liability for providing any reports or information to Intex Solutions, Inc., by granting access to the Collateral Agent’s internet website, including for granting such access for use of such reports or information Intex Solutions, Inc., or its subscribers.

(i) Effective Date Report. The Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency the Effective Date Report based solely on information contained in the Monthly Reports or provided by the Collateral Manager to the Collateral Administrator. The Collateral Manager shall cooperate with the Issuer and the Collateral Administrator in connection with the preparation of the Effective Date Report. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any information maintained by it that the Issuer and the Collateral Administrator may from time to time request with respect to the Assets and reasonably need to complete the Effective Date Report or required to permit the Issuer and the Collateral Administrator to perform their obligations hereunder. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Issuer for execution.

Section 10.8 Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Collateral Agent at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 or 12.3 hereof or Section 2.07 or Section 2.08 of either Master Loan Sale Agreement, as applicable, and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 or 12.3 hereof or Section 2.07 or Section 2.08 of either Master Loan Sale Agreement, as applicable (which certification shall be deemed to have been provided by the Collateral Manager upon delivery by the Collateral Manager of an Issuer Order or other written instruction of a Responsible

Officer of the Collateral Manager to the Collateral Agent to sell any such Asset) (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Collateral Agent to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.4(c)), direct the Collateral Agent to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Collateral Agent shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Collateral Agent may deliver any such Asset in physical form for examination in accordance with industry custom.

(b) Subject to the terms of this Indenture, the Collateral Agent shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c) Upon a Trust Officer receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Collateral Agent on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Debt has been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Collateral Agent and the Issuer to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Collateral Agent to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Collateral Agent shall not respond or react to such Offer or request.

(d) As provided in Section 10.2(a), the Collateral Agent shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e) The Collateral Agent shall, upon receipt of an Issuer Order at such time as there is no Debt Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

Section 10.9 Reports by Independent Accountants. (a) On or before the date which is 30 days after the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee, the Collateral Agent, the Loan Agent and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Collateral Agent of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Collateral Agent shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Collateral Agent and/or the Collateral Administrator to agree to the procedures performed by such firm or execute an access letter or any agreement in order to access its reports, which may contain a release of any claims, liabilities and expenses arising out of or relating to such accountant’s engagement, agreed-upon procedures or any report issued by such accountants under any such agreement, the Issuer hereby directs the Collateral Agent or the Collateral Administrator, as the case may be, to so agree or execute any such access letter or agreement; it being understood that the Collateral Agent and the Collateral Administrator, as the case may be, shall deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer and neither the Collateral Agent nor the Collateral Administrator shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity, or correctness of such procedures. In addition, the Bank, the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator shall be authorized, without liability on its part, to execute and deliver any acknowledgement, access letter, or other agreement with such firm of Independent accountants required for the Collateral Agent (or Collateral Administrator, as applicable) to receive any of the certificates, reports or instructions provided for herein, which acknowledgement, access letter, or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the procedures to be performed by the Independent accountants are sufficient for relevant purposes, (ii) releases by the Collateral Agent (on behalf of itself and/or the Holders) and the Collateral Administrator of any claims, liabilities, and expenses arising out of or relating to such Independent accountant’s engagement, agreed-upon procedures or any report issued by such Independent accountants under any such engagement and acknowledgement of other limitations of liability in favor of the Independent accountants, and (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Collateral Agent or Collateral Administrator be required to execute any agreement, acknowledgement or access letter in respect of the Independent accountants that the Collateral Agent or the Collateral Administrator, as the case may be, reasonably determines may subject it to risk of expenses or liability for which it is not adequately indemnified or otherwise adversely affects it.

(b) On or before the date which is 30 days after the Payment Date occurring in January of each year commencing in 2022, the Issuer shall cause to be delivered to the Trustee, the Collateral Agent, the Loan Agent (for delivery to the Class A-1 Lenders) the Collateral Manager, each Holder of the Notes upon written request therefor and the Rating Agency a statement from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Debt as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the determination by such firm of Independent public accountants shall be conclusive.

(c) Upon the written request of the Collateral Agent (at the request of a Holder of Subordinated Notes), the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.10 Reports to the Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Collateral Agent hereunder, and such additional information as the Rating Agency may from time to time reasonably request (including notification (i) to S&P of any Specified Amendment, which notice to S&P shall include (x) a copy of such Specified Amendment, (y) a brief summary of its purpose and (z) which criteria under the definition of “Collateral Obligation” are no longer satisfied with respect to such Collateral Obligation after giving effect to the Specified Amendment, if any), and (ii) to S&P of the occurrence of (x) an event with respect to a Collateral Obligation that has a credit estimate from S&P and which in the reasonable business judgment of the Collateral Manager would require such notification to S&P under S&P’s Credit Estimate Guidelines in its credit estimate letter, as applicable, and (y) to the extent not reported pursuant to the foregoing clauses, any other material event that is known to the Issuer or the Collateral Manager with respect to any Collateral Obligation if the Collateral Manager determines that such event is a material event as described in S&P’s published criteria for credit estimates titled “What Are Credit Estimates And How Do They Differ From Ratings?” dated April 2011 (as the same may be amended or updated from time to time); provided that, any notification to S&P shall be delivered to creditestimates@spglobal.com. Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor thereof, the CUSIP number thereof (if applicable) and the Priority Category thereof.

Section 10.11 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Collateral Agent agrees that with respect to each of the Accounts, it will require each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Collateral Agent shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.12 Section 3(c)(7) Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a) Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Holders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “Investment Company Act”), requires that all Holders of the outstanding securities of the Issuer that are U.S. persons (as defined in Regulation S) be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities that are “U.S. persons” (as defined in Regulation S), including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes in the U.S. or to “U.S. persons” (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note who is a “U.S. person” (as defined in Regulation S) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) solely in the case of Notes issued as Certificated Notes, an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the Minimum Denomination of the Notes specified in this Indenture; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Notes may only be transferred to another Qualified Purchaser and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any “U.S. person” (as defined in Regulation S) who is a holder of, or beneficial owner of an interest in, a Note is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is either (x) not a “U.S. person” (as defined in Regulation S) acquiring the Notes in an offshore transaction in reliance on the exemption from registration provided by Regulation S, or (y) a Qualified Purchaser who is either a QIB or (solely in the case of a Note issued as a Certificated Note) an IAI, with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Collateral Agent, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note, or beneficial interest therein held by such holder or beneficial owner.”

(b) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes:

(i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv) In addition to the obligations of the Note Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v) The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the Investment Company Act restrictions on the Global Notes. Without limiting the foregoing, the Lead Placement Agent will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7,” to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A under the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the Investment Company Act; and

(D) a statement on the “Disclaimer” page for the Global Notes that the Notes will not be and have not been registered under the Securities Act, as amended, that the Issuer has not been registered under the Investment Company Act, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an

Enforcement Event has occurred and is continuing and other than as provided in Section 11.1(a)(iv) on any Redemption Date in part but not in whole that is not also a Payment Date, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i) On each Payment Date other than the Stated Maturity, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, will be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer or the Co-Issuer, if any and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption, Clean-Up Call Redemption or Tax Redemption);

(B) (B) to the payment to the Collateral Manager of (i) any accrued and unpaid Collateral Management Fee due on such Payment Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any, and (ii) any Cumulative Deferred Management Fee, requested to be paid at the option of the Collateral Manager; provided that to the extent Interest Proceeds are needed to (x) satisfy any of the Coverage Tests on the current Payment Date or (y) pay interest due and payable on the Class A-1 Debt, the Class A-2 Notes or the Class B Notes on the current Payment Date, such Interest Proceeds shall not be used to pay such portion of the Cumulative Deferred Management Fee requested to be paid pursuant to this subclause (B);

(C) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-1a Notes, the Class A-1b Notes and the Class A-1 Loans, such payment to be made pari passu and pro rata based on accrued and unpaid amounts;

(D) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-2a Notes and the Class A-2b Notes, such payment to be made pari passu and pro rata based on accrued and unpaid amounts;

(E) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class B-1 Notes and the Class B-2 Notes, such payment to be made pari passu and pro rata based on accrued and unpaid amounts;

(F) if the Class A/B Overcollateralization Ratio Test or, with respect to the second Determination Date and each Determination Date thereafter, the Class A/B Interest Coverage Test, is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G) to the payment of (1) first, accrued and unpaid interest on the Class C Notes and (2) second, any unpaid Deferred Interest (and interest thereon) on the Class C Notes;

(H) if the Class C Overcollateralization Ratio Test or, with respect to the second Determination Date and each Determination Date thereafter, the Class C Interest Coverage Test, is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

(I) to the payment of (1) first, accrued and unpaid interest on the Class D Notes and (2) second, any unpaid Deferred Interest (and interest thereon) on the Class D Notes;

(J) if the Class D Overcollateralization Ratio Test or, with respect to the second Determination Date and each Determination Date thereafter, the Class D Interest Coverage Test, is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (J);

(K) (I) if such Payment Date occurs prior to the Effective Date, amounts available for distribution pursuant to this clause (K) shall be deposited in the Collection Account for application as Interest Proceeds and (II) if, with respect to any Payment Date following the Effective Date, S&P has not yet confirmed its Initial Ratings of the Secured Debt rated by it and, in the case of S&P, no S&P Deemed Rating Confirmation, has occurred pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (K) shall be used for one or both of the following alternatives, as directed by the Collateral Manager: (i) for application in accordance with the Debt Payment Sequence on such Payment Date, or (ii) for application as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations, in each case in an amount sufficient to satisfy the S&P Rating Condition;

(L) to the payment of (1) first (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein, and (2) second any expenses related to a Re-Pricing;

(M) to the payment of any obligations of the Issuer or for deposit into the Expense Reserve Account in such amounts as determined by the Collateral Manager; and

(N) any remaining Interest Proceeds to the Holders of the Subordinated Notes.

(ii) On each Payment Date other than the Stated Maturity, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) will be applied in the following order of priority:

(A) to pay the amounts referred to in clauses (A) through (E) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B) to pay the amounts referred to in clause (F) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class A/B Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made pursuant to this clause (B);

(C) if the principal amounts of the Class A-1 Debt, the Class A-2 Notes and the Class B Notes have been paid in full, to pay the amounts referred to in clause (G) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(D) to pay the amounts referred to in clause (H) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class C Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (D);

(E) if the principal amounts of the Class A-1 Debt, the Class A-2 Notes, the Class B Notes and the Class C Notes have been paid in full, to pay the amounts referred to in clause (I) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(F) to pay the amounts referred to in clause (J) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class D Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (F);

(G) with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds pursuant to clause (K) of Section 11.1(a)(i) S&P has not yet confirmed its Initial Ratings of the Secured Debt rated by it and, in the case of S&P, no S&P Deemed Rating Confirmation, has occurred pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (G) shall be used for application in accordance with the Debt Payment Sequence on such Payment Date in an amount sufficient to satisfy the S&P Rating Condition;

(H) if such Payment Date is a Redemption Date, to make payments in accordance with the Debt Payment Sequence, to redeem each Class of Secured Debt being redeemed on such Redemption Date;

(I) if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption described in (a) clause (i) of the first sentence of Section 9.6, to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, or (b) clause (iii) of the first sentence of Section 9.6, to make payments in an amount necessary to reduce the outstanding Retention Deficiency to zero, in each such case in accordance with the Debt Payment Sequence;

(J) during the Reinvestment Period, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(K) after the Reinvestment Period, to make payments in accordance with the Debt Payment Sequence;

(L) after the Reinvestment Period, to pay the amounts referred to in clause (L) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(M) after the Reinvestment Period, to pay any Cumulative Deferred Management Fee to the extent not already paid;

(N) to the payment of any obligations of the Issuer or for deposit into the Expense Reserve Account in such amounts as determined by the Collateral Manager; and

(O) any remaining Principal Proceeds to the Holders of the Subordinated Notes.

Notwithstanding anything to the contrary in clause (A) of Section 11.1(a)(ii), if the Issuer is prohibited under subclause (ii) of clause (B) of Section 11.1(a)(i) from using Interest Proceeds on a Payment Date to pay a portion of the Cumulative Deferred Management Fee requested to be paid on such Payment Date pursuant to such subclause (ii), the Issuer may not use Principal Proceeds to pay such portion of the Cumulative Deferred Management Fee.

On the Stated Maturity of the Debt, the Collateral Agent shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Debt, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes (such payments to be made in accordance with the priority set forth in Section 11.1(a)(iii)).

(iii) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on the Stated Maturity of the Debt, on a Redemption Date occurring with respect to a Failed Optional Redemption, or if the maturity of the Debt has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (an “Enforcement Event”), pursuant to Section 5.7, distributions and proceeds in respect of the Assets will be applied at the date or dates fixed by the Collateral Agent in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer or the Co-Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that following the commencement of any sales of Collateral Obligations or other Assets in connection with an Enforcement Event, the Administrative Expense Cap shall be disregarded);

(B) to the payment of the Aggregate Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Management Fee, to the extent not already paid;

(C) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-1a Notes, the Class A-1b Notes and the Class A-1 Loans, such payment to be made pari passu and pro rata based on accrued and unpaid amounts;

(D) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class A-1a Notes, the Class A-1b Notes and the Class A-1 Loans, until the Class A-1a Notes, the Class A-1b Notes and the Class A-1 Loans have been paid in full;

(E) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-2a Notes and the Class A-2b Notes, such payment to be made pari passu and pro rata based on accrued and unpaid amounts;

(F) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class A-2a Notes and the Class A-2b Notes, until the Class A-2a Notes and the Class A-2b Notes have been paid in full;

(G) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class B-1 Notes and the Class B-2 Notes, such payment to be made pari passu and pro rata based on accrued and unpaid amounts;

(H) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class B-1 Notes and the Class B-2 Notes, until the Class B-1 Notes and the Class B-2 Notes have been paid in full;

(I) to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(J) to the payment of any Deferred Interest on the Class C Notes;

(K) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

(L) to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;

(M) to the payment of any Deferred Interest on the Class D Notes;

(N) to the payment of principal of the Class D Notes, until the Class D Notes have been paid in full;

(O) to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(P) any Cumulative Deferred Management Fee to the extent not already paid;

(Q) to the payment of any obligations of the Issuer or for deposit into the Expense Reserve Account in such amounts as determined by the Collateral Manager; and

(R) any remaining distributions and proceeds to the Holders of the Subordinated Notes.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(iv) On any Redemption Date (other than a Redemption Date that is also a Payment Date) in connection with a redemption by Refinancing in part but not in whole, Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions designated for such purpose will be distributed in the following order of priority:

(A) to pay the Redemption Price of each Class of Secured Debt being redeemed on such Redemption Date in accordance with the Debt Payment Priority;

(B) to pay any Administrative Expenses related to such redemption by Refinancing; and

(C) any remaining Refinancing Proceeds will be deposited in the Interest Collection Subaccount as Interest Proceeds.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c) In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Collateral Agent shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Collateral Agent no later than the Business Day prior to each Payment Date.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.4, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Collateral Agent to sell and the Collateral Agent shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (m) of this Section 12.1 (which certification shall be deemed to have been provided by the Collateral Manager upon delivery by the Collateral Manager of an Issuer Order or other written instruction of a Responsible Officer of the Collateral Manager to the Collateral Agent to sell any such Collateral Obligation or Equity Security) (subject in each case to any applicable requirement of disposition under Section 12.1(i); provided that, if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Collateral Agent to sell any Collateral Obligation or Equity Security pursuant to any of paragraphs (e) through (h) of this Section 12.1). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a) Credit Risk Obligations. The Collateral Manager may direct the Collateral Agent to sell any Credit Risk Obligation at any time without restriction.

(b) Credit Improved Obligations. The Collateral Manager may direct the Collateral Agent to sell any Credit Improved Obligation at any time without restriction.

(c) Defaulted Obligations. The Collateral Manager may, on behalf of the Issuer, direct the Collateral Agent to sell any Defaulted Obligation, or to consummate a Bankruptcy Exchange, at any time. With respect to each Defaulted Obligation that has remained a Defaulted Obligation for a continuous period of three years after becoming a Defaulted Obligation and has not been sold or terminated during such three year period, the Market Value and the Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d) Equity Securities. The Collateral Manager may, on behalf of the Issuer, direct the Collateral Agent to sell any Equity Security at any time and shall use its commercially reasonable efforts to effect the sale of any Margin Stock, regardless of price, within 45 days after receipt, unless such sale is prohibited by applicable law or contractual restriction, in which case such Margin Stock shall be sold as soon as such sale is permitted by applicable law or such contract.

(e) Optional Redemption. After a Majority of the Subordinated Notes has directed in writing in accordance with Section 9.4 an Optional Redemption of the Debt in accordance with Section 9.2, if necessary to effect such Optional Redemption, the Collateral Manager shall direct the Collateral Agent to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f) Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Collateral Agent to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g) Clean-Up Call Redemption. After a Majority of the Subordinated Notes has directed in writing in accordance Section 9.9 a Clean-Up Call Redemption of the Debt, if necessary to effect such Clean-Up Call Redemption, the Collateral Manager shall direct the Collateral Agent to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.9(b)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(h) Discretionary Sales. The Collateral Manager may, on behalf of the Issuer, direct the Collateral Agent to sell any Collateral Obligation at any time other than during a Restricted Trading Period if (i) (A) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(h) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be), it being understood that the foregoing limitation shall not apply to any optional or mandatory substitutions or repurchases effected by the Transferor pursuant to either Master Loan Sale Agreement and Section 12.3; and (B) if such Collateral Obligation is to be sold to the Collateral Manager, an Affiliate of the Collateral Manager or an Affiliate of the Issuer, the Collateral Manager obtains a valuation of such Collateral Obligation in accordance with Section 12.4(a), and such Person acquires such Collateral Obligation for a price not less than the value so determined; and (ii) either:

(A) solely during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, together with Eligible Investments constituting Principal Proceeds, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance of such Collateral Obligation within 30 days after such sale; or

(B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than or equal to the Reinvestment Target Par Balance.

(i) Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that no longer meets the criteria described in clause (vii) of the definition of “Collateral Obligation,” within 18 months after the failure of such Collateral Obligation to meet such criteria.

(j) Master Loan Sale Agreements. The Collateral Manager may direct the Collateral Agent to sell any Collateral Obligation at any time when the Issuer is obligated to do so under either Master Loan Sale Agreement.

(k) Material Covenant Default. The Collateral Manager may direct the Collateral Agent at any time without restriction to sell any Collateral Obligation that (i) has had a Material Covenant Default or (ii) becomes subject to a proposed Maturity Amendment; provided the Collateral Manager either would not be permitted to, or would not elect to, recommend that the Issuer, enter into such Maturity Amendment pursuant to the Collateral Manager Standard or any provision of this Indenture or the Collateral Management Agreement.

(l) Stated Maturity. The Collateral Manager may direct the Collateral Agent to sell any Collateral Obligation in order to repay any Class of Secured Debt at its Stated Maturity.

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Collateral Agent to invest Principal Proceeds, proceeds of additional Debt issued pursuant to Section 2.13 and 3.2, amounts on deposit in the Ramp-Up Account, Principal Financed Accrued Interest, and the Collateral Agent shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Collateral Agent to invest any amounts on behalf of the Issuer; provided that in accordance with Section 12.2(d), Cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a) Investment Criteria. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (ii), (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date (the “Investment Criteria”):

(i) such obligation is a Collateral Obligation;

(ii) each Coverage Test will be satisfied, or if not satisfied, will be maintained or improved;

(iii) (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance;

(iv) either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation, a Defaulted Obligation or a Restructured Asset, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; and

(v) the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period.

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a “Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Collateral Agent and the Collateral Administrator a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Collateral Agent and the Collateral Administrator (which certification shall be deemed to be provided upon delivery of such schedule) that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds expected to be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligation.

(b) Trading Plan Period. During the Reinvestment Period, for purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the ten Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (1) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (2) no Trading Plan Period may include a Determination Date, (3) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (4) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan. The Collateral Manager shall provide prior written notice to the Rating Agency, the Trustee, the Collateral Administrator, the Collateral Agent and the Trustee of (i) any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan and (ii) the occurrence of the event described in clause (4) above. The Collateral Manager will provide notice to the Collateral Agent, the Collateral Administrator and the Trustee promptly after a Trading Plan is executed, and the Collateral Agent will post such notice on the Collateral Agent’s website, and the Trustee will report the details of any such Trading Plan provided by the Collateral Manager as part of the Monthly Report pursuant to this Indenture.

(c) Certification by Collateral Manager. Not later than the Cut-Off Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Agent an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.4; provided that delivery of any trade ticket or Issuer Order will be deemed to be a certification of its compliance with Section 12.2 and Section 12.4 hereunder.

(d) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

(e) Bankruptcy Exchanges. The Collateral Manager may direct the Collateral Agent to enter into a Bankruptcy Exchange at any time.

Section 12.3 Optional Repurchase or Substitution of Collateral Obligations.

(a) Optional Substitutions.

(i) With respect to any Collateral Obligation as to which a Substitution Event has occurred, subject to the limitations set forth in this Section 12.3, the Transferor that sold such Collateral Obligation may (but shall not be obligated to) either (x) convey to the Depositor (and cause the Depositor to contemporaneously convey to the Issuer) one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Principal Collection Subaccount the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Depositor (and cause the Depositor to contemporaneously convey to the Issuer) one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(ii) Any substitution pursuant to this Section 12.3(a) shall be initiated by delivery of written notice substantially in the form of Exhibit F hereto (and subject to such changes as the Collateral Manager, the Trustee and the Collateral Agent may agree) (a “Notice of Substitution”) by the Transferor to the Trustee, the Collateral Agent, the Depositor, the Issuer, and the Collateral Manager that the Transferor intends to substitute a Collateral Obligation pursuant to this Section 12.3(a) and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice or (y) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (ii)(x) or (y), as applicable, being the “Substitution Period”).

(iii) Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (y) of Section 12.3(a)(i) which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be

Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto. To the extent any cash or other property received by the Issuer from the Depositor and by the Depositor from the Transferor in connection with a Substitution Event pursuant to this Section 12.3 exceeds the fair market value of the replaced Collateral Obligation (as determined by the Collateral Manager on behalf of the Issuer), such excess shall be deemed a capital contribution from the Transferor to the Depositor and from the Depositor to the Issuer.

(iv) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution).

(b) Repurchases. In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Transferor shall have the right, but not the obligation, to repurchase from the Depositor and cause the Depositor to repurchase from the Issuer and convey to the Transferor any such Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a repurchase, the Transferor shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (and shall provide prior written notice to the Collateral Agent (which may be given by e-mail) at least one Business Day prior to such repurchase, stating the amount of the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) and the date of such repurchase). The Issuer and, at the written direction of the Issuer, the Collateral Agent shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Transferor or by the Collateral Manager in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of this Indenture. To the extent any cash or other property received by the Issuer from the Depositor and by the Depositor from the Transferor in connection with such a repurchase exceeds the fair market value of the repurchased Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Depositor and from the Depositor to the Issuer.

(c) Repurchase and Substitution Limit. At all times, (i) the Aggregate Principal Balance of all Collateral Obligations that are Substitute Collateral Obligations plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Transferor pursuant to its right of optional repurchase or substitution and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 15% of the Net Purchased Loan Balance; provided that notwithstanding the foregoing, clause (ii) shall not include (A) the Principal Balance related to any Collateral Obligation that is repurchased by the Transferor in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Transferor certifies in writing to the Collateral Manager, the Trustee and the Collateral Agent that such purchase is, in the commercially reasonable business judgment of the Transferor, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Collateral Manager certifies in writing to the Trustee and the

Collateral Agent that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of this Indenture or the Collateral Management Agreement, (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by and at the option of the Issuer to the Transferor pursuant to Section 12.1(d) or Section 12.1(h) as determined as described in Section 12.1(h)(i), and (C) the Principal Balance related to any Ineligible Collateral Obligation that is repurchased or substituted by the Transferor in connection with a mandatory repurchase or substitution thereof pursuant to either Master Loan Sale Agreement. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit.”

(d) Third Party Beneficiaries. The Issuer, the Trustee and the Collateral Agent agree that the Transferor shall be a third party beneficiary of this Indenture solely for purposes of this Section 12.3, and shall be entitled to rely upon and enforce such provisions of this Section 12.3 to the same extent as if it were a party hereto.

(e) Notwithstanding anything herein to the contrary, the Collateral Agent (and, for the avoidance of doubt, the Trustee) shall have no duty or obligation to discover or make and attempt to discover, inquire about or investigate whether or not a Substitution Event has occurred or the reasons therefor, whether the Substitute Collateral Obligations Qualification Conditions have or have not been satisfied, whether or not the Repurchase and Substitution Limits have been exceeded, whether or not an occurrence of a breach of representation or warranty set forth in Section 4.02 of either Master Loan Sale Agreement has occurred, or whether any such breach materially and adversely affects the value of the Collateral Obligations or interests therein of the Holders or which materially and adversely affects the interests of the Holders in the related Collateral Obligations in the case of a representation and warranty relating to a particular Collateral Obligation. The Collateral Agent (and, for the avoidance of doubt, the Trustee) shall not have any obligation to enforce the repurchase or substitution obligations of the Transferor and shall not otherwise be responsible for overseeing compliance with this Section 12.3 or either Master Loan Sale Agreement.

Section 12.4 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 3 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that the Collateral Agent shall have no responsibility to oversee compliance with this Section 12.4(a) by the other parties.

(b) Any sale of a Collateral Obligation or an Equity Security to the Collateral Manager, an Affiliate of the Collateral Manager or an Affiliate of the Issuer shall be at fair market value (or as otherwise required in connection with the repurchase or substitution of a Collateral Obligation by the Transferor under the Master Loan Sale Agreement to which the Transferor is a party but in no event for less than fair market value) determined as follows: the Collateral Manager shall obtain either (x) bids for such Collateral Obligation or Equity Security from three unaffiliated loan market participants (or, if the Collateral Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Collateral Manager can obtain bids using efforts consistent with the Collateral Manager Standard), or (y) if the Collateral Manager is unable to obtain any bids for such Collateral Obligation or Equity Security from an unaffiliated loan market participant, the value determined as the bid side market value of such Collateral Obligation or Equity Security as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Collateral Agent (the value determined pursuant to the foregoing procedures, the “Applicable Qualified Valuation”) and such Person acquires such Collateral Obligation or Equity Security for a price equal to the value so determined (or, in connection with a repurchase or substitution by the Transferor pursuant to the Master Loan Sale Agreement to which the Transferor is a party at the price required therein but in no event less than fair market value); provided that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Transferor pursuant hereto at a price greater than the Applicable Qualified Valuation, but no greater than the Transfer Deposit Amount with respect to such Collateral Obligation (and to the extent the Transfer Deposit Amount in respect of such Collateral Obligation exceeds the fair market value thereof, such excess shall be deemed to be a capital contribution from the Transferor to the Issuer).

(c) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Collateral Agent pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Collateral Agent shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(g); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Collateral Agent of a trade ticket in respect thereof that is signed or sent by a Responsible Officer of the Collateral Manager.

(d) Notwithstanding anything contained in this Article XII or in Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation and the Transferor has the right to exercise any optional repurchase or substitution rights (1) with the consent of Holders evidencing at least (i) with respect to purchases, optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Secured Debt and (ii) with respect to purchases, optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Secured Debt and (2) of which the Rating Agency and the Collateral Agent have been notified.

(e) Notwithstanding anything contained in this Article XII or in Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation and the Transferor shall not exercise any optional repurchase or substitution rights, in each case, without the consent of a Majority of the Controlling Class.

(f) So long as any Secured Debt remains Outstanding, the Issuer will not purchase any Collateral Obligations that is not an EU/UK Retention Holder Originated Collateral Obligation unless the Acquisition Test is met.

Section 12.5 Acquisition of Restructured Assets. At any time during or after the Reinvestment Period, at the direction of the Collateral Manager, the Issuer may direct that Interest Proceeds, Principal Proceeds or amounts permitted to be used in accordance with the definition of Permitted Use be applied to the purchase or acquisition of Restructured Assets if the Collateral Manager reasonably expects that doing so will result in better overall recovery on the related Collateral Obligation, or that failing to do so, would likely preclude, or otherwise limit, the prospects of an overall better recovery on the related Collateral Obligation (in each case, in the Collateral Manager’s commercially reasonable judgment, which judgment shall not be called into question by subsequent events or any determinations made by the Collateral Manager for its other clients or investment vehicles managed by the Collateral Manager); provided that as determined by the Collateral Manager (i) Interest Proceeds may be applied to the acquisition of a Restructured Asset only if such payment would not result in an interest deferral on any Class of Notes on the next following Payment Date and (ii) Principal Proceeds may be applied to the acquisition of a Restructured Asset only if, after giving effect thereto, the Aggregate Principal Balance of all Collateral Obligations plus Eligible Investments constituting Principal Proceeds on deposit in the Principal Collection Subaccount or the Ramp-Up Account is at least equal to the Reinvestment Target Par Balance (for purposes of which determination, any Defaulted Obligation shall be deemed to have a Principal Balance equal to its S&P Collateral Value), in each case as determined by the Collateral Manager. Notwithstanding anything to the contrary herein, the acquisition of Restructured Assets will not be required to satisfy any of the Investment Criteria.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination. (a) Anything in this Indenture, the Credit Agreement or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments.

(b) The Holders of each Class of Debt and beneficial owners of each Class of Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against or cause the Issuer or the Co-Issuer to petition for bankruptcy until the payment in full of all Debt and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c) In the event that one or more Holders causes the filing of a petition in bankruptcy against the Issuer or the Co-Issuer prior to the expiration of the period set forth in clause (b) of this Section 13.1, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) have against the Issuer or the Co-Issuer

(including under all Debt of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer or the Co-Issuer) that does not seek to cause any such filing, with such subordination being effective until all Debt (and each claim of each other secured creditor) held by each holder of any Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code.

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders of Debt shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee and the Collateral Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person (on which the Trustee and the Collateral Agent shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager, the Issuer or of the Co-Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager, the Issuer or of the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee or the Collateral Agent at the request or direction of either of the Co-Issuers (or the Collateral Manager on its behalf), then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ right to make such request or direction, the Trustee or the Collateral Agent, as applicable, shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d) or Section 6.18(d).

The Bank (in any capacity under the Transaction Documents) shall be entitled to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or the Collateral Agent, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Collateral Agent and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee or the Collateral Agent reasonably deems sufficient.

(c) The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder shall bind the Holder (and any transferee thereof) of such and of all Debt issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Collateral Agent or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Debt.

(e) Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Collateral Agent’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate substantially in the form of Exhibit D hereto (a “Beneficial Ownership Certificate”) to the Trustee and the Collateral Agent which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Trustee and the Collateral Agent when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee or the Collateral Agent from requesting additional information and documentation with respect to any such beneficial owner; provided, further, that the Trustee and Collateral Agent shall be entitled to conclusively rely on the accuracy and currency of each beneficial ownership certificate and shall have no liability for relying thereon.

Section 14.3 Notices, etc. to the Trustee, the Collateral Agent, the Loan Agent, the Co-Issuers, the Collateral Manager, the Placement Agents, the Collateral Administrator, the Administrator, the Rating Agency and the Bank.

(a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i) the Trustee, the Collateral Agent or the Loan Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by email, or by facsimile to it at its Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, the Collateral Agent or the Loan Agent, as applicable, and executed by a

Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction instruction, order, notice, consent, waiver or other documents sent to the Bank (in any capacity hereunder) will be deemed effective only upon receipt thereof by the Bank;

(ii) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Issuer addressed to it at c/o 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands Attention: The Directors, email: fiduciary@walkersglobal.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii) the Co-Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 telephone no: 302-738-6680, email: dpuglisi@puglisiassoc.com or at any other address previously furnished in writing to the other parties hereto by the Co-Issuer;

(iv) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Collateral Manager addressed to it at c/o Silver Point Specialty Credit Fund Management LLC, Two Greenwich Plaza, First Floor, Greenwich, Connecticut 06830, Attention: Peter Oliver, email: Financing@silverpointcapital.com, or at any other address previously furnished in writing to the parties hereto;

(v) the Lead Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, addressed to GreensLedge Capital Markets LLC, 575 Lexington Avenue, 32nd Floor, New York, New York 10022, facsimile no.: 212-792-5270, Attn: CDO Group, or at any other address previously furnished in writing to the parties hereto by the Lead Placement Agent;

(vi) the Co-Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, addressed to Deutsche Bank Securities Inc. 60 Wall Street, New York, NY 10005 Attention: Global Markets, with a copy to Deutsche Bank Securities, Inc., 60 Wall Street, New York, NY 10005 Attention: DBSI Legal Department — Global Markets, or at any other address previously furnished in writing to the parties hereto by the Co-Placement Agent;

(vii) the Collateral Administrator shall be sufficient for every purpose hereunder (except as otherwise provided in Section 14.16 with respect to 17g-5 Information) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator at U.S. Bank National Association, 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust, Reference: Silver Point SCF CLO I, Ltd., Email: silverpointtrades@usbank.com, or at any other address previously furnished in writing to the parties hereto;

(viii) the Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Administrator addressed to it at Walkers Fiduciary Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands, email: fiduciary@walkersglobal.com; or at any other address previously furnished in writing to the parties hereto; and

(ix) the Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to the Rating Agency addressed to it at Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041 0003 Attention: Structured Credit – CDO Surveillance or by electronic copy to CDO_Surveillance@spglobal.com; provided that in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, S&P Credit Estimate Information must be submitted to creditestimates@spglobal.com; provided, further, that any request for confirmation that the S&P Rating Condition has been satisfied as of the Effective Date must be submitted to CDOEffectiveDatePortfolios@spglobal.com; provided, further, that any inquiries regarding the S&P CDO Monitor must be submitted to CDOMonitor@spglobal.com;

(b) If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee or the Collateral Agent and any other Person, the Trustee’s or the Collateral Agent’s receipt of such notice or document shall entitle the Trustee and the Collateral Agent to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer, the Trustee or the Collateral Agent may be provided by providing access to a website (including the Collateral Agent’s website) containing such information.

(d) Unless the parties hereto otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day; provided, further, that, if in any instance the intended recipient declines or opts out of the receipt acknowledgment, then such notice or communication shall be deemed to have been received on the Business Day sent or posted, if sent or posted during normal business hours on such Business Day, or if otherwise, at the opening of business on the next Business Day.

Section 14.4 Notices to Holders; Waiver. (a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event:

(i) such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears on the Note Register or the Loan Register, as applicable, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(ii) such notice shall be in the English language.

Where this Indenture provides for notice to Holders of Subordinated Notes, such notice shall be sufficiently given if in writing and mailed, first class postage prepaid, or by overnight delivery service to Issuer, or by electronic mail transmission, at the Issuer’s address pursuant to Section 14.3 hereof. The Issuer shall forward all notices received pursuant to the preceding sentence to the Holders of Subordinated Notes. Any notice required to be provided to the Class A-1 Lenders may be provided to the Loan Agent on their behalf.

(b) Notwithstanding paragraph (i) of this Section 14.4(a), a Holder may give the Trustee or the Collateral Agent a written notice in a form reasonably acceptable to the Trustee or the Collateral Agent that it is requesting that notices to it be given by electronic mail and stating the electronic mail address for such transmission. Thereafter, the Trustee and/or the Collateral Agent shall give notices to such Holder by electronic mail, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with Section 14.4(a). Notices for Holders may also be given by posting the notice to and providing notice of, and giving access to, the Collateral Agent’s website.

(c) Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders of Debt any written information reasonably available to the Trustee without undue burden or expense or written notice received by the Trustee relating to this Indenture requested to be so delivered by at least 25% (by Aggregate Outstanding Amount) of the Holders of any Class of Debt, at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee or the Collateral Agent may have hereunder or (iii) applicable law, and shall not be liable for declining to send any notice in accordance with this sentence. The Trustee and the Collateral Agent may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status. The Trustee and the Collateral Agent shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

(d) Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Collateral Agent shall constitute a sufficient notification to such Holders for every purpose hereunder.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Collateral Agent but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements herein by the Co-Issuers shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of this Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders and (to the extent provided herein) the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Reserved.

Section 14.10 Governing Law. This Indenture and the Debt shall be construed in accordance with, and this Indenture and the Debt and any matters arising out of or relating in any way whatsoever to this Indenture or the Debt (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York without reference to its conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE CO-ISSUER, THE HOLDERS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, UNDER OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, ..jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee or the Collateral Agent) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Electronic delivery of an executed counterpart will be effective as delivery of a manually executed counterpart of this Indenture. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed and executed by such Authorized Officer on behalf of the applicable Person. Neither the Trustee nor the Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Trustee, the Collateral Agent, the Loan Agent, the Collateral Administrator and each Holder and beneficial owner of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt or any other security of the Co-Issuers in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Debt or security or any part thereof; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (vii) the Rating Agency or any NRSRO (subject to Section 14.17); (viii) any other Person with the consent of the Issuer and the Collateral Manager; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Trustee’s, the Collateral Agent’s the Loan Agent’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other Transaction Document related thereto; provided that delivery to the Holders by the Trustee, the Collateral Agent, the Loan Agent or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15.

Each Holder or beneficial owner of Debt will, by its acceptance of its Debt, be deemed to have agreed, except as set forth in clauses (v), (vi) and (ix) of this Section 14.15, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner such Holder or beneficial owner will, by its acceptance of its Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of Debt, by its acceptance of Debt will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(f)).

(b) For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Trustee, the Collateral Agent, the Collateral Administrator or any Holder of Debt by or on behalf of the Co-Issuers, the Transferor, the Depositor or the Collateral Manager or any of their respective affiliates in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture and the other Transaction Documents (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Agent, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Agent, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Agent, the Collateral Administrator or any Holder other than (x) through disclosure by the Co-Issuers, the Transferor, the Depositor or the Collateral Manager or (y) to the knowledge of the Trustee, the Collateral Agent, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty or a contractual duty to the Co-Issuers, the Transferor, the Depositor or the Collateral Manager; or (iv) is allowed to be treated as non-confidential with the prior written consent of the Issuer or the Collateral Manager on behalf of the Issuer; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports or the disclosure of which would be prohibited by applicable law or the Underlying Documents relating to such Obligor’s Collateral Obligation.

(c) Notwithstanding the foregoing, the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or Governmental Authority and the Trustee, the Collateral Agent, the Loan Agent and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16 Liability of Co-Issuers. Notwithstanding any other terms of this Indenture, the Debt or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other of the Co-Issuers under this Indenture, the Debt, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers shall be entitled to take any action to enforce, or bring any action or Proceeding, in respect of this Indenture, the Debt, any such agreement or otherwise against the other of the Co-Issuers. In particular, neither of the Co-Issuers shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or shall have any claim in respect to any assets of the other of the Co-Issuers.

Section 14.17 17g-5 Information. (a) The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agency, all information that the Co-Issuers or other parties on their behalf, including the Trustee and the Collateral Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt (the “17g-5 Information”); provided that, no party other than the Co-Issuers (or the Information Agent on its behalf), the Trustee or the Collateral Manager may provide information to the Rating Agency on the Co-Issuers’ behalf without the prior written consent of the Collateral Manager. At all times while any Debt is rated by the Rating Agency or any other NRSRO, the Co-Issuers shall engage a third- party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to post 17g-5 Information it receives from the Issuer, the Trustee or the Collateral Manager to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(b) To the extent that any of the Co-Issuers, the Collateral Manager, the Collateral Administrator, the Collateral Agent or the Trustee is required to provide any information to, or communicate with, the Rating Agency in writing in accordance with its obligations under this Indenture or the Collateral Management Agreement or the Collateral Administration Agreement (as applicable), the Issuer, the Collateral Manager, the Collateral Administrator, the Collateral Agent or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at silverpointscfclrgpz@17g5.com with the subject line specifically referencing “17g-5 Information” and “Silver Point SCF CLO I, Ltd.,” which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A(f) of the Collateral Administration Agreement.

(c) To the extent any of the Issuer, the Trustee, the Collateral Agent or the Collateral Manager are engaged in oral communications with the Rating Agency, for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent by e-mail at silverpointscfcloi17g5@usbank.com with the subject line specifically referencing “17g-5 Information” and “Silver Point SCF CLO I” which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A(f) of the Collateral Administration Agreement.

(d) All information to be made available to the Rating Agency pursuant to Section 14.3(a) shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Trustee, the Collateral Agent, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to the Issuer, the Collateral Manager, the Rating Agency, and to any NRSRO upon receipt by the Issuer of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(e) Notwithstanding the requirements herein, none of the Trustee, the Collateral Administrator, the Information Agent and the Collateral Agent shall have any obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt, with the Rating Agency or any of their respective officers, directors or employees.

(f) None of the Trustee, the Collateral Administrator, the Information Agent and the Collateral Agent shall not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee, the Collateral Agent, the Information Agent or the Collateral Administrator be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other law or regulation.

(g) None of the Trustee, the Collateral Administrator, the Information Agent and the Collateral Agent shall be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, the NRSROs, any of their agents or any other party. None of the Trustee, the Collateral Administrator, the Information Agent and the Collateral Agent shall be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(h) Notwithstanding anything herein to the contrary, the maintenance by the Collateral Agent of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.16 shall not constitute a Default or Event of Default.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Collateral Agent shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Collateral Agent, including following any resignation or removal of the Collateral Manager.

(c) Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Collateral Agent as representative of the Noteholders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Collateral Agent.

(iii) The Collateral Manager shall deliver to the Collateral Agent copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv) Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without satisfaction of the S&P Rating Condition and obtaining the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes (voting separately by Class); provided that no such S&P Rating Condition or consent will be required in connection with any amendment thereto the sole purpose of which is to (i) correct inconsistencies, typographical or other errors, defects or ambiguities or (ii) conform the Collateral Management Agreement to the final Offering Circular, the Collateral Administration Agreement or this Indenture.

(v) Except as otherwise set forth herein and therein (including pursuant to Section 8 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture, the repayment in full of the Class A-1 Loans incurred pursuant to the Credit Agreement and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period then in effect plus one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action (including filing proofs of claim) prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g) The Co-Issuers and the Collateral Agent agree that the Collateral Manager shall be a third party beneficiary of this Indenture for purposes of this Article XV, and shall be entitled to rely upon and enforce such provisions of this Article XV to the same extent as if it were a party hereto.

(h) Upon a Trust Officer of the Collateral Agent receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Collateral Agent shall, not later than two Business Days thereafter, forward such notice to the Holders (as their names appear in the Note Register or the Loan Register, as applicable).

[Remainder of Page Intentionally Blank - Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

EXECUTED as a DEED by:

SILVER POINT SCF CLO I, LTD.,
as Issuer

By:	/s/ Karey Schreck
Name: Karey Schreck
Title: Director

Indenture and Security Agreement

SILVER POINT SCF CLO I, LLC,
as Co-Issuer

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Manager

Indenture and Security Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

Indenture and Security Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

Indenture and Security Agreement

EXHIBIT A-1

FORM OF GLOBAL NOTE

[RULE 144A] [REGULATION S] GLOBAL NOTE

REPRESENTING

CLASS [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] [SENIOR] SECURED [DEFERRABLE]

[FLOATING] [FIXED] RATE NOTES DUE 2032

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A UNDER THE SECURITIES ACT OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A UNDER THE SECURITIES ACT THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) TO A NON-“U.S. PERSON” (AS DEFINED IN REGULATION S) IN RELIANCE ON THE EXEMPTION PROVIDED IN REGULATION S, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS A U.S. PERSON AND IS NOT BOTH (1) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A QUALIFIED INSTITUTIONAL BUYER OR, SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN IAI, TO, IN EITHER CASE, SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

A-1-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND 29 C.F.R. SECTION 2510.3-101 (TOGETHER, THE “PLAN ASSET REGULATION”), AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-1-2

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE CO-ISSUERS AND COLLATERAL MANAGER ARE RELYING ON THE FOREGOING AS A MATERIAL INDUCEMENT TO ENTER THIS TRANSACTION AND OTHERWISE WOULD NOT ENGAGE IN THIS TRANSACTION.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.]1

[1]	Insert into the Class C Notes and the Class D Notes.

A-1-3

SILVER POINT SCF CLO I, LTD.

SILVER POINT SCF CLO I, LLC

[RULE 144A] [REGULATION S] GLOBAL NOTE

REPRESENTING

CLASS [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] [SENIOR] SECURED [DEFERRABLE]

[FLOATING] [FIXED] RATE NOTES DUE 2032

[R] [S]-1

CUSIP No.: [_]	Up to U.S.$[_]

ISIN: [_]

Silver Point SCF CLO I, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and Silver Point SCF CLO I, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A on the Payment Date occurring in October 2032 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Co-Issuers under this Note and the Indenture are limited recourse obligations of the Co-Issuers payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Co-Issuers promise to pay interest, if any, on the fifteenth (15th) day of January, April, July and October of each year, commencing in January 2022 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to [the Benchmark (or such Benchmark Replacement that is selected to replace the Benchmark in accordance with the Indenture) plus [1.72%] [1.90%] [2.00%] [3.00%] [4.15%]]2 [[2.449%] [2.807%] [2.938%]3 per annum [(or the Re-Pricing Rate if this Note has been subject to a Re-Pricing)]4 on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. [Interest shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.]5 [Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that if redemption thereof occurs on a Business Day that would not otherwise be a Payment Date, interest shall be calculated on the basis of the actual number of days elapsed in

[2]	Insert into the Class A-1a Notes, the Class A-2a Notes, the Class B-1 Notes, the Class C Notes and the Class D Notes, respectively.
[3]	Insert into the Class A-1b Notes, Class A-2b Notes and the Class B-2 Notes, respectively.
[4]	Insert into each Class of Notes other than the Class A-1 Notes.
[5]	Insert into the Class A-1a Notes, the Class A-2a Notes, the Class B-1 Notes, the Class C Notes and the Class D Notes.

A-1-4

the applicable Interest Accrual Period divided by 360.]6 The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Interest will cease to accrue on each Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. Payment of principal of this Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] Note may only occur in accordance with the Priority of Payments. The principal of each Class [A-1a] [A -1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D]Note shall be payable no later than the Stated Maturity unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[Any interest on the Class [C] [D] Notes that is not paid when due by operation of the Priority of Payments will be deferred and will bear interest at the Interest Rate applicable to the Class [C] [D] Notes.]7

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] [Senior] Secured [Deferrable] [Floating] [Fixed] Rate Notes due 2032 (the “Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of September 9, 2021(the “Indenture”) among the Issuer, the Co-Issuer and U.S. Bank National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture) and as collateral agent. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

[This Note is subject to Re-Pricing as set forth in Section 9.7 of the Indenture. The Holders of Notes subject to Re-Pricing will be provided notice of the Re-Pricing and the opportunity to consent thereto. The Notes subject to Re-Pricing held by the Holders that do not consent to such Re-Pricing will be required to be sold by such Holders at the applicable Redemption Price to transferees designated by, or on behalf of, the Co-Issuers.]8

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

[6]	Insert into the Class A-1b Notes, the Class A-2b Notes and the Class B-2 Notes.
[7]	Applicable only to the Class C Notes and the Class D Notes.
[8]	Insert into each Class of Notes other than the Class A-1 Notes.

A-1-5

This Note is subject to mandatory redemption if any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, Optional Redemption, Tax Redemption, Clean-Up Call Redemption and Special Redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture. In connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption in whole or of any Class of Notes in connection with the Refinancing of such Class, holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

Transfers of this [Rule 144A] [Regulation S] Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

Interests in this [Rule 144A] [Regulation S] Global Note will be transferable in accordance with DTC’s rules and procedures in use at such time. Interests in this [Rule 144A] [Regulation S] Global Note may be exchanged for an interest in, or transferred to a transferee acquiring a Certificated Note or taking an interest in a [Rule 144A] [Regulation S] Global Note, subject to and in accordance with the restrictions set forth in the Indenture.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, Co-Issuer, including the Note Registrar and the Paying Agent, or the Trustee, may treat the Person in whose name this Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, Co-Issuer, the Trustee nor any agent of the Issuer, the Co-Issuer, including the Note Registrar and the Paying Agent, or the Trustee, shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Notes of this Class may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A] [Regulation S] Global Note, this [Rule 144A] [Regulation S] Global Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Notes of this Class will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

Title to Notes shall pass by registration in the Note Register kept by the Note Registrar, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Co-Issuers or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

A-1-6

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings or other similar Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Debt, or, if longer, any applicable preference period then in effect plus one day following such payment in full.

In the event that any term or provision contained in this Note shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

A-1-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

SILVER POINT SCF CLO I, LTD.

By:
Name:
Title:

SILVER POINT SCF CLO I, LLC

By:
Name:
Title:

A-1-8

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES REFERRED TO IN THE WITHIN-MENTIONED

INDENTURE.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Authorized Signatory

A-1-9

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this [Rule 144A] [Regulation S] Global Note have been made:

Date exchange/ redemption/ increase made	Original principal amount of this [Rule 144A] [Regulation S] Global Note			Part of principal amount of this [Rule 144A] [Regulation S] Global Note exchanged/redeem ed/ increased	Remaining principal amount of this [Rule 144A] [Regulation S] Global Note following such exchange/redemption / increase	Notation made by or on behalf of the Issuer
	$	[_	]

A-1-10

ASSIGNMENT FORM

For value received ___________________________________

does hereby sell, assign, and transfer to

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

____________________________________________

____________________________________________

____________________________________________

____________________________________________

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: __________________

Your Signature

(Sign exactly as your name appears in the security)

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

EXHIBIT A-2

FORM OF CERTIFICATED NOTE

CERTIFICATED NOTE

REPRESENTING

CLASS [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] [SENIOR] SECURED [DEFERRABLE]

[FLOATING] [FIXED] RATE NOTES DUE 2032

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A UNDER THE SECURITIES ACT OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A UNDER THE SECURITIES ACT THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) TO A NON-“U.S. PERSON” (AS DEFINED IN REGULATION S) IN RELIANCE ON THE EXEMPTION PROVIDED IN REGULATION S, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS A U.S. PERSON AND IS NOT BOTH (1) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI, TO, IN EITHER CASE, SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

A-2-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND 29 C.F.R. SECTION 2510.3-101 (TOGETHER, THE “PLAN ASSET REGULATION”), AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT

A-2-2

RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE CO-ISSUERS AND COLLATERAL MANAGER ARE RELYING ON THE FOREGOING AS A MATERIAL INDUCEMENT TO ENTER THIS TRANSACTION AND OTHERWISE WOULD NOT ENGAGE IN THIS TRANSACTION.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.]1

[1]	Insert into the Class C Notes and the Class D Notes.

A-2-3

SILVER POINT SCF CLO I, LTD.

SILVER POINT SCF CLO I, LLC

CERTIFICATED NOTE

representing

CLASS [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] [SENIOR] SECURED [DEFERRABLE]

[FLOATING] [FIXED] RATE NOTES DUE 2032

U.S.$[__]

C-[_]

CUSIP No.: [_]

Silver Point SCF CLO I, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and Silver Point SCF CLO I, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), for value received, hereby promises to pay to [__________] or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [__________] United States Dollars (U.S.$ [__________]) on the Payment Date in October 2032 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Co-Issuers under this Note and the Indenture are limited recourse obligations of the Co-Issuers payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Co-Issuers promise to pay interest, if any, on the fifteenth (15th) day of January, April, July and October of each year, commencing in January 2022 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to [the Benchmark (or such Benchmark Replacement that is selected to replace the Benchmark in accordance with the Indenture) plus [1.72%] [1.90%] [2.00%] [3.00%] [4.15%]]2 [[2.449%] [2.807%] [2.938%]3 per annum [(or the Re-Pricing Rate if this Note has been subject to a Re-Pricing)]4 on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. [Interest shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.]5 [Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that if redemption thereof occurs on a Business Day that would not otherwise be a Payment Date, interest shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.]6 The interest so payable on any Payment

[2]	Insert into the Class A-1a Notes, the Class A-2a Notes, the Class B-1 Notes, the Class C Notes and the Class D Notes, respectively.
[3]	Insert into the Class A-1b Notes, Class A-2b Notes and the Class B-2 Notes, respectively.
[4]	Insert into each Class of Notes other than the Class A-1 Notes.
[5]	Insert into the Class A-1a Notes, the Class A-2a Notes, the Class B-1 Notes, the Class C Notes and the Class D Notes.
[6]	Insert into the Class A-1b Notes, the Class A-2b Notes and the Class B-2 Notes.

A-2-4

Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.Interest will cease to accrue on each Class [A-1a] [A-1a] [A-2a] [A-2b] [B-1] [B-2] [C] [D] Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. Payment of principal of this Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B -2] [C] [D] Note may only occur in accordance with the Priority of Payments. The principal of each Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] Note shall be payable no later than the Stated Maturity unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[Any interest on the Class [C] [D] Notes that is not paid when due by operation of the Priority of Payments will be deferred and will bear interest at the Interest Rate applicable to the Class [C] [D] Notes.]7

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A-1a] [A-1b] [A-2a] [A-2b] [B-1] [B-2] [C] [D] [Senior] Secured [Deferrable] [Floating] [Fixed] Rate Notes due 2032 (the “Class [A-1] [A-2] [A-2] [B-1] [B-2] [C] [D] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of September 9, 2021 (the “Indenture”) among the Issuer, the Co-Issuer and U.S. Bank National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture) and as collateral agent. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to mandatory redemption if any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, Optional Redemption, Tax Redemption, Clean-Up Call Redemption and Special Redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture. In connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption in whole or of any Class of Notes in connection with the Refinancing of such Class, holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

[7]	Applicable only to the Class C Notes and the Class D Notes.

A-2-5

[This Note is subject to Re-Pricing as set forth in Section 9.7 of the Indenture. The Holders of Notes subject to Re-Pricing will be provided notice of the Re-Pricing and the opportunity to consent thereto. The Notes subject to Re-Pricing held by the Holders that do not consent to such Re-Pricing will be required to be sold by such Holders at the applicable Redemption Price to transferees designated by, or on behalf of, the Co-Issuers.]8

This Note may be transferred to a transferee acquiring Certificated Notes, to a transferee taking an interest in a Rule 144A Global Note or to a transferee taking an interest in a Regulation S Global Note, subject to and in accordance with the restrictions set forth in the Indenture.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, Co-Issuer, including the Note Registrar and the Paying Agent, or the Trustee, may treat the Person in whose name this Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, Co-Issuer, the Trustee nor any agent of the Issuer, the Co-Issuer, including the Note Registrar and the Paying Agent, or the Trustee, shall be affected by notice to the contrary.

The Notes of this Class will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

If an Event of Default shall occur and be continuing, the Notes of this Class may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Title to Notes shall pass by registration in the Note Register kept by the Note Registrar, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Co-Issuers or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings or other similar Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, any applicable preference period then in effect plus one day following such payment in full.

In the event that any term or provision contained in this Note shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

[8]	Insert into all Notes other than the Class A-1 Notes.

A-2-6

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

A-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

SILVER POINT SCF CLO I, LTD.

By:
Name:
Title:

SILVER POINT SCF CLO I, LLC

By:
Name:
Title:

A-2-8

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES REFERRED TO IN THE WITHIN-MENTIONED

INDENTURE.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent

By
Authorized Signatory

A-2-9

ASSIGNMENT FORM

For value received _______________________________________

does hereby sell, assign, and transfer to

____________________________________

____________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: __________________

Your Signature

(Sign exactly as your name appears in the security)

Signature Guaranteed*:  _________________________

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

EXHIBIT A-3

FORM OF GLOBAL SUBORDINATED NOTE

RULE 144A GLOBAL NOTE

REPRESENTING

SUBORDINATED NOTES DUE 2032

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A UNDER THE SECURITIES ACT OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A UNDER THE SECURITIES ACT THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS A U.S. PERSON AND IS NOT BOTH (1) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A QUALIFIED INSTITUTIONAL BUYER OR, AN IAI, TO, IN EITHER CASE, SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

A-3-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN, IT IS NOT AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR. IF THE INVESTOR IN THIS NOTE IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”), (I) IT IS NOT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTES BY VIRTUE OF ITS INTEREST THEREIN AND THEREBY SUBJECT THE ISSUER OR THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO OTHER PLAN LAW AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-3-2

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE CO-ISSUERS AND COLLATERAL MANAGER ARE RELYING ON THE FOREGOING AS A MATERIAL INDUCEMENT TO ENTER THIS TRANSACTION AND OTHERWISE WOULD NOT ENGAGE IN THIS TRANSACTION.

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL AND INTEREST ON THE SECURED DEBT OF THE ISSUER AND THE PAYMENT OF CERTAIN OTHER AMOUNTS TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE GOVERNING SUCH NOTES.

A-3-3

SILVER POINT SCF CLO I, LTD.

RULE 144A GLOBAL NOTE

REPRESENTING

SUBORDINATED NOTES DUE 2032

R-1

CUSIP No.: [_]	Up to U.S.$[_]

ISIN: [_]

Silver Point SCF CLO I, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A on the Payment Date occurring in October 2032 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive. This Subordinated Note represents unsecured, subordinated obligations of the Issuer not entitled to security under the Indenture.

Payments of Interest Proceeds and Principal Proceeds to the Holder of this Subordinated Note are subordinated to payments in respect of other Classes of Debt as set forth in the Indenture and failure to pay such amounts will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2032 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of September 9, 2021 (the “Indenture”) among the Issuer, Silver Point SCF CLO I, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”, which term includes any successor trustee as permitted under the Indenture) and as collateral agent. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

A-3-4

This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.

Transfers of this Rule 144A Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

Interests in this Rule 144A Global Note will be transferable in accordance with DTC’s rules and procedures in use at such time. Interests in this Rule 144A Global Note may be exchanged for an interest in, or transferred to a transferee acquiring a Certificated Note, subject to and in accordance with the restrictions set forth in the Indenture.

The Issuer, the Trustee, and any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Trustee, may treat the Person in whose name this Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee nor any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Trustee, shall be affected by notice to the contrary.

The Notes of this Class will be issued in minimum denominations of $2,000,000 and integral multiples of $1 in excess thereof.

Title to Notes shall pass by registration in the Note Register kept by the Note Registrar, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings or other similar Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Debt, or, if longer, any applicable preference period then in effect plus one day following such payment in full.

In the event that any term or provision contained in this Note shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

A-3-5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

SILVER POINT SCF CLO I, LTD.

By:
Name:
Title:

A-3-6

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES REFERRED TO IN THE WITHIN-MENTIONED

INDENTURE.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Authorized Signatory

A-3-7

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this Rule 144A Global Note have been made:

Date exchange/ redemption/ increase made	Original principal amount of this Rule 144A Global Note			Part of principal amount of this Rule 144A Global Note exchanged/redeem ed/ increased	Remaining principal amount of this Rule 144A Global Note following such exchange/redemption / increase	Notation made by or on behalf of the Issuer
	$	[_	]

A-3-8

ASSIGNMENT FORM

For value received __________________________________________

does hereby sell, assign, and transfer to

__________________________________

__________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

________________________________________________

________________________________________________

________________________________________________

________________________________________________

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: __________________

Your Signature

(Sign exactly as your name appears in the security)

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-3-9

Exhibit A-4

FORM OF CERTIFICATED SUBORDINATED NOTE

CERTIFICATED SUBORDINATED NOTE

REPRESENTING

SUBORDINATED NOTES DUE 2032

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A UNDER THE SECURITIES ACT OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A UNDER THE SECURITIES ACT THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS A U.S. PERSON AND IS NOT BOTH (1) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI, TO, IN EITHER CASE, SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

A-4-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED TO REPRESENT AND WARRANT THAT FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN, IT IS NOT AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR. IF THE INVESTOR IN THIS NOTE IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”), (I) IT IS NOT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTES BY VIRTUE OF ITS INTEREST THEREIN AND THEREBY SUBJECT THE ISSUER OR THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO OTHER PLAN LAW AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION”

A-4-2

SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE CO-ISSUERS AND COLLATERAL MANAGER ARE RELYING ON THE FOREGOING AS A MATERIAL INDUCEMENT TO ENTER THIS TRANSACTION AND OTHERWISE WOULD NOT ENGAGE IN THIS TRANSACTION.

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL AND INTEREST ON THE SECURED DEBT OF THE ISSUER AND THE PAYMENT OF CERTAIN OTHER AMOUNTS TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE GOVERNING SUCH NOTES.

A-4-3

SILVER POINT SCF CLO I, LTD.

CERTIFICATED SUBORDINATED NOTE

representing

SUBORDINATED NOTES DUE 2032

U.S.$[__]

C-[_]

CUSIP No.: [_]

Silver Point SCF CLO I, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [_] or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [_] United States Dollars (U.S.$ [_]) on the Payment Date in October 2032 (the “Stated Maturity”) except as provided below and in the Indenture.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive. This Subordinated Note represents unsecured, subordinated obligations of the Issuer is not entitled to security under the Indenture.

Payments of Interest Proceeds and Principal Proceeds to the Holder of this Subordinated Note are subordinated to payments in respect of other Classes of Debt as set forth in the Indenture and failure to pay such amounts will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2032 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of September 9, 2021 (the “Indenture”) among the Issuer, Silver Point SCF CLO I, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”, which term includes any successor trustee as permitted under the Indenture) and as collateral agent. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

A-4-4

This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.

This Note may only be transferred to a transferee acquiring Certificated Subordinated Notes, subject to and in accordance with the restrictions set forth in the Indenture.

The Issuer, the Trustee, and any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Trustee, may treat the Person in whose name this Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee nor any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Trustee, shall be affected by notice to the contrary.

The Notes of this Class will be issued in minimum denominations of $2,000,000 and integral multiples of $1 in excess thereof.

Title to Notes shall pass by registration in the Note Register kept by the Note Registrar, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings or other similar Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Debt, or, if longer, any applicable preference period then in effect plus one day following such payment in full.

In the event that any term or provision contained in this Note shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

A-4-5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

SILVER POINT SCF CLO I, LTD.

By:
Name:
Title:

A-4-6

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES REFERRED TO IN THE WITHIN-MENTIONED

INDENTURE.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Authorized Signatory

A-4-7

ASSIGNMENT FORM

For value received _______________________________________

does hereby sell, assign, and transfer to

__________________________________

__________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: __________________

Your Signature

(Sign exactly as your name appears in the security)

Signature Guaranteed*:  ___________________

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4-8

Schedule 1

SCHEDULE OF COLLATERAL OBLIGATIONS

[Schedule begins on next page]

S-1-1

SyCode	SyDesc	Transfer to CLO (Quantity)	Transfer Price (%)	Proceeds
ADS TACTICAL INC TL B	ADS TACTICAL INC TL B	7,406,250.00	100.00	7,406,250.00
AMPLER QSR TERM LOAN B	AMPLER QSR TERM LOAN B	5,000,000.00	98.02	4,900,863.79
ARYZTA 1ST LIEN TL	ARYZTA 1ST LIEN TL	5,797,101.45	99.75	5,782,608.70
ARYZTA 1ST LIEN TL	ARYZTA 1ST LIEN TL	2,202,898.55	99.75	2,197,391.30
ARYZTA 2ND LIEN TL	ARYZTA 2ND LIEN TL	1,612,903.23	100.00	1,612,903.23
ARYZTA 2ND LIEN TL	ARYZTA 2ND LIEN TL	387,096.77	100.00	387,096.77
BARRACUDA DENTAL INCR TL	BARRACUDA DENTAL INCR TL 4.1.21	198,563.80	97.68	193,961.58
BARRACUDA DENTAL TL 10.26	BARRACUDA DENTAL TL (NDX) 10.26	9,801,436.20	98.30	9,634,475.74
BAYMARK 1ST LIEN TL B	BAYMARK HEALTH 1ST LIEN TL B	4,000,000.00	99.00	3,960,000.00
BAYMARK 2ND LIEN TL	BAYMARK HEALTH 2ND LIEN TL	3,333,333.33	99.00	3,300,000.00
BEL USA ADD ON TL 12.20	BEL USA ADD ON TL 12.20	226,216.93	90.84	205,490.91
BEL USA TERM LOAN	BEL USA TERM LOAN	9,773,783.07	90.80	8,874,746.24
CIRCLE GRAPHICS CLOSING	CIRCLE GRAPHICS CLOSING DATE TL	10,000,000.00	100.00	10,000,000.00
DIRECTV 1ST LIEN TL	DIRECTV 1ST LIEN TL	1,277,887.96	100.13	1,279,485.32
DIRECTV 1ST LIEN TL	DIRECTV 1ST LIEN TL	8,722,112.04	100.13	8,733,014.68
DMT SOLUTIONS 1L TL B	DMT SOLUTIONS 1ST LIEN TL B	10,000,000.00	99.50	9,950,000.00
ENGINEERED CONTROLS TL	ENGINEERED CONTROLS INTL TL	12,000,000.00	98.65	11,838,383.21
FIRST BRANDS/TRICO 1L TL	FIRST BRANDS/TRICO 1L TL 3.21	7,000,000.00	100.81	7,056,910.00
FIRST BRANDS/TRICO 2L TL	FIRST BRANDS/TRICO 2L TL 3.21	3,000,000.00	100.75	3,022,500.00
FORM TECH 1L TL B 1ST OUT	FORM TECH 1L TL B 1ST OUT	3,564,714.67	100.12	3,569,170.56
FORM TECH 1L TL B LAST OU	FORM TECH 1L TL B LAST OUT	1,442,039.77	102.00	1,470,880.56
GIBSON BRANDS 1L TL B	GIBSON BRANDS 1ST LIEN TL B 6.21	4,880,642.11	99.25	4,844,037.30
GIBSON BRANDS 1L TL B	GIBSON BRANDS 1ST LIEN TL B 6.21	119,357.89	99.25	118,462.70
HELIGEAR ACQ CO 1L TL	HELIGEAR ACQUISITION CO 1L TL	12,000,000.00	99.33	11,919,489.77
ICONIX BRAND GROUP TL 8.4	ICONIX BRAND GROUP TL 8.4.21	8,510,638.30	95.57	8,133,328.21

SyCode	SyDesc	Transfer to CLO (Quantity)	Transfer Price (%)	Proceeds
ICONIX BRAND GROUP TL 8.4	ICONIX BRAND GROUP TL 8.4.21	1,489,361.70	95.57	1,423,332.44
KLEINFELDER GRP TL 10.20	KLEINFELDER GROUP TL (10.20)	4,962,500.00	99.18	4,921,694.44
LIGHTHOUSE AUTISM CTR TL	LIGHTHOUSE AUTISM CTR TL 7.23.21	6,000,000.00	98.03	5,881,701.11
LIGHTHOUSE AUTISM CTR TL	LIGHTHOUSE AUTISM CTR TL 7.23.21	4,000,000.00	98.03	3,921,134.07
LMG HOLDINGS TL 4.30.21	LMG HOLDINGS INITIAL TL 4.30.21	10,000,000.00	99.22	9,921,734.77
MAD ENGINE 1ST LIEN TL B	MAD ENGINE 1ST LIEN TL B	10,000,000.00	97.50	9,750,000.00
MASTERWORK ELECT TL	MASTERWORK ELECTRONICS TL	10,000,000.00	85.05	8,505,111.23
MATTRESS FIRM TL B 11.20	MATTRESS FIRM INC TL B 11.20	10,000,000.00	101.41	10,140,650.00
MCLAUT 7.5% 8/01/26	MCLAREN 7.5% 8/01/26	7,500,000.00	100.02	7,501,660.13
PAPERWORKS TL 12.20	PAPERWORKS INDUSTRIES TL 12.20	12,000,000.00	99.17	11,899,875.90
RGIS SERVICES 1L TL 6.20	RGIS SERVICES 1L TL (6.20)	3,452,305.50	102.00	3,521,351.61
SAVERS 1ST LIEN TERM LOAN	SAVERS 1ST LIEN TERM LOAN	7,500,000.00	100.92	7,568,775.00
SPEEDSTAR HOLDING TL 1.21	SPEEDSTAR HOLDING TL 1.21	12,000,000.00	98.17	11,779,838.78
STV GROUP TL	STV GROUP TL	4,788,333.40	99.50	4,764,391.74
SUTHERLAND GLOBAL TL	SUTHERLAND GLOBAL TL (10.20)	10,000,000.00	98.30	9,829,946.19
TELESTREAM HLDGS TL 10.20	TELESTREAM HOLDINGS TL 10.20	10,000,000.00	98.27	9,827,193.32
THRYV HOLDINGS INC TL B	THRYV HOLDINGS INC TL B	12,000,000.00	101.54	12,184,380.00
TORRID INC TL B	TORRID INC TL B	5,000,000.00	99.75	4,987,500.00
TOTAL SAFETY 1ST TL	TOTAL SAFETY 1ST TL	9,004,934.21	99.46	8,956,159.01
WAIR 8.5% 11/15/24	WOLVERINE 8.5% 11/15/24	6,317,000.00	90.50	5,716,884.99
WAIR 9% 11/15/26	WOLVERINE 9% 11/15/26	2,653,000.00	90.04	2,388,761.21
WELLDYNERX 1ST LIEN TL	WELLDYNERX 1ST LIEN TL	10,000,000.00	97.50	9,749,999.98
WIS INTERNATIONAL 1L TL	WIS INTERNATIONAL 1ST LIEN TL	10,000,000.00	98.00	9,800,000.00

Schedule 2

[RESERVED]

S-2-1

Schedule 3

S&P INDUSTRY CLASSIFICATIONS

Asset Type Code	Description
1020000	Energy Equipment and Services
1030000	Oil, Gas and Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers and Packaging
2050000	Metals and Mining
2060000	Paper and Forest Products
3020000	Aerospace and Defense
3030000	Building Products
3040000	Construction and Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies and Distributors
3110000	Commercial Services and Supplies
3210000	Air Freight and Logistics
3220000	Airlines
3230000	Marine
3240000	Road and Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel and Luxury Goods
4210000	Hotels, Restaurants and Leisure
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4420000	Internet and Direct Marketing Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food and Staples Retailing
5110000	Beverages

S-3-1

Asset Type Code	Description
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Healthcare Equipment and Supplies
6030000	Healthcare Providers and Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7020000	Thrifts and Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management and Development
7311000	Equity Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage and Peripherals
8130000	Electronic Equipment, Instruments and Components
8210000	Semiconductors and Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools and Services
9551729	Health Care Technology
9612010	Professional Services
1000-1099	Reserved

S-3-2

PROJECT FINANCE

Asset Type Code	Description
PF1	Project finance: Industrial equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: Public finance and real estate
PF7	Project finance: Telecommunications
PF8	Project finance: Transport
PF1000-	Reserved
PF1099

S-3-3

Schedule 4

MOODY’S RATING DEFINITIONS

MOODY’S DEFAULT PROBABILITY RATING

(a)	With respect to any Collateral Obligation (other than a DIP Collateral Obligation):

(i) if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating;

(ii) if not determined pursuant to clause (i) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(iii) if not determined pursuant to clause (i) or (ii) above, if the Obligor of such Collateral Obligation has one or more senior secured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation as selected by the Collateral Manager in its sole discretion notched down by one notch;

(iv) if not determined pursuant to clause (i), (ii), or (iii) above, the Moody’s Derived Rating; and

(v) if not determined pursuant to clause (i), (ii), (iii), or (iv) above, then “Caa3”; and

(b)	with respect to a DIP Collateral Obligation, the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s.

MOODY’S RATING

(i) With respect to a Collateral Obligation that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s, upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation;

(ii) with respect to a Collateral Obligation that is a Senior Secured Loan or Participation Interest in a Senior Secured Loan, if not determined pursuant to clause (i) above, if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating notched up by one notch;

(iii) with respect to a Collateral Obligation, if not determined pursuant to clause (i) or (ii) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Senior Secured Loan, the Moody’s rating that is two notches higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion;

S-4-1

(iv) with respect to a Collateral Obligation other than a Senior Secured Loan or Participation Interest in a Senior Secured Loan (if not determined pursuant to clauses (i), (ii) or

(iii) above) if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s Rating on any such obligation;

(v) with respect to a Collateral Obligation other than a Senior Secured Loan or Participation Interest in a Senior Secured Loan (if not determined pursuant to clause (i), (ii), (iii) or (iv) above), if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating notched down by one notch;

(vi) with respect to a Collateral Obligation other than a Senior Secured Loan or Participation Interest in a Senior Secured Loan (if not determined pursuant to clause (i), (ii), (iii),

(iv) or (v) above), if the Obligor of such Collateral Obligation has one or more subordinated obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation notched up by one notch as selected by the Collateral Manager in its sole discretion;

(vii) with respect to a Collateral Obligation, if not determined pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) above, the Moody’s Derived Rating; and

(viii) with respect to a Collateral Obligation, if not determined pursuant to clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above, then “Caa3.”

For purposes of the definitions of “Moody’s Default Probability Rating,” “Moody’s Derived Rating” and “Moody’s Rating,” any credit estimate assigned by Moody’s shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under this Indenture, if Moody’s fails to renew for any reason a credit estimate for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody’s option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer or the Collateral Manager on the Issuer’s behalf has submitted to Moody’s all information that the Issuer or the Collateral Manager believed in good faith was required to provide such renewal, (1) the Issuer for a period of 60 days will continue using the previous credit estimate assigned by Moody’s with respect to such Collateral Obligation until such time as Moody’s renews the credit estimate for such Collateral Obligation, (2) after 60 days until the earlier to occur of the 90th day or such time as Moody’s renews the credit estimate for such Collateral Obligation the Collateral Obligation will be treated as having been downgraded by one rating subcategory, (3) after 90 days until the earlier to occur of the 120th day or such time as Moody’s renews the credit estimate for such Collateral Obligation the Collateral Obligation will be deemed to have a Moody’s rating of “Caa1”, and (4) after 120 days but before Moody’s renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody’s rating of “Caa3.”

S-4-2

MOODY’S DERIVED RATING

With respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating or Moody’s Default Probability Rating shall be determined as set forth below.

(i) By using any one of the methods provided below:

(A) pursuant to the following table:

Obligation Category of Rated Obligation	Rating by S&P (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Sub-categories Relative to Moody’s Equivalent of Rating by S&P
Not Structured Finance Obligation	greater than or equal to BBB-	Not a Loan or Participation Interest in Loan	-1

Not Structured Finance Obligation	less than BB+	Not a Loan or Participation Interest in Loan	-2

Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(B) if such Collateral Obligation is not rated by S&P but another security or obligation of the Obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation will be determined by treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B) and adjusting the rating of the related Moody’s rated obligations of the related Obligor by the number of rating subcategories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

(ii) If such Collateral Obligation is not rated by Moody’s and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody’s, the rating will be the rating estimate determined by Moody’s and, if one has not been provided but Moody’s has been requested by the Issuer, the Collateral Manager or the issuer of such

S-4-3

Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation shall be (x) “B3” if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate will be at least “B3” and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (x) does not exceed 15% of the Collateral Principal Amount of all Collateral Obligations, (y) if not determined pursuant to clause (x), “Caa1” if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (y) does not exceed 15% of the Collateral Principal Amount of all Collateral Obligations, and (z) in either case, if such rating or rating estimate has not been received within fifteen months of the request to Moody’s, “Caa3.”

(iii) If not determined pursuant to clause (i) or (ii) above, then “Caa3.”

S-4-4

Schedule 5

S&P RECOVERY RATE TABLES

(a) (i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows (taking into account, for any Collateral Obligation with an S&P Recovery Rate of “1” through “6,” the recovery range indicated in the S&P published report therefor):

		Initial Liability Rating
S&P Recovery Rating of a Collateral Obligation	Recovery Range from S&P Published Reports*	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100%	75%	85%	88%	90%	92%	95%
1	95%	70%	80%	84%	87.5%	91%	95%
1	90%	65%	75%	80%	85%	90%	95%
2	85%	62.5%	72.5%	77.5%	83%	88%	92%
2	80%	60%	70%	75%	81%	86%	89%
2	75%	55%	65%	70.5%	77%	82.5%	84%
2	70%	50%	60%	66%	73%	79%	79%
3	65%	45%	55%	61%	68%	73%	74%
3	60%	40%	50%	56%	63%	67%	69%
3	55%	35%	45%	51%	58%	63%	64%
3	50%	30%	40%	46%	53%	59%	59%
4	45%	28.5%	37.5%	44%	49.5%	53.5%	54%
4	40%	27%	35%	42%	46%	48%	49%
4	35%	23.5%	30.5%	37.5%	42.5%	43.5%	44%
4	30%	20%	26%	33%	39%	39%	39%
5	25%	17.5%	23%	28.5%	32.5%	33.5%	34%
5	20%	15%	20%	24%	26%	28%	29%
5	15%	10%	15%	19.5%	22.5%	23.5%	24%
5	10%	5%	10%	15%	19%	19%	19%
6	5%	3.5%	7%	10.5%	13.5%	14%	14%
6	0%	2%	4%	6%	8%	9%	9%
				Recovery	Rate*

*	If a recovery range is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of ‘1’ through ‘6,’ the lowest range for the applicable recovery rating will be assumed.

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S-5-1

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
			Recovery rate

S-5-2

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
			Recovery rate

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued a Senior Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
			Recovery rate

S-5-3

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	-%	-%	-%	-%	-%	-%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
			Recovery rate

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for Obligors Domiciled in Group A, B or C*:

	Initial Liability Rating
Priority Category	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans), Senior Secured Bonds**
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First Lien Last-Out Loans, Unsecured Loans***
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
			Recovery rate

Group A:

Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.****

Group B:	Brazil, Czech Republic, Italy, Mexico, Poland, South Africa. ****

Group C:

Dubai International Finance Center, Greece, India, Indonesia, Kazakhstan, Romania, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam, countries that do not have a jurisdictional ranking assessment listed in “Jurisdiction Ranking Assessments Of National Insolvency Regimes Update: October 2019,” published October 21, 2019.****

*	The S&P Recovery Rate will be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.
**	For the avoidance of doubt, each Cov-Lite Loan that is a Senior Secured Loan will constitute a “Senior Secured Loans (Cov-Lite Loans)” for purposes of its S&P Recovery Rate.
***

Solely for the purpose of determining the S&P Recovery Rate for such obligation, the aggregate principal balance of all Unsecured Loans, First Lien Last-Out Loans, Second Lien Loans and Senior Secured Bonds that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Unsecured Loans, First Lien Last-Out Loans, Second Lien Loans and Senior Secured Bonds in the table above and the aggregate principal balance of all Unsecured Loans, First Lien Last-Out Loans, Second Lien Loans and Senior Secured Bonds in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for subordinated loans in the table above.

****

In each case, or such other countries identified as such by S&P in a press release, written criteria or other public announcement from time to time or as may be notified by S&P to the Investment Manager from time to time.

S-5-4

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan (including any Cov-Lite Loan) or a Senior Secured Bond secured solely or primarily by common stock or other equity interest, such Collateral Obligation shall be deemed to be an Unsecured Loan.

S-5-5

2.	S&P CDO Monitor

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
Weighted	35.00	40.00	45.00	50.00
Average S&P	35.10	40.10	45.10	50.10
Recovery Rate	35.20	40.20	45.20	50.20
	35.30	40.30	45.30	50.30
	35.40	40.40	45.40	50.40
	35.50	40.50	45.50	50.50
	35.60	40.60	45.60	50.60
	35.70	40.70	45.70	50.70
	35.80	40.80	45.80	50.80
	35.90	40.90	45.90	50.90
	36.00	41.00	46.00	51.00
	36.10	41.10	46.10	51.10
	36.20	41.20	46.20	51.20
	36.30	41.30	46.30	51.30
	36.40	41.40	46.40	51.40
	36.50	41.50	46.50	51.50
	36.60	41.60	46.60	51.60
	36.70	41.70	46.70	51.70
	36.80	41.80	46.80	51.80
	36.90	41.90	46.90	51.90
	37.00	42.00	47.00	52.00
	37.10	42.10	47.10	52.10
	37.20	42.20	47.20	52.20
	37.30	42.30	47.30	52.30
	37.40	42.40	47.40	52.40
	37.50	42.50	47.50	52.50
	37.60	42.60	47.60	52.60
	37.70	42.70	47.70	52.70
	37.80	42.80	47.80	52.80
	37.90	42.90	47.90	52.90
	38.00	43.00	48.00	53.00
	38.10	43.10	48.10	53.10
	38.20	43.20	48.20	53.20
	38.30	43.30	48.30	53.30
	38.40	43.40	48.40	53.40
	38.50	43.50	48.50	53.50
	38.60	43.60	48.60	53.60
	38.70	43.70	48.70	53.70
	38.80	43.80	48.80	53.80
	38.90	43.90	48.90	53.90
	39.00	44.00	49.00	54.00
	39.10	44.10	49.10	54.10
	39.20	44.20	49.20	54.20

S-5-6

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
	39.30	44.30	49.30	54.30
	39.40	44.40	49.40	54.40
	39.50	44.50	49.50	54.50
	39.60	44.60	49.60	54.60
	39.70	44.70	49.70	54.70
	39.80	44.80	49.80	54.80
	39.90	44.90	49.90	54.90
	40.00	45.00	50.00	55.00
	40.10	45.10	50.10	55.10
	40.20	45.20	50.20	55.20
	40.30	45.30	50.30	55.30
	40.40	45.40	50.40	55.40
	40.50	45.50	50.50	55.50
	40.60	45.60	50.60	55.60
	40.70	45.70	50.70	55.70
	40.80	45.80	50.80	55.80
	40.90	45.90	50.90	55.90
	41.00	46.00	51.00	56.00
	41.10	46.10	51.10	56.10
	41.20	46.20	51.20	56.20
	41.30	46.30	51.30	56.30
	41.40	46.40	51.40	56.40
	41.50	46.50	51.50	56.50
	41.60	46.60	51.60	56.60
	41.70	46.70	51.70	56.70
	41.80	46.80	51.80	56.80
	41.90	46.90	51.90	56.90
	42.00	47.00	52.00	57.00
	42.10	47.10	52.10	57.10
	42.20	47.20	52.20	57.20
	42.30	47.30	52.30	57.30
	42.40	47.40	52.40	57.40
	42.50	47.50	52.50	57.50
	42.60	47.60	52.60	57.60
	42.70	47.70	52.70	57.70
	42.80	47.80	52.80	57.80
	42.90	47.90	52.90	57.90
	43.00	48.00	53.00	58.00
	43.10	48.10	53.10	58.10
	43.20	48.20	53.20	58.20
	43.30	48.30	53.30	58.30
	43.40	48.40	53.40	58.40
	43.50	48.50	53.50	58.50
	43.60	48.60	53.60	58.60

S-5-7

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
	43.70	48.70	53.70	58.70
	43.80	48.80	53.80	58.80
	43.90	48.90	53.90	58.90
	44.00	49.00	54.00	59.00
	44.10	49.10	54.10	59.10
	44.20	49.20	54.20	59.20
	44.30	49.30	54.30	59.30
	44.40	49.40	54.40	59.40
	44.50	49.50	54.50	59.50
	44.60	49.60	54.60	59.60
	44.70	49.70	54.70	59.70
	44.80	49.80	54.80	59.80
	44.90	49.90	54.90	59.90
	45.00	50.00	55.00	60.00
	45.10	50.10	55.10	60.10
	45.20	50.20	55.20	60.20
	45.30	50.30	55.30	60.30
	45.40	50.40	55.40	60.40
	45.50	50.50	55.50	60.50
	45.60	50.60	55.60	60.60
	45.70	50.70	55.70	60.70
	45.80	50.80	55.80	60.80
	45.90	50.90	55.90	60.90
	46.00	51.00	56.00	61.00
	46.10	51.10	56.10	61.10
	46.20	51.20	56.20	61.20
	46.30	51.30	56.30	61.30
	46.40	51.40	56.40	61.40
	46.50	51.50	56.50	61.50
	46.60	51.60	56.60	61.60
	46.70	51.70	56.70	61.70
	46.80	51.80	56.80	61.80
	46.90	51.90	56.90	61.90
	47.00	52.00	57.00	62.00
	47.10	52.10	57.10	62.10
	47.20	52.20	57.20	62.20
	47.30	52.30	57.30	62.30
	47.40	52.40	57.40	62.40
	47.50	52.50	57.50	62.50
	47.60	52.60	57.60	62.60
	47.70	52.70	57.70	62.70
	47.80	52.80	57.80	62.80
	47.90	52.90	57.90	62.90
	48.00	53.00	58.00	63.00

S-5-8

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
	48.10	53.10	58.10	63.10
	48.20	53.20	58.20	63.20
	48.30	53.30	58.30	63.30
	48.40	53.40	58.40	63.40
	48.50	53.50	58.50	63.50
	48.60	53.60	58.60	63.60
	48.70	53.70	58.70	63.70
	48.80	53.80	58.80	63.80
	48.90	53.90	58.90	63.90
	49.00	54.00	59.00	64.00
	49.10	54.10	59.10	64.10
	49.20	54.20	59.20	64.20
	49.30	54.30	59.30	64.30
	49.40	54.40	59.40	64.40
	49.50	54.50	59.50	64.50
	49.60	54.60	59.60	64.60
	49.70	54.70	59.70	64.70
	49.80	54.80	59.80	64.80
	49.90	54.90	59.90	64.90
	50.00	55.00	60.00	65.00
		55.10	60.10	65.10
		55.20	60.20	65.20
		55.30	60.30	65.30
		55.40	60.40	65.40
		55.50	60.50	65.50
		55.60	60.60	65.60
		55.70	60.70	65.70
		55.80	60.80	65.80
		55.90	60.90	65.90
		56.00	61.00	66.00
		56.10	61.10	66.10
		56.20	61.20	66.20
		56.30	61.30	66.30
		56.40	61.40	66.40
		56.50	61.50	66.50
		56.60	61.60	66.60
		56.70	61.70	66.70
		56.80	61.80	66.80
		56.90	61.90	66.90
		57.00	62.00	67.00
		57.10	62.10	67.10
		57.20	62.20	67.20
		57.30	62.30	67.30
		57.40	62.40	67.40

S-5-9

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
		57.50	62.50	67.50
		57.60	62.60	67.60
		57.70	62.70	67.70
		57.80	62.80	67.80
		57.90	62.90	67.90
		58.00	63.00	68.00
		58.10	63.10	68.10
		58.20	63.20	68.20
		58.30	63.30	68.30
		58.40	63.40	68.40
		58.50	63.50	68.50
		58.60	63.60	68.60
		58.70	63.70	68.70
		58.80	63.80	68.80
		58.90	63.90	68.90
		59.00	64.00	69.00
		59.10	64.10	69.10
		59.20	64.20	69.20
		59.30	64.30	69.30
		59.40	64.40	69.40
		59.50	64.50	69.50
		59.60	64.60	69.60
		59.70	64.70	69.70
		59.80	64.80	69.80
		59.90	64.90	69.90
		60.00	65.00	70.00

For purposes of calculating compliance with the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

The applicable weighted average spread will be the spread between 4.00% and 8.00% (in increments of .01%) without exceeding the Weighted Average Floating Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

S-5-10

3.	S&P Default Rate

Maturity					S&P Rating
(years)	“AAA”	“AA+”	“AA”	“AA-”	“A+”	“A”	“A-”	“BBB+”	“BBB”	“BBB-”
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
1	0.00003249168014	0.00008324133473	0.00017658665685	0.00049442537636	0.00100435283385	0.00198335724928	0.00305284013092	0.00403669389141	0.00461619431140	0.00524293676951
2	0.00015699160323	0.00036996201042	0.00073622429264	0.00139938458667	0.00257399573659	0.00452472002175	0.00667328704185	0.00892888699405	0.01091718533602	0.01445988981952
3	0.00041483816094	0.00091325396687	0.00172278071294	0.00276840924859	0.00474538444138	0.00770505273372	0.01100045166236	0.01484174712870	0.01895695617364	0.02702053897092
4	0.00084783735367	0.00176280787635	0.00317752719845	0.00464897370222	0.00755268739144	0.01158808027690	0.01613532092160	0.02186031844418	0.02867799361424	0.04229668376188
5	0.00149745582951	0.00296441043902	0.00513748509964	0.00708173062555	0.01102407117753	0.01621845931443	0.02213969353901	0.03000396020915	0.03994693333519	0.05969442574039
6	0.00240402335808	0.00455938301677	0.00763414909529	0.01009969303017	0.01517930050335	0.02162162838004	0.02903924108898	0.03924150737171	0.05258484100533	0.07867653829083
7	0.00360598844688	0.00658408410672	0.01069265583311	0.01372767418503	0.02002861319041	0.02780489164645	0.03682872062425	0.04950544130466	0.06639096774184	0.09877441995809
8	0.00513925203265	0.00906952567554	0.01433135028927	0.01798206028262	0.02557255249779	0.03475933634592	0.04547803679069	0.06070419602795	0.08116014268566	0.11959163544802
9	0.00703659581067	0.01204112355275	0.01856168027847	0.02287090497830	0.03180245322497	0.04246223104848	0.05493831311597	0.07273225514177	0.09669462876962	0.14080159863536
10	0.00932721558018	0.01551858575581	0.02338835025976	0.02839429962031	0.03870134053607	0.05087961844696	0.06514747149521	0.08547803540196	0.11281151957447	0.16214168796922
11	0.01203636450979	0.01951593238045	0.02880967203295	0.03454495951708	0.04624506060805	0.05996888869754	0.07603506151831	0.09882975172219	0.12934675905433	0.18340556287277
12	0.01518510638111	0.02404163416342	0.03481805774334	0.04130896444852	0.05440351149008	0.06968118682835	0.08752624592744	0.11267955488484	0.14615674128289	0.20443491679272
13	0.01879017477837	0.02909885294571	0.04140060854110	0.04866659574161	0.06314188127197	0.07996356467179	0.09954495300396	0.12692626165773	0.16311827279155	0.22511145500583
14	0.02286393094556	0.03468576536752	0.04853975984763	0.05659321964303	0.07242183059306	0.09076083242049	0.11201626713245	0.14147698429601	0.18012750134259	0.24534954734253
15	0.02741441064319	0.04079595071314	0.05621395127849	0.06506017556120	0.08220257939344	0.10201709768991	0.12486815855274	0.15624793193058	0.19709825519910	0.26508976972438
16	0.03244544875941	0.04741882448743	0.06439829575802	0.07403563681456	0.09244187501892	0.11367700243875	0.13803266284923	0.17116461299395	0.21396010509223	0.28429339437018
17	0.03795686957738	0.05454010071015	0.07306522817054	0.08348542006155	0.10309683146543	0.12568668220692	0.15144661780260	0.18616162353298	0.23065635817821	0.30293779563441
18	0.04394473036551	0.06214226778788	0.08218511899319	0.09337372717552	0.11412463860794	0.13799447984096	0.16505205534227	0.20118216540699	0.24714211642608	0.32101268824753
19	0.05040160622073	0.07020506494637	0.09172684273858	0.10366380975952	0.12548314646638	0.15055144894628	0.17879633320753	0.21617740303414	0.26338247665982	0.33851709269878
20	0.05731690474411	0.07870594841153	0.10165829471868	0.11431855172602	0.13713133355595	0.16331168219788	0.19263207693491	0.23110573813940	0.27935091127019	0.35545691796023
21	0.06467720005315	0.08762053868981	0.11194685266377	0.12530096944489	0.14902967068053	0.17623249751025	0.20651698936614	0.24593205864939	0.29502784323211	0.37184305725693
22	0.07246657674287	0.09692304233146	0.12255978214336	0.13657463200185	0.16114039259518	0.18927451178181	0.22041357278348	0.26062699982603	0.31039941302623	0.38768990320407
23	0.08066697561510	0.10658664340514	0.13346458660563	0.14810400624971	0.17342769013874	0.20240162811085	0.23428879835930	0.27516624211807	0.32545642561659	0.40301420123877
24	0.08925853423660	0.11658386153875	0.14462930424521	0.15985473272686	0.18585783500387	0.21558095845599	0.24811374891951	0.28952986021038	0.34019346068715	0.41783417301371
25	0.09821991660962	0.12688687477491	0.15602275489727	0.17179383930879	0.19839924848505	0.22878269995493	0.26186325396763	0.30370173060440	0.35460812735415	0.43216885327770
26	0.10752862740247	0.13746780665156	0.16761474080616	0.18388989978303	0.21102252449299	0.24197997968242	0.27551553032431	0.31766900011297	0.36870044445001	0.44603759426533
27	0.11716130726647	0.14829897785967	0.17937620549285	0.19611314451375	0.22370041596552	0.25514867959937	0.28905183739534	0.33142161435353	0.38247232845686	0.45945970060372
28	0.12709400674022	0.15935312356895	0.19127935510379	0.20843553008938	0.23640779262780	0.26826725084491	0.30245615277997	0.34495190323981	0.39592717273876	0.47245416525357
29	0.13730243710320	0.17060357806895	0.20329774661513	0.22083077440588	0.24912157691632	0.28131652434167	0.31571487147424	0.35825421926124	0.40906950354635	0.48503948316705
30	0.14776219728465	0.18202442877234	0.21540634713369	0.23327436309552	0.26182066381869	0.29427952288898	0.32881653013776	0.37132462374109	0.42190470013462	0.49723352433811

Default Rate

Maturity					S&P Rating
(years)	“BB+”	“BB”	“BB-”	“B+”	“B”	“B-”	“CCC+”	“CCC”	“CCC-”
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
1	0.01051626951540	0.02109451063219	0.02600238218261	0.03221175349449	0.07848052027128	0.10882127346154	0.15688600485092	0.20494983870945	0.25301274610780
2	0.02499656454519	0.04644347602378	0.05872070298984	0.07597534275765	0.14781993688588	0.20010197918490	0.28039819269931	0.34622676009875	0.40104827389528
3	0.04296728984267	0.07475880167357	0.09536299437344	0.12379110105596	0.20934989256384	0.27616831728107	0.37429808873546	0.44486182623555	0.49823180926143
4	0.06375706489973	0.10488372919304	0.13369966912307	0.17163869422120	0.26396576049049	0.33956728434721	0.44585490662468	0.51602827454518	0.56644893859712
5	0.08664543568793	0.13586821436722	0.17214556293531	0.21748448101304	0.31246336178428	0.39272129824310	0.50135334884654	0.56922984826034	0.61661406997870
6	0.11095356236080	0.16697806761620	0.20966482949668	0.26041061250789	0.35559617193298	0.43770644618830	0.54540770782673	0.61035699119403	0.65491579211460
7	0.13609032486632	0.19767400297576	0.24563596164635	0.30011114045302	0.39406428304708	0.47619999931623	0.58122985959186	0.64312999141532	0.68512299997909
8	0.16156889823197	0.22757944125466	0.27972842394960	0.33660307587399	0.42849804714584	0.50951512801740	0.61102368657078	0.66995611089592	0.70963159373549
9	0.18700580837749	0.25644677999303	0.31180555451716	0.37006268488077	0.45945037340867	0.53866495002890	0.63630625959677	0.69243071475508	0.73001158997065
10	0.21211084035732	0.28412675027236	0.34185383793706	0.40073439438302	0.48739741129612	0.56442783804416	0.65813447581021	0.71163564980709	0.74731800853184
11	0.23667314094497	0.31054264263660	0.36993387616211	0.42888152616124	0.51274446097825	0.58740339226248	0.67725700377843	0.72832114376329	0.76227639665042
12	0.26054665876636	0.33566967587371	0.39614763984459	0.45476089725285	0.53583430552170	0.60805677528899	0.69421439889161	0.74301912258474	0.77539705473005
13	0.28363659558653	0.35951905665999	0.42061729215497	0.47861083876451	0.55695611742152	0.62675242871282	0.70940493338196	0.75611514630921	0.78704696564217
14	0.30588762208959	0.38212599668453	0.44347194216901	0.50064658739768	0.57635391124606	0.64377917518522	0.72312812694716	0.76789484926254	0.79749592477526

S-5-11

Maturity					S&P Rating
(years)	“BB+”	“BB”	“BB-”	“B+”	“B”	“B-”	“CCC+”	“CCC”	“CCC-”
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
15	0.32727407180692	0.40354090885716	0.46483968141201	0.52105958011379	0.59423406584219	0.65936872217181	0.73561381419564	0.77857439457102	0.80694660997118
16	0.34779203545341	0.42382307208110	0.48484305663441	0.54001868607450	0.61077176721927	0.67370926400653	0.74704179108008	0.78832075169049	0.81555448782805
17	0.36745314020415	0.44303616519638	0.50359672594052	0.55767228363735	0.62611639818625	0.68695550071172	0.75755527500643	0.79726540401237	0.82344119393145
18	0.38627975067186	0.46124518847755	0.52120646691784	0.57415059395658	0.64039598203907	0.69923605651349	0.76727026109433	0.80551375832039	0.83070366542031
19	0.40430132963573	0.47851439829326	0.53776899540229	0.58956796989869	0.65372081561665	0.71065901445795	0.77628212466144	0.81315170523112	0.83742047206234
20	0.42155172182601	0.49490597076921	0.55337224854383	0.60402499985314	0.66618642723567	0.72131608316220	0.78467035300329	0.82025026616334	0.84365627512204
21	0.43806715861018	0.51047918266808	0.56809591468229	0.61761037378072	0.67787598227180	0.73128576554444	0.79250198989996	0.82686893791883	0.84946501826992
22	0.45388481719360	0.52528995390171	0.58201207638061	0.63040250473015	0.68886224172514	0.74063579446157	0.79983418248194	0.83305813869936	0.85489224805959
23	0.46904180090904	0.53939063874386	0.59518588675300	0.64247092133036	0.69920916125231	0.74942502551257	0.80671609361297	0.83886102557309	0.85997682859142
24	0.48357443564838	0.55282998463208	0.60767623324921	0.65387745604166	0.70897320184886	0.75770492428590	0.81319035960797	0.84431486609666	0.86475222861870
25	0.49751780111272	0.56565320087529	0.61953636423910	0.66467725632041	0.71820440936178	0.76552074772016	0.81929421763250	0.84945208922783	0.86924750263494
26	0.51090543460914	0.57790209665155	0.63081446667744	0.67491964477911	0.72694730840340	0.77291249247078	0.82506038981922	0.85430110229233	0.87348804983309
27	0.52376916018026	0.58961526000669	0.64155419082782	0.68464885182201	0.73524164682987	0.77991566402222	0.83051778577124	0.85888693491442	0.87749620956371
28	0.53613900757325	0.60082825839927	0.65179512243902	0.69390464113840	0.74312301943161	0.78656190650205	0.83569206768834	0.86323175320733	0.88129173477942
29	0.54804319456997	0.61157384762435	0.66157320515020	0.70272284536398	0.75062339353433	0.79287952316911	0.84060611023618	0.86735527538576	0.88489217319288
30	0.55950815306984	0.62188218039284	0.67092111705074	0.71113582641990	0.75777155452562	0.79889391025997	0.84528037876516	0.87127511150820	0.88831317771650

Default Rate

S-5-12

4.	S&P Region Classifications

Region	Recovery group	Country name	Country code
1 - Americas: Mexico	B	Mexico	52
2 - Americas: Other Central and Caribbean	C	Cuba	53
2 - Americas: Other Central and Caribbean	C	Barbados	246
2 - Americas: Other Central and Caribbean	C	British Virgin Islands	284
2 - Americas: Other Central and Caribbean	C	Aruba	297
2 - Americas: Other Central and Caribbean	C	Bermuda	441
2 - Americas: Other Central and Caribbean	C	Grenada	473
2 - Americas: Other Central and Caribbean	C	Belize	501
2 - Americas: Other Central and Caribbean	C	Guatemala	502
2 - Americas: Other Central and Caribbean	C	El Salvador	503
2 - Americas: Other Central and Caribbean	C	Honduras	504
2 - Americas: Other Central and Caribbean	C	Nicaragua	505
2 - Americas: Other Central and Caribbean	C	Costa Rica	506
2 - Americas: Other Central and Caribbean	C	Panama	507
2 - Americas: Other Central and Caribbean	C	Haiti	509
2 - Americas: Other Central and Caribbean	C	Guadeloupe	590
2 - Americas: Other Central and Caribbean	C	Guyana	592
2 - Americas: Other Central and Caribbean	C	French Guiana	594
2 - Americas: Other Central and Caribbean	C	Martinique	596
2 - Americas: Other Central and Caribbean	C	Suriname	597
2 - Americas: Other Central and Caribbean	C	Curacao	599
2 - Americas: Other Central and Caribbean	C	Turks & Caicos	649
2 - Americas: Other Central and Caribbean	C	Montserrat	664
2 - Americas: Other Central and Caribbean	C	St. Lucia	758
2 - Americas: Other Central and Caribbean	C	Dominica	767
2 - Americas: Other Central and Caribbean	C	St. Vincent & Grenadines	784
2 - Americas: Other Central and Caribbean	C	Dominican Republic	809
2 - Americas: Other Central and Caribbean	C	Trinidad & Tobago	868
2 - Americas: Other Central and Caribbean	C	St. Kitts/Nevis	869
2 - Americas: Other Central and Caribbean	C	Jamaica	876
2 - Americas: Other Central and Caribbean	C	Bahamas	1242
2 - Americas: Other Central and Caribbean	C	Anguilla	1264
2 - Americas: Other Central and Caribbean	C	Antigua	1268
2 - Americas: Other Central and Caribbean	C	Cayman Islands	345
3 - Americas: Andean	C	Peru	51
3 - Americas: Andean	C	Colombia	57
3 - Americas: Andean	C	Venezuela	58
3 - Americas: Andean	C	Bolivia	591
3 - Americas: Andean	C	Ecuador	593
4 - Americas: Mercosur and Southern Cone	C	Argentina	54
4 - Americas: Mercosur and Southern Cone	B	Brazil	55
4 - Americas: Mercosur and Southern Cone	C	Chile	56
4 - Americas: Mercosur and Southern Cone	C	Paraguay	595
4 - Americas: Mercosur and Southern Cone	C	Uruguay	598
5 - Asia: India, Pakistan and Afghanistan	C	India	91
5 - Asia: India, Pakistan and Afghanistan	C	Pakistan	92

S-5-13

Region	Recovery group	Country name	Country code
5 - Asia: India, Pakistan, and Afghanistan	C	Afghanistan	93
6 - Asia: Other South	C	Sri Lanka	94
6 - Asia: Other South	C	Bangladesh	880
6 - Asia: Other South	C	Maldives	960
6 - Asia: Other South	C	Bhutan	975
6 - Asia: Other South	C	Nepal	977
7 - Asia: China, Hong Kong, Taiwan	C	China	86
7 - Asia: China, Hong Kong, Taiwan	A	Hong Kong	852
7 - Asia: China, Hong Kong, Taiwan	C	Taiwan	886
8 - Asia: Southeast, Korea and Japan	C	Malaysia	60
8 - Asia: Southeast, Korea and Japan	C	Indonesia	62
8 - Asia: Southeast, Korea and Japan	C	Philippines	63
8 - Asia: Southeast, Korea and Japan	A	Singapore	65
8 - Asia: Southeast, Korea and Japan	C	Thailand	66
8 - Asia: Southeast, Korea and Japan	A	Japan	81
8 - Asia: Southeast, Korea and Japan	C	South Korea	82
8 - Asia: Southeast, Korea and Japan	C	Myanmar	95
8 - Asia: Southeast, Korea and Japan	C	East Timor	670
8 - Asia: Southeast, Korea and Japan	C	North Korea	850
8 - Asia: Southeast, Korea and Japan	C	Laos	856
8 - Asia: Southeast, Korea, and Japan	C	Vietnam	84
8 - Asia: Southeast, Korea, and Japan	C	Brunei	673
8 - Asia: Southeast, Korea, and Japan	C	Cambodia	855
9 - Asia-Pacific: Islands	C	Nauru	674
9 - Asia-Pacific: Islands	C	Papua New Guinea	675
9 - Asia-Pacific: Islands	C	Tonga	676
9 - Asia-Pacific: Islands	C	Solomon Islands	677
9 - Asia-Pacific: Islands	C	Vanuatu	678
9 - Asia-Pacific: Islands	C	Fiji	679
9 - Asia-Pacific: Islands	C	Palau	680
9 - Asia-Pacific: Islands	C	Samoa	685
9 - Asia-Pacific: Islands	C	Kiribati	686
9 - Asia-Pacific: Islands	C	New Caledonia	687
9 - Asia-Pacific: Islands	C	Tuvalu	688
9 - Asia-Pacific: Islands	C	French Polynesia	689
9 - Asia-Pacific: Islands	C	Micronesia	691
10 - Middle East: Gulf States	C	Iran	98
10 - Middle East: Gulf States	C	Iraq	964
10 - Middle East: Gulf States	C	Kuwait	965
10 - Middle East: Gulf States	C	Saudi Arabia	966
10 - Middle East: Gulf States	C	Yemen	967
10 - Middle East: Gulf States	C	Oman	968
10 - Middle East: Gulf States	C	United Arab Emirates	971
10 - Middle East: Gulf States	C	Bahrain	973
10 - Middle East: Gulf States	C	Qatar	974
11 - Middle East: MENA	C	Egypt	20
11 - Middle East: MENA	C	Morocco	212
11 - Middle East: MENA	C	Algeria	213
11 - Middle East: MENA	C	Tunisia	216

S-5-14

Region	Recovery group	Country name	Country code
11 - Middle East: MENA	C	Libya	218
11 - Middle East: MENA	C	Lebanon	961
11 - Middle East: MENA	C	Jordan	962
11 - Middle East: MENA	C	Syrian	963
11 - Middle East: MENA	C	Palestinian Settlements	970
11 - Middle East: MENA	A	Israel	972
11 - Middle East: MENA	C	Western Sahara	1212
12 - Africa: Southern	B	South Africa	27
12 - Africa: Southern	C	Mauritius	230
12 - Africa: Southern	C	Ascension	247
12 - Africa: Southern	C	Seychelles	248
12 - Africa: Southern	C	Namibia	264
12 - Africa: Southern	C	Lesotho	266
12 - Africa: Southern	C	Botswana	267
12 - Africa: Southern	C	Swaziland	268
12 - Africa: Southern	C	St. Helena	290
13 - Africa: Sub-Saharan	C	Gambia	220
13 - Africa: Sub-Saharan	C	Senegal	221
13 - Africa: Sub-Saharan	C	Mauritania	222
13 - Africa: Sub-Saharan	C	Mali	223
13 - Africa: Sub-Saharan	C	Guinea	224
13 - Africa: Sub-Saharan	C	Cote d’Ivoire	225
13 - Africa: Sub-Saharan	C	Niger	227
13 - Africa: Sub-Saharan	C	Togo	228
13 - Africa: Sub-Saharan	C	Benin	229
13 - Africa: Sub-Saharan	C	Liberia	231
13 - Africa: Sub-Saharan	C	Sierra Leone	232
13 - Africa: Sub-Saharan	C	Ghana	233
13 - Africa: Sub-Saharan	C	Nigeria	234
13 - Africa: Sub-Saharan	C	Chad	235
13 - Africa: Sub-Saharan	C	Central African Republic	236
13 - Africa: Sub-Saharan	C	Cameroon	237
13 - Africa: Sub-Saharan	C	Cape Verde Islands	238
13 - Africa: Sub-Saharan	C	Sao Tome & Principe	239
13 - Africa: Sub-Saharan	C	Equatorial Guinea	240
13 - Africa: Sub-Saharan	C	Gabonese Republic	241
13 - Africa: Sub-Saharan	C	Congo-Brazzaville	242
13 - Africa: Sub-Saharan	C	Congo-Kinshasa	243
13 - Africa: Sub-Saharan	C	Angola	244
13 - Africa: Sub-Saharan	C	Guinea-Bissau	245
13 - Africa: Sub-Saharan	C	Rwanda	250
13 - Africa: Sub-Saharan	C	Tanzania/Zanzibar	255
13 - Africa: Sub-Saharan	C	Uganda	256
13 - Africa: Sub-Saharan	C	Burundi	257
13 - Africa: Sub-Saharan	C	Mozambique	258
13 - Africa: Sub-Saharan	C	Zambia	260
13 - Africa: Sub-Saharan	C	Madagascar	261
13 - Africa: Sub-Saharan	C	Zimbabwe	263
13 - Africa: Sub-Saharan	C	Malawi	265

S-5-15

Region	Recovery group	Country name	Country code
13 - Africa: Sub-Saharan	C	Comoros	269
14 - Europe: Russia & CIS	C	Russia	7
14 - Europe: Russia & CIS	C	Kazakhstan	8
14 - Europe: Russia & CIS	C	Moldova	373
14 - Europe: Russia & CIS	C	Armenia	374
14 - Europe: Russia & CIS	C	Belarus	375
14 - Europe: Russia & CIS	C	Ukraine	380
14 - Europe: Russia & CIS	C	Mongolia	976
14 - Europe: Russia & CIS	C	Tajikistan	992
14 - Europe: Russia & CIS	C	Turkmenistan	993
14 - Europe: Russia & CIS	C	Azerbaijan	994
14 - Europe: Russia & CIS	C	Georgia	995
14 - Europe: Russia & CIS	C	Kyrgyzstan	996
14 - Europe: Russia & CIS	C	Uzbekistan	998
15 - Europe: Central	C	Hungary	36
15 - Europe: Central	B	Poland	48
15 - Europe: Central	C	Lithuania	370
15 - Europe: Central	C	Latvia	371
15 - Europe: Central	C	Estonia	372
15 - Europe: Central	C	Czech Republic	420
15 - Europe: Central	C	Slovak Republic	421
16 - Europe: Eastern	C	Romania	40
16 - Europe: Eastern	C	Turkey	90
16 - Europe: Eastern	C	Albania	355
16 - Europe: Eastern	C	Bulgaria	359
16 - Europe: Eastern	C	Serbia	381
16 - Europe: Eastern	C	Montenegro	382
16 - Europe: Eastern	C	Kosovo	383
16 - Europe: Eastern	C	Croatia	385
16 - Europe: Eastern	C	Bosnia and Herzegovina	387
16 - Europe: Eastern	C	Macedonia	389
17 - Africa: Eastern	C	Sudan	249
17 - Africa: Eastern	C	Ethiopia	251
17 - Africa: Eastern	C	Somalia	252
17 - Africa: Eastern	C	Djibouti	253
17 - Africa: Eastern	C	Kenya	254
17 - Africa: Eastern	C	Eritrea	291
101 - Americas: U.S. and Canada	A	USA	1
101 - Americas: U.S. and Canada	A	Canada	2
102 - Europe: Western	C	Greece	30
102 - Europe: Western	A	Netherlands	31
102 - Europe: Western	A	Belgium	32
102 - Europe: Western	A	France	33
102 - Europe: Western	A	Spain	34
102 - Europe: Western	B	Italy	39
102 - Europe: Western	A	Switzerland	41
102 - Europe: Western	A	Austria	43
102 - Europe: Western	A	United Kingdom	44
102 - Europe: Western	A	Denmark	45

S-5-16

Region	Recovery group	Country name	Country code
102 - Europe: Western	A	Sweden	46
102 - Europe: Western	A	Norway	47
102 - Europe: Western	A	Germany	49
102 - Europe: Western	C	Isle of Man	101
102 - Europe: Western	C	Liechtenstein	102
102 - Europe: Western	A	Portugal	351
102 - Europe: Western	A	Luxembourg	352
102 - Europe: Western	A	Ireland	353
102 - Europe: Western	C	Iceland	354
102 - Europe: Western	C	Malta	356
102 - Europe: Western	C	Cyprus	357
102 - Europe: Western	A	Finland	358
102 - Europe: Western	C	Andorra	376
102 - Europe: Western	C	Monaco	377
102 - Europe: Western	C	Slovenia	386
105 - Asia-Pacific: Australia and New Zealand	A	Australia	61
105 - Asia-Pacific: Australia and New Zealand	C	New Zealand	64
105 - Asia-Pacific: Australia and New Zealand	C	Cook Islands	682
13 - Africa: Sub-Saharan	C	Burkina Faso	226

S-5-17

Schedule 6

S&P CDO MONITOR FORMULA DEFINITIONS

As used for purposes of the S&P CDO Monitor Test, the following terms have the meanings set forth below:

“S&P CDO Monitor Adjusted BDR”: The rate equal to:

BDR multiplied by (OP divided by NP) plus (NP minus OP) divided by (NP multiplied by (1 minus WARR)),

where

Term	Meaning
BDR	S&P CDO Monitor BDR

OP	Target Initial Par Amount

NP	the sum of the Collateral Principal Amount and the S&P Collateral Value of all Defaulted Obligations and any decrease in the Aggregate Outstanding Amount of the most senior Class then Outstanding during the Reinvestment Period

WARR	Weighted Average S&P Recovery Rate

“S&P CDO Monitor BDR”: As of any date of determination, the rate equal to the sum of (A) 0.213575, (B) the product of (x) 2.942961 and (y) the Weighted Average Floating Spread and (C) the product of (x) 1.138979 and (y) the Weighted Average S&P Recovery Rate.

“S&P CDO Monitor SDR”: The rate equal to:

0.247621 plus (SPWARF divided by 9162.65) minus (DRD divided by 16757.2) minus (ODM divided by 7677.8) minus (IDM divided by 2177.56) minus (RDM divided by 34.0948) plus (WAL divided by 27.3896),

where

Term	Meaning
SPWARF	S&P Weighted Average Rating Factor

DRD	Default Rate Dispersion

ODM	Obligor Diversity Measure

IDM	Industry Diversity Measure

RDM	Regional Diversity Measure

WAL	S&P Weighted Average Life

“Default Rate Dispersion”: As of any date of determination, the number equal to (a) the sum of the products calculated with respect to each Collateral Obligation with an S&P Rating of “CCC-” or higher by multiplying (i) the absolute value of (x) the S&P Rating Factor of such Collateral Obligation minus (y) the S&P Weighted Average Rating Factor and (ii) the Principal Balance at such time of such Collateral Obligation and (b) dividing such sum by the aggregate Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

S-6-1

“Highest Ranking Class”: The Outstanding Class of Secured Debt rated by S&P (other than the Class A-1 Debt) that ranks higher in right of payment than each other Class of Secured Debt rated by S&P in accordance with the Debt Payment Priority.

“Industry Diversity Measure”: As of any date of determination, the number equal to (A) the reciprocal of (B) the sum of the squares, determined with respect to each S&P Industry Classification, of (i) the Principal Balance of each Collateral Obligation with an S&P Rating of “CCC-” or higher, the Obligor of which is categorized in such S&P Industry Classification, divided by (ii) the aggregate Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“Obligor Diversity Measure”: As of any date of determination, the number equal to (A) the reciprocal of (B) the sum of the squares, determined with respect to each Obligor, of (i) the Principal Balance of each Collateral Obligation of such Obligor with an S&P Rating of “CCC-” or higher divided by (ii) the aggregate Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“Regional Diversity Measure”: As of any date of determination, the number equal to (A) the reciprocal of (B) the sum of the squares, determined with respect to each S&P Region Classification, of (i) the Principal Balance of each Collateral Obligation with an S&P Rating of “CCC-” or higher, the Obligor of which is categorized in such S&P Region Classification, divided by (ii) the aggregate Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“S&P Weighted Average Life”: As of any date of determination, the number equal to (A) the sum of the products, determined with respect to each Collateral Obligation with an S&P Rating of “CCC-” or higher, of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of such Collateral Obligation multiplied by (ii) the Principal Balance of such Collateral Obligation, divided by (B) the aggregate Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“S&P Weighted Average Rating Factor”: As of any date of determination, the number equal to (A) the sum of the products, determined with respect to each Collateral Obligation with an S&P Rating of “CCC-” or higher, of (i) the S&P Rating Factor of such Collateral Obligation multiplied by (ii) the Principal Balance of such Collateral Obligation divided by (B) the aggregate Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“S&P Rating Factor”: With respect to any Collateral Obligation, the S&P rating factor corresponding to the S&P Rating of such Collateral Obligation in the following table:

S&P Rating	S&P rating factor
AAA	13.51

S-6-2

S&P Rating	S&P rating factor
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1,233.63
BB-	1,565.44
B+	1,982.00
B	2,859.50
B-	3,610.11
CCC+	4,641.40
CCC	5,293.00
CCC-	5,751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

S-6-3